As filed with the Securities and Exchange Commission on June 12, 2015

File No. 000-55426

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective Amendment No. 2

to

 FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

 Audax Credit BDC Inc.

(Exact name of registrant as specified in charter)

Delaware	47-3039124
(State or other jurisdiction of incorporation or registration)	(I.R.S. Employer Identification No.)

101 Huntington Avenue, Boston, Massachusetts	02199
(Address of principal executive offices)	(Zip Code)

(617) 859-1500

(Registrant’s telephone number, including area code)

with copies to:
Kevin Magid Michael McGonigle Audax Management Company (NY), LLC 101 Huntington Avenue Boston, MA 02199 (617) 859-1500	Thomas Friedmann William Bielefeld Dechert LLP 1900 K Street, NW Washington, DC 20006 (202) 261-3300

Securities to be registered pursuant to Section 12(b) of the Act:

None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $.001 per share
(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☑ (do not check if a smaller reporting company)	Smaller reporting company	☐

Explanatory Note

Audax Credit BDC Inc. is filing this registration statement on Form 10 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on a voluntary basis in order to permit it to file an election to be regulated as a business development company (a “BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”), and to provide current public information to the investment community and comply with applicable requirements for the possible future quotation or listing of its securities on a national securities exchange or other public trading market.

In this Registration Statement, except where the context suggests otherwise, the terms “we,” “us,” “our,” and the “Company” refer to Audax Credit BDC Inc. We refer to Audax Management Company (NY), LLC, our investment adviser, as our “Adviser,” and Audax Management Company, LLC, our administrator, as our “Administrator.” The term “stockholders” refers to holders of our common stock, $.001 par value per share (the “Common Stock”). The term “Shares” refers to the shares of Common Stock.

Once this Registration Statement has been deemed effective, we will be subject to the requirements of Section 13(a) of the Exchange Act, including the rules and regulations promulgated under the Exchange Act, which will require us, among other things, to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. We will also be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

Shortly after the effectiveness of this Registration Statement, we intend to file an election to be regulated as a BDC under the 1940 Act. Upon filing of such election, we will become subject to the 1940 Act requirements applicable to BDCs.

Forward-Looking Statements

This Registration Statement contains forward-looking statements that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about our company, our current and prospective portfolio investments, our industry, our beliefs and our assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including:

•	our future operating results;
•	our business prospects and the prospects of our portfolio companies;
•	changes in the general economy;
•	risk associated with possible disruptions in our operations or the economy generally;
•	the effect of investments that we expect to make;
•	our contractual arrangements and relationships with third parties;
•	actual and potential conflicts of interest with our Adviser and its affiliates;
•	the dependence of our future success on the general economy and its effect on the industries in which we invest;
•	the ability of our portfolio companies to achieve their objectives;
•	the use of borrowed money to finance a portion of our investments;
•	the adequacy of our financing sources and working capital;
•	the timing of cash flows, if any, from the operations of our portfolio companies;
•	the ability of our Adviser to locate suitable investments for us and to monitor and administer our investments;
•	the ability of our Adviser and its affiliates to attract and retain highly talented professionals;
•	our ability to qualify and maintain our qualification as a BDC and as a regulated investment company (“RIC”); and
•	the risks, uncertainties and other factors we identify under “Item 1A. Risk Factors” and elsewhere in this Registration Statement.

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Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this Registration Statement should not be regarded as a representation by us that our plans and objectives will be achieved. These risks and uncertainties include those described or identified in the section entitled “Item 1A. Risk Factors” and elsewhere in this Registration Statement. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this Registration Statement. Moreover, we assume no duty and do not undertake to update the forward-looking statements. The forward-looking statements and projections contained in this Registration Statement are excluded from the safe harbor protection provided by Section 21E of the Exchange Act.

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Item 1.	Business

We will be an externally managed specialty finance company that is a non-diversified closed-end management investment company, and we intend to file an election to be regulated as a BDC under the 1940 Act. The Company is an emerging growth company as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”). Our investment objective is to generate current income and, to a lesser extent, long-term capital appreciation. We intend to meet our investment objective by investing primarily in senior secured debt of privately owned U.S. middle-market companies. For purposes of this Registration Statement, we define “middle-market companies” to be companies that, in general, generate less than $500 million in annual revenue or less than $75 million of annual earnings before interest, taxes, depreciation and amortization, or EBITDA. We intend to invest at least 80% of our net assets plus the amount of any borrowings in “credit instruments,” which we define for purposes of this Registration Statement as any fixed income instruments.

Although we have no present intention of doing so, we may decide to incur indebtedness, for the purpose of funding investments and for general corporate purposes, which we refer to as “leverage.” If we do incur leverage, however, we anticipate that it will be used in limited circumstances and on a short-term basis for purposes such as funding distributions. As a BDC, we will be limited in our use of leverage under the 1940 Act. Specifically, as a BDC we will only be allowed to borrow amounts such that our asset coverage, as defined in the 1940 Act, is at least 200% after such borrowing.  In determining whether to use leverage, we expect to analyze the maturity, covenants and interest rate structure of the proposed borrowings, as well as the risks of such borrowings within the context of our investment outlook and the impact of leverage on our investment portfolio. The amount of any leverage that we will employ as a BDC will be subject to oversight by our Board of Directors.

Investment Strategy

We intend to focus our investment strategy primarily on sourcing investments in privately owned U.S. middle-market companies as we seek to construct a portfolio that generates attractive, reliable risk-adjusted returns. We plan to seek such returns by taking advantage of perceived premium pricing and attractive loan structures available in middle-market debt instruments.

Key Elements of Investment Strategy

We intend to implement the following investment strategy:

•	invest primarily in first lien senior secured loans and selectively in second lien loans to U.S. middle-market companies to take advantage of what we perceive to be higher pricing, more attractive structures and lower volatility than other fixed income investments, including larger, broadly syndicated loans (which we define for purposes of this Registration Statement to be, in general, loans to companies generating substantially more than $50 million of annual EBITDA);

•	utilize our Adviser’s investment team’s experience in middle-market debt investing; the senior team members average 30 years of middle-market debt investing through all phases of the credit cycle;

•	benefit from the broad deal sourcing capabilities and due diligence insights of the platform developed by our Adviser and its affiliates (together, “Audax Group”), as well as Audax Group’s primary research model and expertise in investing at each level of the capital structure of portfolio companies;

•	perform thorough credit analyses on investment opportunities with a focus on principal preservation and downside protection;

•	build a diversified portfolio of investments by company and industry; and

•	rigorously monitor company and portfolio performance.

The Company intends to lend directly to borrowers, and to structure its investments to include fixed repayment schedules and extensive contractual rights and remedies. We do not expect to invest in structured products and investments and intend to focus on cash-pay instruments that pay interest on a monthly or quarterly basis, typically with maturities of between five and seven years. Such first lien senior secured loans typically do not include equity co-investments, warrants, or payment-in-kind, or “PIK”, payment terms. However, to the extent we invest in securities ranking more junior in a borrower’s capital structure, which we do not expect to be a focus of our portfolio, such investments may include some or all of these attributes. Any equity co-investments, warrants or PIK instruments we hold may include certain risks that are not applicable to the types of securities in which we intend to invest.  These risks include the possibility of being unsecured with respect to our claim on such investments if the portfolio company were to go bankrupt or being paid less upon such bankruptcy than we otherwise would have had such investment been in the form of a senior loan.

Like bank loans, most loans in which we invest will not be rated by any rating agency. If they were rated, they would be rated as below investment grade quality. Loans rated below investment grade quality, which are often referred to as “junk” loans, are generally regarded as having predominantly speculative characteristics and may carry a greater risk with respect to a borrower’s capacity to pay interest and repay principal. Therefore, our investments may result in an above average amount of risk and volatility or loss of principal. To the extent we make investments with a deferred interest feature such as market discount, debt instruments with PIK interest and zero coupon securities, the higher interest rates on these investments may reflect the payment deferral and may reflect an increased credit risk associated with such instruments.

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We intend to focus on investment opportunities that have demonstrated stability in their revenues and EBITDA. We plan to make investments that demonstrate a historical as well as projected ability to generate cash flow sufficient to service the contemplated leverage. Targeted investments typically possess multiple sources of cash flow that are not dependent upon a single product, customer, geography, regulation, or technology.

We will typically require a pledge of all of the tangible and intangible assets of borrowers as collateral to secure our loans. As a result, we and other lenders in such first lien senior secured loans, will have a first priority secured claim on all tangible and intangible assets of such borrowers, including the proceeds of any sale of assets, should the borrower default on its obligations under such first lien senior secured loans. Such claim would rank senior in the capital structure of our borrowers ahead of all junior, subordinated and/or unsecured creditors.

We anticipate that our loans will be priced primarily on a floating rate basis, with interest rates calculated on the basis of a fixed interest rate spread over a specified base rate. While the London Interbank Offered Rate, or LIBOR, is the most commonly used base rate, we may also offer the prime rate as an option for borrowers. Our loan pricing will be influenced by several factors, including the industry of the borrower, the leverage of our loan and of the borrower’s overall capital structure, the equity contribution of the sponsor, if any, in the borrower’s capital, and general market conditions. We also anticipate including in our loan terms a yield enhancement device commonly referred to as a “LIBOR Floor.” This feature, which first appeared in the debt markets in 2008, sets a minimum rate to be used as the LIBOR or prime rate component of the loan’s interest rate calculation. As of the date of this Registration Statement, LIBOR floors in new loan agreements ranged from 1.00% to 1.25% per annum, as compared to the one-month and three-month LIBOR of 0.15% and 0.23%, respectively, on such date.

An additional component of return on the loans we expect to purchase is an upfront or closing fee. This yield enhancement could also come in the form of a discount to the purchase price when we purchase loans in the secondary market. When in discount form, this component is a form of deferred income that we will realize over time or upon final repayment of the loan. Such original issue discount, or “OID”, or closing fees serve to enhance the return on our investments. As of the date of this Registration Statement, market rates for fees or OID can enhance the rate of return on a loan over its stated interest rate by 0.5% to 2.0% per annum.

We believe our proven deal sourcing capabilities, combined with our focus on prudent lending practices, will enable us to identify investments with the potential for attractive current returns and downside protection. Our focus on the middle-market should create opportunities for us to invest in companies with more conservative capital structures and higher historic recovery rates than those generally found in larger, broadly syndicated transactions.

Middle-Market Senior Loan Opportunities

Several factors drive the appeal of middle-market senior loan investment opportunities:

Borrowers are proven companies with limited access to capital. The U.S. middle-market companies in which we intend to invest are seasoned companies with attractive credit profiles, including a demonstrated history of positive earnings and free cash flow. For these borrowers, however, their relatively smaller size often means they have difficulty accessing the high yield bond market or other public capital markets.

Attractive annualized returns. Because U.S. middle-market companies typically have fewer options to raise capital, we believe we can earn higher yields on loans to such companies as compared to loans to larger companies in the broadly syndicated loan market. Accordingly, we expect our middle-market loans to offer higher interest rate spreads, lower leverage levels, and higher historic recovery rates than broadly syndicated loans.

More favorable terms than broadly syndicated loans. We also believe that the same market dynamics will enable us to negotiate more conservative loan structures, including stronger collateral packages and financial covenants and lower leverage, than comparable broadly syndicated loans.

Floating rate instruments. Middle-market loans are typically priced at a spread above LIBOR, with minimal interest rate duration. We believe floating rate instruments will provide our stockholders with a level of protection against any increase in the general level of interest rates. In addition, LIBOR “floors” (a minimum base interest rate) offer protection in a continuing low interest rate environment.

Low correlation with public fixed income and equities. Based on the historical performance of middle-market loan indices, we expect that our portfolio will have a relatively low correlation with the returns of public fixed income and public equities indexes.

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Favorable position in capital structure with downside protection. First lien senior loans of the type we intend to make have a favorable position at the top of the borrower’s capital structure. In addition, such loans are typically secured by a first priority lien on the assets of the borrowers. These factors should increase our recovery in the event of a loan default.

We believe the returns we can generate from current yield, fees, and/or OID on senior secured loans in the current credit market environment are attractive on a risk-adjusted basis and a historical basis. We also believe the changing dynamics of the lending environment over the past several years have made lending to U.S. middle-market companies an increasingly attractive investment opportunity. A multi-year trend of consolidation in the U.S. banking sector has resulted in fewer traditional lenders focused on lending to middle-market companies. As the banking industry has consolidated, banks have grown larger, and we believe the remaining banks have focused their lending activities on larger, broadly syndicated transactions to achieve the revenue and operating requirements required by their scale.

Compounding the challenge of bank consolidation for U.S. middle-market borrowers, several large independent specialty finance lenders have been acquired or have exited the business. Furthermore, we believe that banks have come to depend more on the activities of private equity groups to generate leveraged loan activity. As the number and size of private equity funds has grown, the size of leveraged buyout transactions and related financing arrangements have increased commensurately. This has contributed, in turn, to pressure on banks to seek ever-larger transactions to generate fees and increase demand for other banking services. In our view, the consolidation of available lenders and the period of dislocation in the credit markets following the 2008 downturn has resulted in higher yields and more conservative capital structures for middle-market companies, resulting in attractive lending opportunities for investors in middle-market loans.

We believe the focus of many senior loan investment strategies and of high yield managers with bank loan allocations is to acquire easily accessible broadly syndicated loans. Below we outline the key distinctions between middle-market loans and broadly syndicated loans.

Middle-market loans generally earn a premium over broadly syndicated loans. From January 1997 through September 2014, the loan spread premium of middle-market loans over broadly syndicated loans ranged between seven basis points and 211 basis points. Over that same period, the average spread of middle-market loans was 74 basis points higher than the average spread of broadly syndicated loans. As of September 30, 2014, the interest rate spread gap was near historically wide levels, with middle-market loans earning on average 194 basis points more than broadly syndicated loans during the twelve months ending September 30, 2014.

Middle-market loans generally benefit from lower leverage. Over the period from 1999 through the end of 2014, the difference in the ratio of Total Debt to EBITDA for middle-market and broadly syndicated loans generally ranged between 0.1x and 0.9x. On average, the Total Debt to EBITDA ratio for middle-market loans was 0.6x lower than broadly syndicated loans during that 15-year period.

Middle-market loans have had higher recovery rates than broadly syndicated loans and bonds. Between 1987 and 2009, defaulted middle-market loans had an average recovery rate of 86%, compared to 81% for broadly syndicated loans and 64% for senior secured bonds. The largest portion of the high yield debt market, senior subordinated notes, had a 29% recovery rate during the same period. We believe these higher recovery rates resulted from more conservative capital structures and loan documentation used for middle-market loans, including strict financial covenants that provide early warning signals of financial problems to middle-market lenders, enabling such lenders to take preemptive action to protect their investments.

Private Placement

Our initial private placement of Shares is expected to be conducted in reliance on Regulation D under the Securities Act of 1933 (the “Securities Act”). Any investors in our initial private placement will be required to be “accredited investors” as defined in Regulation D of the Securities Act. The criteria required of Regulation D under the Securities Act will only apply to investors in our initial private placement. Any investors in our initial private placement will be subject to commitment periods applicable to the Shares which will terminate upon certain liquidity events. These commitment periods only apply to investors in our initial private placement. Although there are no immediate consequences of a failure to meet a capital call and there is no liquidated damages provision included in the private placement documents with respect to a failure on the part of an investor to honor a capital call, we may choose to enforce our rights, at law or equity, for an investor’s breach in satisfying a capital call required by such investor’s subscription agreement.

Competition

Our primary competitors in providing financing to middle-market companies include public and private funds, other BDCs, commercial and investment banks, commercial finance companies and, to the extent they provide an alternative form of financing, private equity, mezzanine and hedge funds, as well as issuers of collateral loan obligations, or CLOs, and other structured loan funds. Many of our potential competitors are substantially larger and have considerably greater financial, technical and marketing resources than we do. For example, some competitors may have a lower cost of funds and access to funding sources that will not be available to us. Our competitors may have incurred, or may in the future incur, leverage to finance their debt investments at levels or on terms more favorable than those available to us. In addition, some of our competitors may have higher risk tolerances or different risk assessments than we do, which could allow them to consider a wider variety of investments and establish more relationships than us. Furthermore, many of our potential competitors are not subject to the regulatory restrictions that the 1940 Act and the Internal Revenue Code of 1986, as amended (the “Code”), will impose on us. We cannot assure you that the competitive pressures we will face will not have a material adverse effect on our business, financial condition and results of operations. Also, as a result of this competition, we may not be able to take advantage of attractive investment opportunities from time to time, and we can offer no assurance that we will be able to identify and make investments that are consistent with our investment objective.

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Among other factors, the returns on investments available in the marketplace are a function of the supply of investment opportunities and the amount of capital investing in such opportunities. Strong competition for investments could result in fewer investment opportunities for us, as certain of our competitors are establishing investment vehicles that target the same or similar investments that we intend to purchase. Moreover, identifying attractive investment opportunities is difficult and involves a high degree of uncertainty.

Audax Management Company (NY), LLC

Pursuant to an investment advisory agreement (the “Investment Advisory Agreement”), we will be externally managed by our Adviser, which is registered as a registered investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). Our Adviser will be responsible for sourcing potential investments, conducting research and due diligence on prospective investments and equity sponsors, analyzing investment opportunities, structuring our investments and monitoring our investments and portfolio companies on an ongoing basis.

In its investment process, our Adviser utilizes a business model in which credit analysis is the priority throughout all processes, including deal sourcing, underwriting, and portfolio management. We intend to utilize our Adviser’s seasoned team and operating platform to identify compelling investment opportunities for us. We will then evaluate these opportunities through an investment approach that emphasizes strong fundamental credit analysis and rigorous portfolio monitoring. We intend to be disciplined in selecting investments and to focus on opportunities that we perceive offer favorable risk/reward characteristics.

Our Adviser will seek to diversify our portfolio by company type, asset type, investment size and industry.

The principals of our Adviser responsible for its senior debt advisory activities have worked together at Audax Group and previously at General Electric Capital Corporation (“GE Capital”) for more than 18 years, during which time they have focused on investing in senior debt issued by private middle-market companies and have invested in excess of $9.7 billion through multiple cycles. We anticipate that we will benefit from our Adviser’s experience in originating investments for us and, to the extent permitted by the 1940 Act and any exemptive relief that the Adviser may seek from the SEC, co-investment opportunities.

From its inception in 2007 through the end of December 31, 2014, the senior debt business of our Adviser (“Audax Senior Debt”) invested $4.3 billion of capital primarily in senior secured debt investments with selective investments in mezzanine debt and equity.

Potential Competitive Strengths

Experienced Team and Extensive Sourcing Network. We believe that the Audax Senior Debt has a competitive advantage over its middle-market investing peers given the breadth of the Audax Group platform. As part of Audax Group, Audax Senior Debt benefits from the industry-specific knowledge, extensive middle-market business relationships and established deal sourcing capabilities across the firm. In the aggregate, Audax Senior Debt, as well as the mezzanine debt and private equity businesses of Audax Group, together hold investments in over 140 middle-market companies across a wide variety of industries as of December 31, 2014.

Specifically, we believe Audax Senior Debt and the Audax Group platform provide advantages in sourcing transactions, accessing proprietary due diligence (subject to applicable confidentiality obligations), and leveraging the lengthy investing experience of the senior members of the Audax Group investment team.

•	Sourcing—Audax Group’s mezzanine and private equity teams often get an early look at prospective middle-market merger and acquisition (“M&A”) transactions in the early stages of a sale process. Given this early insight into middle-market sale transactions, our Adviser can often evaluate investment opportunities before many of its competitors. Since most of these M&A transactions have a senior debt component, we believe the Adviser’s investment team often becomes aware of senior debt lending opportunities well before other firms.

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•	Due diligence—As of December 31, 2014, Audax Group has over 140 portfolio companies across three investment businesses. Audax Senior Debt typically has direct, proprietary access to the relevant management teams, which can provide industry insights and primary research capabilities. This helps the Adviser make more informed investment decisions.

•	Investing experience—As of December 31, 2014, the Co-CEOs and 24 Managing Directors of Audax Group’s debt and equity investing businesses had an average of 21 years of experience and have successfully invested through numerous economic cycles.

The Adviser’s sourcing processes and robust deal flow have enabled Audax Senior Debt to be selective and apply rigorous credit analysis on the investment opportunities it reviews. From Audax Senior Debt’s inception in December 2007 through December 31, 2014, the Audax Group platform has sourced 2,732 senior debt investment opportunities, conducted due diligence on 460 of those transactions, and ultimately invested $4.3 billion in 310 investments (11% of opportunities sourced).

Audax Senior Debt has invested in loans with lower leverage and higher spreads. Audax Senior Debt has been able to exploit opportunities in the market for middle-market senior loans by sourcing and underwriting investments with lower leverage and higher spreads than other middle-market transactions. From inception in 2007 through December 31, 2014, investment vehicles managed by Audax Senior Debt invested in new issue loans that had an average first lien debt multiple, which compares the principal amount of the Company’s loan and any other outstanding first-lien debt of the borrower to the borrower’s EBITDA, of 3.72x and an average interest rate spread of 5.14%, which is the difference between the interest rate on the Company’s loan and the interest rate on the comparable risk-free instrument, typically the three-month LIBOR, both of which we believe compare favorably to broadly syndicated and other middle-market loans that have come to market during the same period.

Audax Group Platform. In addition to a large, seasoned team of investment professionals, our Adviser and its affiliates employ specialized professionals with expertise in transaction sourcing, capital markets, legal issues, and tax planning. We believe the Audax Group platform’s size, collective knowledge base, and shared experience provide a competitive advantage in the middle-market.

Investment Process

We believe our Adviser has a disciplined and repeatable process for executing, monitoring, structuring and exiting investments. We believe the primary driver of stable, consistent returns in a senior loan portfolio is the preservation of invested capital. To accomplish this objective, our Adviser utilizes a business model where credit analysis is the priority throughout all stages of the investment process, including deal sourcing, underwriting, and portfolio management. We evaluate each investment opportunity by analyzing each borrower’s industry dynamics, quality and sustainability of earnings, management team, and capital structure.

Our Adviser focuses on credit evaluation throughout the investment process.

Initial Screening Process. Once a potential transaction is sourced, it undergoes an initial screen to determine the suitability of the investment. This assessment includes a review of the borrower’s industry and its relative position within that industry, as well as transaction-specific items such as the proposed capital structure, deal size, and expected pricing. If the results of this initial screen are positive, the next step is to proceed with detailed transaction due diligence analysis.

Transaction Underwriting. When analyzing a possible transaction, our Adviser identifies and evaluates numerous investment criteria. While these criteria are likely to be different for each investment, in general the analysis includes an in-depth review of the borrower’s industry and the underlying dynamics within that industry. The Adviser reviews numerous borrower-specific criteria such as the quality and depth of the management team, products, and end markets. Our Adviser undertakes an extensive financial analysis, including a review of historical results and projected performance. The Adviser’s investment team also scrutinizes the specific characteristics of each investment, including transaction structure, investment collateral, overall transaction economics, and the maturity of the contemplated facilities.

Portfolio Management. The Adviser reviews investment performance on a regular basis to evaluate whether each investment is delivering the expected results. For each investment, portfolio monitoring processes measure the borrower’s current and projected financial performance versus historical performance, with emphasis on financial results since the funding of the investment. As part of the Adviser’s financial performance evaluation, it monitors, among other items, the borrower’s historical, current and projected covenant compliance. Additionally, the Adviser maintains communication with other lenders, borrowers, and sponsors, and manages any requested amendments or waivers.

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Industry Dynamics. The Adviser evaluates criteria such as market size, participants, and barriers to entry, as well as the competitive position of the potential borrower. We plan to invest in established businesses with leading market positions that the Adviser believes are defensible against potential new entrants and that demonstrate strong potential for organic growth. Attributes of targeted investments may include low-cost manufacturing, product expertise, proprietary technology or distribution capability, and strong customer relationships.

Quality and Sustainability of Earnings. We intend to focus on investment opportunities that have demonstrated stability in their revenues and EBITDA. We plan to make investments that demonstrate a historical as well as projected ability to generate cash flow sufficient to service the contemplated leverage. Targeted investments typically possess multiple sources of cash flow that are not dependent upon a single product, customer, geography, regulation, or technology.

Company Management. We expect to invest in companies where senior management teams have demonstrated operating experience. Borrowers’ management teams are expected to play a key role in growing their businesses, to have a firm grasp on the competitive dynamics and business trends affecting their industries, to have demonstrated an ability to manage costs, and to have a well-defined vision and strategy for their company’s future success.

Capital Structure. Appropriate capitalization is a critical factor in a company’s ability to weather economic, industry, or company-specific downturns. Therefore, we will seek to invest in transactions that are prudently leveraged relative to a company’s current and projected cash flow generating capability and underlying asset and enterprise value. Our Adviser’s due diligence focuses on industry dynamics and a company’s future cash needs. Key metrics that the Adviser generally reviews when analyzing capitalization include:

•	leverage ratios with respect to senior debt and total debt;

•	interest expense coverage ratios, which measure the ability of the company to pay interest on its debt obligations; and

•	fixed charge coverage ratios, which measure the ability of the company to service annual financial obligations, including interest expense, loan principal payments, and capital expenditures.

Investment Committee

The purpose of the Adviser’s investment committee (the “Investment Committee”) is to evaluate and approve all investments by our Adviser. The Investment Committee includes Michael McGonigle, Kevin Magid, Geoffrey Rehnert and Marc Wolpow. The Investment Committee review process is intended to bring the diverse experience and perspectives of the committee members to the analysis and consideration of every investment. We believe this process provides consistency and coherence to our Adviser’s investment philosophy and policies. The Investment Committee also determines appropriate investment sizing and mandates ongoing monitoring requirements. No member of the Investment Committee serves as the lead portfolio manager and its members are equally responsible for the management of the Company’s portfolio.

In addition to reviewing investments, the Investment Committee meetings serve as a forum to discuss credit views and outlooks. Potential transactions and deal flow are also reviewed on a regular basis. Members of the Investment Committee are encouraged to share information and views on credits with the committee early in their analysis. This process improves the quality of the analysis and assists the deal team members to work more efficiently.

Investment Committee Compensation

The compensation of the members of the Investment Committee paid by the Adviser includes an annual base salary, in certain cases an annual bonus based on an assessment of short-term and long-term performance, and a portion of the Incentive Fee, if any, to be paid to our Adviser determined on the same basis as the annual bonus. In addition, certain of our Investment Committee members that are not on our Board of Directors have equity interests in our Adviser and Administrator, and may receive distributions of profits in respect of those interests.

Operating and Regulatory Structure

We intend to elect to be treated as a BDC under the 1940 Act. As a BDC, we will generally be prohibited from acquiring assets other than qualifying assets, unless, after giving effect to any acquisition, at least 70% of our total assets are qualifying assets. Qualifying assets generally include securities of eligible portfolio companies, cash, cash equivalents, U.S. government securities and high-quality debt instruments maturing in one year or less from the time of investment. Under the rules of the 1940 Act, “eligible portfolio companies” include (i) private U.S. operating companies, (ii) public U.S. operating companies whose securities are not listed on a national securities exchange (e.g., the New York Stock Exchange) or registered under the Exchange Act and (iii) public U.S. operating companies having a market capitalization of less than $250 million. Public U.S. operating companies whose securities are quoted on the over-the-counter bulletin board and through OTC Markets Group Inc. are not listed on a national securities exchange and therefore are eligible portfolio companies.

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We intend to elect to be treated, and intend to qualify annually, as a RIC under Subchapter M of the Code, commencing with our taxable year ending on December 31, 2015. As a RIC, we generally will not have to pay corporate-level U.S. federal income taxes on any investment company taxable income (as defined below) or net capital gains that we distribute to our stockholders as dividends if we meet certain source of income, distribution and asset diversification requirements. We intend to timely distribute to our stockholders substantially all of our annual taxable income for each year, except that we may retain certain net capital gains for reinvestment and, depending upon the level of taxable income earned in a year, we may choose to carry forward taxable income for distribution in the following year and pay any applicable U.S. federal excise tax.

Risk Management

Broad Diversification. We intend to diversify our transactions by company, asset type, investment size, industry and geography within the U.S. Once we have fully invested the proceeds from any offering of our Shares, we expect that each individual investment will not exceed approximately five percent of our total assets and that the size of our individual investments will vary proportionately with the size of our capital base. Furthermore, we must meet certain diversification tests in order to qualify as a RIC for U.S. federal income tax purposes. See “Item 1. Business — Material U.S. Federal Income Tax Considerations.”

Rigorous Due Diligence. As noted above, our Adviser’s systematic underwriting process involves exhaustive in-house due diligence, applicable third-party consulting reports and multiple stages of investment approval, with a goal of risk mitigation during and after transaction execution.

We may hedge against interest rate and currency exchange rate fluctuations by using standard hedging instruments such as futures, options and forward contracts subject to the requirements of the 1940 Act. While hedging activities may insulate us against adverse changes in interest rates, they may also limit our ability to participate in benefits of lower interest rates with respect to our portfolio of investments with fixed interest rates.

Administrator

We will enter into an administration agreement (the “Administration Agreement”) with Audax Management Company, LLC, who will serve as our Administrator and provide us with office space, office services and equipment. The responsibilities of our Administrator will include overseeing our financial records, preparing reports to our investors and, as applicable, reports filed with the SEC. Our Administrator will also generally monitor the payment of our expenses and the performance of administrative and professional services rendered to us by others. Our Administrator will be reimbursed for certain administrative expenses it incurs on our behalf. The Adviser is a wholly-owned subsidiary of our Administrator.

Investment Advisory Agreement

We will enter into the Investment Advisory Agreement with our Adviser. Pursuant to the Investment Advisory Agreement with our Adviser, we will pay our Adviser a fee for investment advisory and management services consisting of two components — a base management fee and an Incentive Fee. Our Adviser may, from time-to-time, grant waivers on our obligations, including waivers of the base management fee and/or Incentive Fee, under the Investment Advisory Agreement. There is no expense limitation agreement between us and the Adviser.

Base Management Fee

The base management fee will be calculated at an annual rate of 1% of the value of our gross assets.

Incentive Fee

The Incentive Fee has two parts, as follows: one is calculated and payable quarterly in arrears based on our pre-incentive fee net investment income for the immediately preceding calendar quarter. For this purpose, pre-incentive fee net investment income means interest income, dividend income and any other income (including any other fees (other than fees for providing managerial assistance), such as commitment, origination, structuring, diligence and consulting fees or other fees that we receive from portfolio companies) accrued during the calendar quarter, minus our operating expenses accrued for the quarter (including the base management fee, expenses payable under the Administration Agreement, and any interest expense on any credit facilities or outstanding debt and dividends paid on any issued and outstanding preferred stock, but excluding the Incentive Fee).

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Incentive Fee on Pre-Incentive Fee Net Investment Income

We determine pre-incentive fee net investment income in accordance with U.S Generally Accepted Accounting Principles (“GAAP”), including, in the case of investments with a deferred interest feature, such as OID, debt instruments with PIK, interest and zero coupon securities, accrued income that we have not yet received in cash. Pre-incentive fee net investment income does not include any realized capital gains, computed net of all realized capital losses or unrealized capital appreciation or depreciation. Pre-incentive fee net investment income, expressed as a rate of return on the value of our net assets at the end of the immediately preceding calendar quarter, is compared to a hurdle of 1.0% per quarter (4.0% annualized). We determine our average gross assets during each fiscal quarter and calculate the base management fee payable with respect to such amount at the end of each fiscal quarter.  As a result, a portion of our net investment income is included in our gross assets for the period between the date on which such income is earned and the date on which such income is distributed. Therefore, our net investment income used to calculate part of the Incentive Fee is also included in the amount of our gross assets used to calculate the 1% annual base management fee. We will pay our Adviser an Incentive Fee with respect to our pre-incentive fee net investment income in each calendar quarter as follows:

•	no amount will be paid on the income-portion of the Incentive Fee in any calendar quarter in which our pre-incentive fee net investment income does not exceed the hurdle of 1.0% (4.0% annualized);

•	100.0% of our Pre-incentive fee net investment income with respect to that portion of such Pre-incentive fee net investment income, if any, that exceeds the hurdle rate but is less than 1.1765 % in any calendar quarter. We refer to this portion of our Pre-incentive fee net investment income (which exceeds the hurdle rate but is less than 1.1765%) as the “catch-up” provision. The catch-up is meant to provide our Adviser with 15.0% of the Pre-incentive fee net investment income as if a hurdle rate did not apply if this net investment income exceeds 1.1765% in any calendar quarter; and

•	15.0% of the amount of our pre-incentive fee net investment income, if any, that exceeds 1.1765% in any calendar quarter (4.0% annualized) will be payable to our Adviser.

The following is a graphical representation of the calculation of the income-related portion of the Incentive Fee:

Pre-incentive Fee Net Investment Income

(expressed as a percentage of the value of net assets)

Percentage of pre-incentive fee net investment income allocated to our Adviser

These calculations are pro-rated for any period of less than three months and adjusted for any share issuances or repurchases during the relevant quarter. You should be aware that a rise in the general level of interest rates can be expected to lead to higher interest rates applicable to our debt investments. Accordingly, an increase in interest rates would make it easier for us to meet or exceed the hurdle rate and may result in a substantial increase of the amount of Incentive Fees payable to our Adviser with respect to pre-incentive fee net investment income.

Incentive Fee on Capital Gains

The second part of the Incentive Fee is determined and payable in arrears as of the end of each calendar year (or upon termination of the Investment Advisory Agreement, as of the termination date), and equals 15% of our realized capital gains, if any, on a cumulative basis from the effectiveness of this Registration Statement through the end of each calendar year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gain Incentive Fees with respect to each of the investments in our portfolio. However, the Incentive Fee determined as of December 31, 2015 will be calculated for a period of shorter than 12 calendar months (commencing on the date of effectiveness of this Registration Statement through December 31, 2015) to take into account any realized capital gains computed net of all realized capital losses and unrealized capital depreciation from the effectiveness of this Registration Statement.

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The sum of the incentive fee on Pre-incentive fee net investment income and incentive fee on capital gains is the “Incentive Fee.”

Examples of Quarterly Incentive Fee Calculation

Example 1: Income Related Portion of Incentive Fee (*):

Alternative 1

Assumptions

Investment income (including interest, dividends, fees, etc.) = 1.0%

Hurdle rate(1) = 1.0%

Management fee(2) =.25%

Other expenses (legal, accounting, custodian, transfer agent, etc.)(3) = 0.15%

Pre-incentive fee net investment income

(investment income – (management fee + other expenses)) = 0.60%

Pre-incentive net investment income does not exceed hurdle rate, therefore there is no incentive fee.

Alternative 2

Assumptions

Investment income (including interest, dividends, fees, etc.) = 1.5%

Hurdle rate(1) = 1.0%

Management fee(2) = .25%

Other expenses (legal, accounting, custodian, transfer agent, etc.)(3) = 0.15%

Pre-incentive fee net investment income

(investment income – (management fee + other expenses)) = 1.1%, which exceeds the hurdle rate

Incentive fee = 15% × pre-incentive fee net investment income, subject to the “catch-up”(4)

= 100% x (1.10%- 1.0%)

= 0.10%

Alternative 3

Assumptions

Investment income (including interest, dividends, fees, etc.) = 2.0%

Hurdle rate(1) = 1.0%

Management fee(2) = .25%

Other expenses (legal, accounting, custodian, transfer agent, etc.)(3) = 0.15%

Pre-incentive fee net investment income

(investment income – (management fee + other expenses)) = 1.60%

Incentive fee         = 15% × pre-incentive fee net investment income, subject to “catch-up”(4)

= 100% × “catch-up” + (15% × (pre-incentive fee net investment income –1.1765%))

Catch-up                = 1.1765% – 1.0% = 0.1765%

Incentive fee         = (100% × 0.1765%) + (15% × (1.60% –1.1765%))

= 0.1765% + (15% × 0.4235%)

= 0.1765% + 0.063525%

= 0.24%

__________________________

(*)	The hypothetical amount of pre-incentive fee net investment income shown is based on a percentage of total net assets.
(1)	Represents 4.0% annualized hurdle rate.
(2)	Represents 1% annualized management fee.

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(3)	Excludes organizational and offering expenses.

(4)         The “catch-up” provision is intended to provide our Adviser with an Incentive Fee of approximately 15.0% on all of our pre-incentive fee net investment income as if a hurdle rate did not apply when our net investment income exceeds 1.1765% in any calendar quarter.

Example 2: Capital Gains Portion of Incentive Fee:

Alternative 1

Assumptions

•	Year 1: $20 million investment made in Company A (“Investment A”), and $30 million investment made in Company B (“Investment B”)

•	Year 2: Investment A sold for $50 million and fair market value (“FMV”) of Investment B determined to be $32 million

•	Year 3: FMV of Investment B determined to be $25 million

•	Year 4: Investment B sold for $31 million

The capital gains portion of the Incentive Fee, if any, would be:

•	Year 1: None

•	Year 2: $4.5 million capital gains incentive fee

$30 million realized capital gains on sale of Investment A multiplied by 15%

•	Year 3: None

$3.75 million cumulative fee (15% multiplied by $25 million ($30 million cumulative capital gains less $5 million cumulative capital depreciation)) less $4.5 million (previous capital gains fee paid in Year 2)

•	Year 4: $150,000 capital gains incentive fee

$4.65 million cumulative fee ($31 million cumulative realized capital gains multiplied by 15%) less $4.5 million (previous capital gains fee paid in Year 2)

Alternative 2

Assumptions

•	Year 1: $20 million investment made in Company A (“Investment A”), $30 million investment made in Company B (“Investment B”) and $25 million investment made in Company C (“Investment C”)

•	Year 2: Investment A sold for $50 million, FMV of Investment B determined to be $25 million and FMV of Investment C determined to be $25 million

•	Year 3: FMV of Investment B determined to be $27 million and Investment C sold for $30 million

•	Year 4: FMV of Investment B determined to be $35 million

•	Year 5: Investment B sold for $20 million

The capital gains portion of the Incentive Fee, if any, would be:

•	Year 1: None

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•	Year 2: $3.75 million capital gains incentive fee

15% multiplied by $25 million ($30 million realized capital gains on sale of Investment A less $5 million unrealized capital depreciation on Investment B)

•	Year 3: $1,050,000 capital gains incentive fee

$4.8 million cumulative fee (15% multiplied by $32 million ($35 million cumulative realized capital gains less $3 million unrealized capital depreciation)) less $3.75 million (previous capital gains fee paid in Year 2)

•	Year 4: None

•	Year 5: None

$3.75 million cumulative fee (15% multiplied by $25 million ($35 million cumulative realized capital gains less $10 million realized capital losses)) less $4.8 million (previous cumulative capital gains fee paid in Year 2 and Year 3)

Valuation Procedures

We will conduct the valuation of our assets, pursuant to which our net asset value will be determined, at all times consistent with the GAAP and the 1940 Act. Our Board of Directors, with the assistance of our Audit Committee, will determine the fair value of our assets, for assets with a public market, daily, and for assets with no readily available public market, on at least a quarterly basis, in accordance with the terms of Topic 820 of the Financial Accounting Standards Board’s Accounting Standards Codification, as amended, Fair Value Measurement and Disclosures (“ASC 820”). Our valuation procedures are set forth in more detail below.

ASC 820 defines fair value as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” Fair value is a market-based measurement, not an entity-specific measurement. For some assets and liabilities, observable market transactions or market information might be available. For other assets and liabilities, observable market transactions and market information might not be available. However, the objective of a fair value measurement in both cases is the same – to estimate the price when an orderly transaction to sell the asset or transfer the liability would take place between market participants at the measurement date under current market conditions (that is, an exit price at the measurement date from the perspective of a market participant that holds the asset or owes the liability).

ASC 820 establishes a hierarchal disclosure framework which ranks the observability of inputs used in measuring financial instruments at fair value. The observability of inputs is impacted by a number of factors, including the type of financial instruments and their specific characteristics. Financial instruments with readily available quoted prices, or for which fair value can be measured from quoted prices in active markets, generally will have a higher degree of market price observability and a lesser degree of judgment applied in determining fair value.

The three-level hierarchy for fair value measurement is defined as follows:

Level 1 — inputs to the valuation methodology are quoted prices available in active markets for identical financial instruments as of the measurement date. The types of financial instruments in this category include unrestricted securities, including equities and derivatives, listed in active markets. We will not adjust the quoted price for these instruments, even in situations where we hold a large position and a sale could reasonably impact the quoted price.

Level 2 — inputs to the valuation methodology are quoted prices in markets that are not active or for which all significant inputs are either directly or indirectly observable as of the measurement date. The types of financial instruments in this category include less liquid and restricted securities listed in active markets, securities traded in markets that are not active, government and agency securities, and certain over-the-counter derivatives where the fair value is based on observable inputs.

Level 3 — inputs to the valuation methodology are unobservable and significant to the overall fair value measurement, and include situations where there is little, if any, market activity for the investment. The inputs into the determination of fair value require significant management judgment or estimation. The types of financial instruments in this category include investments in privately held entities, non-investment grade residual interests in securitizations, collateralized loan obligations, and certain over-the-counter derivatives where the fair value is based on unobservable inputs.

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In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, the determination of which category within the fair value hierarchy is appropriate for any given financial instrument is based on the lowest level of input that is significant to the fair value measurement. Assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the financial instrument.

Pursuant to the framework set forth above, we will value securities traded in active markets on the measurement date by multiplying the exchange closing price of such traded securities/instruments by the quantity of shares or amount of the instrument held. We may also obtain quotes with respect to certain of our investments from pricing services, brokers or dealers’ quotes, or counterparty marks in order to value liquid assets that are not traded in active markets. Pricing services aggregate, evaluate and report pricing from a variety of sources including observed trades of identical or similar securities, broker or dealer quotes, model-based valuations and internal fundamental analysis and research. When doing so, we will determine whether the quote obtained is sufficient according to GAAP to determine the fair value of the security. If determined adequate, we will use the quote obtained.

Securities that are illiquid or for which the pricing source does not provide a valuation or methodology or provides a valuation or methodology that, in the judgment of the Adviser or our Board of Directors, does not represent fair value, will each be valued as of the measurement date using all techniques appropriate under the circumstances and for which sufficient data is available. These valuation techniques may vary by investment but include comparable public market valuations, comparable precedent transaction valuations and discounted cash flow analyses. The process used to determine the applicable value will be as follows: (i) each portfolio company or investment is initially valued by the investment professionals responsible for the portfolio investment using a standardized template designed to approximate fair market value based on observable market inputs and updated credit statistics and unobservable inputs; (ii) preliminary valuation conclusions are documented and discussed with our senior management and members of our Adviser’s valuation team; (iii)  our Audit Committee will review the assessments of the Adviser and provide our Board of Directors with recommendations with respect to the fair value of each investment in our portfolio; and (iv) our Board of Directors will discuss the valuation recommendations of our Audit Committee and determine the fair value of each investment in our portfolio in good faith based on the input of the Adviser.

Our Audit Committee’s recommendation of fair value will generally be based on its assessment of the following factors, as relevant:

•	the nature and realizable value of any collateral;

•	call features, put features and other relevant terms of debt;

•	the portfolio company’s ability to make payments;

•	the portfolio company’s actual and expected earnings and discounted cash flow;

•	prevailing interest rates for like securities and expected volatility in future interest rates;

•	the markets in which the issuer does business and recent economic and/or market events; and

•	comparisons to publicly traded securities.

Investment performance data utilized will be the most recently available as of the measurement date which in many cases may reflect up to a one quarter lag in information.

Securities for which market quotations are not readily available or for which a pricing source is not sufficient may include the following:

•	private placements and restricted securities that do not have an active trading market;

•	securities whose trading has been suspended or for which market quotes are no longer available;

•	debt securities that have recently gone into default and for which there is no current market;
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•	securities whose prices are stale; and

•	securities affected by significant events.

The Board of Directors will be ultimately responsible for the determination, in good faith, of the fair value of our portfolio investments.

Determination of fair value involves subjective judgments and estimates. Accordingly, the notes to our financial statements will express the uncertainty with respect to the possible effect of such valuations, and any change in such valuations, on our financial statements.

Advisory and Administrative Services

We do not currently have any employees. Our day-to-day investment operations will be managed by our Adviser, and our Administrator provides services necessary to conduct our business. No compensation is paid directly by us to any interested director or executive officer of the Company. We pay our Adviser our allocable portion of overhead and other expenses incurred by our Administrator in performing its obligations under the Administration Agreement, including rent and our allocable portion of the cost of our Chief Financial Officer and Chief Compliance Officer and their respective staffs. Messrs. Magid and McGonigle, Managing Directors, have oversight responsibility for Audax Senior Debt. Mr. McGonigle joined Audax Group in 2007 and manages the day-to-day activities of Audax Senior Debt. He has over 25 years of experience in sourcing, underwriting, and managing the type of loans and other securities purchased by Audax Senior Debt. Mr. McGonigle leads a team of eight seasoned debt investment professionals. In addition, the Audax Senior Debt team is or will be supported by experienced finance, accounting, legal, operations and investor relations professionals as a part of the Audax Group platform and the Administrator’s proposed services to the Company. Our Adviser may hire additional investment professionals subsequent to the effectiveness of this Registration Statement.

Material U.S. Federal Income Tax Considerations

The following discussion is a general summary of the material U.S. federal income tax considerations applicable to us and to an investment in our shares of Common Stock. This summary does not purport to be a complete description of the income tax considerations applicable to such an investment. For example, we have not described tax consequences that may be relevant to certain types of holders subject to special treatment under U.S. federal income tax laws, including stockholders subject to the alternative minimum tax, tax-exempt organizations, insurance companies, dealers in securities, a trader in securities that elects to use a market-to-market method of accounting for its securities holdings, pension plans and trusts, financial institutions, U.S. expatriates, U.S. persons with a functional currency other than the U.S. dollar, “controlled foreign corporations,” “passive foreign investment companies,” or corporations that accumulate earnings to avoid U.S. federal income tax. This summary assumes that investors hold our Common Stock as capital assets (within the meaning of the Code). The discussion is based upon the Code, U.S. Department of the Treasury (“Treasury”) regulations, and administrative and judicial interpretations, each as of the date of this Registration Statement and all of which are subject to change, possibly retroactively, which could affect the continuing validity of this discussion. This summary does not discuss any aspects of U.S. estate or gift tax or foreign, state or local tax. It does not discuss the special treatment under U.S. federal income tax laws that could result if we invested in tax-exempt securities or certain other investment assets.

For purposes of this discussion, a “U.S. stockholder” generally is a beneficial owner of shares of our Common Stock who is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation or other entity treated as a corporation, for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	a trust if a court within the United States can exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions (or a trust that has made a valid election to be treated as a U.S. person); or

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source.

For purposes of this discussion, a “Non-U.S. stockholder” generally is a beneficial owner of shares of our Common Stock who is not a U.S. stockholder.

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If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds shares of our Common Stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A prospective stockholder that is a partner of a partnership holding shares of our Common Stock should consult its tax advisers with respect to the partnership’s purchase, ownership and disposition of shares of our Common Stock.

Tax matters are complicated and the tax consequences to an investor of an investment in our shares of Common Stock will depend on the facts of its particular situation. Moreover, prospective investors should recognize that the present U.S. federal tax treatment of an investment in shares of our Common Stock may be modified by legislative, judicial or administrative action at any time, and that any such action may have retroactive effect, and such modifications could adversely the tax consequences of investing in our Common Stock. We encourage investors to consult their tax advisers regarding the specific consequences of such an investment, including tax reporting requirements, the applicability of U.S. federal, state, local and foreign tax laws, eligibility for the benefits of any applicable tax treaty and the effect of any possible changes in the tax laws.

Election to be Taxed as a RIC

We intend to elect to be treated as a RIC under Subchapter M of the Code. As a RIC, we generally will not have to pay corporate-level U.S. federal income taxes on any income that we distribute to our stockholders as dividends. To qualify as a RIC, we must, among other things, meet certain source-of-income and asset diversification requirements (as described below). In addition, we must distribute to our stockholders, for each taxable year, at least 90% of our “investment company taxable income,” which is generally our net ordinary taxable income plus the excess of realized net short-term capital gains over realized net long-term capital losses (the “Annual Distribution Requirement”).

Taxation as a Regulated Investment Company

If we:

•	qualify as a RIC; and

•	satisfy the Annual Distribution Requirement,

then we will not be subject to U.S. federal income tax on the portion of our taxable income we distribute (or are deemed to distribute) to stockholders. We will be subject to U.S. federal income tax at regular corporate rates on any income or capital gains not distributed (or deemed distributed) to our stockholders.

We will be subject to a 4% nondeductible U.S. federal excise tax if we fail to distribute in a timely manner in respect of each calendar year an amount at least equal to the sum of (1) 98% of our net ordinary income (taking into account certain deferrals and elections) for the calendar year, (2) 98.2% of our capital gain net income (adjusted for certain net ordinary losses) for the one-year period ending October 31 in that calendar year and (3) any income recognized, but not distributed, in the preceding year (the “Excise Tax Avoidance Requirement”). For this purpose, however, any net ordinary income or capital gain net income retained by us that is subject to corporate income tax for the tax year ending in that calendar year will be considered to have been distributed by year end (or earlier if estimated taxes are paid). We currently intend to make sufficient distributions each taxable year to satisfy the Excise Tax Avoidance Requirement.

In order to qualify as a RIC for U.S. federal income tax purposes, we must, among other things:

•	continue to qualify as a BDC under the 1940 Act at all times during each taxable year;

•	derive in each taxable year at least 90% of our gross income from dividends, interest, payments with respect to loans of certain securities, gains from the sale of stock or other securities or foreign currencies, net income from certain “qualified publicly traded partnerships,” or other income derived with respect to our business of investing in such stock or securities or foreign currencies (the “90% Income Test”); and

•	diversify our holdings so that at the end of each quarter of the taxable year:

o	at least 50% of the value of our assets consists of cash, cash equivalents, U.S. government securities, securities of other RICs, and other securities if such other securities of any one issuer do not represent more than 5% of the value of our assets or more than 10% of the outstanding voting securities of the issuer; and
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o	no more than 25% of the value of our assets is invested in the securities, other than U.S. government securities or securities of other RICs, of one issuer, of two or more issuers that are controlled, as determined under applicable Code rules, by us and that are engaged in the same or similar or related trades or businesses, or of certain “qualified publicly traded partnerships” (the “Diversification Tests”).

Some of the income that we might otherwise earn, such as fees for providing managerial assistance, certain fees earned with respect to our investments, income recognized in a work-out or restructuring of a portfolio investment, or income recognized from an equity investment in an operating partnership, may not satisfy the 90% Income Test. To manage the risk that such income might disqualify us as a RIC for failure to satisfy the 90% Income Test, one or more subsidiary entities treated as U.S. corporations for U.S. federal income tax purposes may be employed to earn such income and (if applicable) hold the related asset. Such subsidiary entities will be required to pay U.S. federal income tax on their earnings, which ultimately will reduce the yield to our stockholders on such fees and income.

We may in the future decide to pay a portion of our dividends in our stock. Distributions payable in stock or cash at the election of shareholders will be treated as a dividends so long as certain requirements are satisfied. If the total distribution to shareholders electing to receive cash would exceed the total amount of cash to be distributed, each shareholder electing to receive the distribution in cash would receive a proportionate share of the cash to be distributed. Taxable stockholders receiving such distributions will be required to include the full amount of the distribution (including the portion payable in stock) as ordinary income (or as long-term capital gain to the extent such distribution is properly designated as a capital gain dividend) to the extent of our current and accumulated earnings and profits for U.S. federal income tax purposes. As a result, a U.S. stockholder may be required to pay tax with respect to such distributions in excess of any cash received. If a U.S. stockholder sells the stock it receives as a distribution in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the distribution.

We may be required to recognize taxable income in circumstances in which we do not currently receive cash in respect of such income. For example, if we hold debt obligations that are treated under applicable tax rules as having OID (which may arise if we receive warrants in connection with the origination of a loan or possibly in other circumstances), we must include in income each year a portion of the OID that accrues over the life of the obligation, regardless of whether cash in respect of such income is received by us in the same taxable year. We may also have to include in income other amounts that we have not yet received in cash, such as contractual PIK interest (which represents contractual interest added to the loan balance and due at the end of the loan term) and deferred loan origination fees that are paid after origination of the loan or are paid in non-cash compensation such as warrants or stock. Because any OID or other amounts accrued will be included in our investment company taxable income for the year of accrual, we may be required to make a distribution to our stockholders in order to satisfy the Annual Distribution Requirement, even though we will not have received any corresponding cash amount.

We are authorized to borrow funds and to sell assets in order to satisfy distribution requirements. However, under the 1940 Act (and possibly certain debt covenants), we are not permitted to make distributions to our stockholders while our debt obligations and other senior securities are outstanding unless certain “asset coverage” tests are met. See “Item 1. Business – Regulation as a Business Development Company – Senior Securities.” Moreover, our ability to dispose of assets to meet our distribution requirements may be limited by (1) the illiquid nature of our portfolio and/or (2) other requirements relating to our qualification as a RIC, including the Diversification Tests. If we dispose of assets in order to meet the Annual Distribution Requirement or the Excise Tax Avoidance Requirement, we may make such dispositions at times that, from an investment standpoint, are not advantageous. If we are prohibited from making distributions or are unable to raise additional debt or equity capital or sell assets to make distributions, we may not be able to make sufficient distributions to satisfy the Annual Distribution Requirement, and therefore would not be able to maintain our qualification as a RIC.

A portfolio company in which we invest may face financial difficulties that require us to work-out, modify or otherwise restructure our investment in the portfolio company. Any such transaction could, depending upon the specific terms of the transaction, result in unusable capital losses and future non-cash income. Any such transaction could also result in our receiving assets that give rise to non-qualifying income for purposes of the 90% Income Test or otherwise would not count toward satisfying the Diversification Tests.

Some of the income that we might otherwise earn, such as fees for providing managerial assistance, certain fees earned with respect to our investments, income recognized in a work-out or restructuring of a portfolio investment, or income recognized from an equity investment in an operating partnership, may not satisfy the 90% Income Test. To manage the risk that such income might disqualify us as a RIC for failure to satisfy the 90% Income Test, one or more subsidiary entities treated as U.S. corporations for U.S. federal income tax purposes may be employed to earn such income and (if applicable) hold the related asset. Such subsidiary entities will be required to pay U.S. federal income tax on their earnings, which ultimately will reduce the yield to our stockholders on such fees and income.

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A RIC is limited in its ability to claim expenses as deductions in excess of its investment company taxable income. If our expenses in a given taxable year exceed gross taxable income, we would have a net operating loss for that taxable year. However, a RIC is not permitted to carry forward net operating losses to subsequent taxable years. In addition, expenses can be used only to offset investment company taxable income, not net capital gain. Due to these limits on the deductibility of expenses, we may for U.S. federal income tax purposes have aggregate taxable income for several taxable years that we distribute and that is taxable to our stockholders even if such income is greater than the aggregate net income we actually earned during those taxable years. Such distributions may be made from our cash assets or by premature sale, exchange, or other disposition of our investments, if necessary. We may realize gains or losses from such sales, exchanges, or other disposition of our investments. In the event we realize net capital gains from such transactions, you may receive a larger capital gain distribution than you would have received in the absence of such transactions.

Investment income received from sources within foreign countries, or capital gains earned by investing in securities of foreign issuers, may be subject to foreign income taxes withheld at the source. In this regard, withholding tax rates in countries with which the United States does not have a tax treaty are often as high as 35% or more. The United States has entered into tax treaties with many foreign countries that may entitle us to a reduced rate of tax or exemption from tax on this related income and gains. The effective rate of foreign tax cannot be determined at this time since the amount of our assets to be invested within various countries is not now known. We do not anticipate being eligible for the special election that allows a RIC to treat foreign income taxes paid by such RIC as paid by its stockholders.

If we acquire stock in certain foreign corporations that receive at least 75% of their annual gross income from passive sources (such as interest, dividends, rents, royalties or capital gain) or hold at least 50% of their total assets in investments producing such passive income (“passive foreign investment companies” or “PFICs”), we could be subject to federal income tax and additional interest charges on “excess distributions” received from such companies or gain from the sale of stock in such companies, even if all income or gain actually received by us is timely distributed to our stockholders. We would not be able to pass through to our stockholders any credit or deduction for such a tax. Certain elections may, if available, ameliorate these adverse tax consequences, but any such election may require us to recognize taxable income or gain without the concurrent receipt of cash, and such income will nevertheless be subject to the Annual Distribution Requirement as well as will be taken into account for purposes of determining whether we satisfy the Excise Tax Avoidance Requirement.

Our functional currency, for U.S. federal tax purposes, will be the U.S. dollar. Under Section 988 of the Code, gains and losses realized by us attributable to fluctuations in exchange rates between the time we accrue income, expenses, or other liabilities denominated in a foreign currency and the time we actually collect such income or pay such expenses or liabilities generally will be characterized as ordinary gains and losses. Similarly, gains and losses realized by us upon the sale, exchange, or other disposition of debt instruments denominated in a foreign currency, foreign currency forward contracts, and other financial transactions denominated in a foreign currency, to the extent attributable to fluctuations in exchange rates between their acquisition and disposition dates, generally will be characterized as ordinary gains and losses. In each case, such gains and losses may affect the amount, timing and character of distributions to our stockholders. Any such transactions that are not directly related to our investment in securities (possibly including speculative currency positions or currency derivatives not used for hedging purposes) could, under future Treasury regulations, produce income not among the types of “qualifying income” for purposes of the 90% Income Test.

Certain of our investment practices may be subject to special and complex U.S. federal income tax provisions that may, among other things: (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions; (ii) convert lower taxed long-term capital gain into higher taxed short-term capital gain or ordinary income; (iii) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited); (iv) cause us to recognize income or gain without a corresponding receipt of cash; (v) adversely affect the time as to when a purchase or sale of securities is deemed to occur; (vi) adversely alter the characterization of certain complex financial transactions; and (vii) produce income that will not be qualifying income for purposes of the 90% Income Test. We will monitor our transactions and we may make certain tax elections in order to mitigate the potential adverse effect of these provisions.

Gain or loss realized by us from the sale or exchange of warrants acquired by us as well as any loss attributable to the lapse of such warrants generally will be treated as capital gain or loss. The treatment of such gain or loss as long-term or short-term capital gain or loss will depend on how long we held a particular warrant. Upon the exercise of a warrant acquired by us, our tax basis in the stock purchased under the warrant will equal the sum of the amount paid for the warrant plus the strike price paid on the exercise of the warrant.

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If we fail to satisfy the 90% Income Test or any Diversification Tests in any taxable year, we may be eligible to avail ourselves of certain relief provisions under the Code if the failures are due to reasonable cause and not willful neglect, and if a penalty tax is paid with respect to each failure in satisfaction of the applicable requirements. Additionally, relief is provided for certain de minimis failures of the Diversification Tests where we correct a failure within a specified period. If the applicable relief provisions are not available or cannot be met, all of our income will be subject to U.S. federal corporate-level income tax as described below. We cannot provide assurance that we would qualify for any such relief should we fail either the 90% Income Test or any Diversification Test.

If we fail to satisfy the Annual Distribution Requirement or otherwise fail to qualify as a RIC in any taxable year, and are not eligible for relief as described above, we will be subject to tax in that taxable year on all of our taxable income, regardless of whether we make any distributions to our stockholders. In that case, all of our taxable income will be subject to U.S. federal corporate-level income tax, reducing the amount available to be distributed to our stockholders. In contrast, assuming we qualify as a RIC, our U.S. federal corporate-level income tax should be substantially reduced or eliminated. To qualify again to be taxed as a RIC in a subsequent taxable year, we would be required to distribute to our stockholders our accumulated earnings and profits attributable to our non-RIC taxable years. In addition, if we failed to qualify as a RIC for a period of greater than two consecutive taxable years, then, in order to qualify as a RIC in a subsequent taxable year, we would be required to either elect to recognize and pay tax on any net built-in gain (i.e., the excess of aggregate gain, including items of income, over aggregate loss that would have been realized if we had been liquidated) or, alternatively, be subject to taxation on such built-in gain recognized for a period of ten taxable years.

Taxation of U.S. Stockholders

Distributions by us generally are taxable to U.S. stockholders as ordinary income or capital gains. Distributions of our “investment company taxable income” (which is, generally, our net ordinary income plus realized net short-term capital gains in excess of realized net long-term capital losses) will be taxable as ordinary income to U.S. stockholders to the extent of our current or accumulated earnings and profits, whether paid in cash or reinvested in additional Common Stock. To the extent such distributions paid by us in taxable years beginning before January 1, 2013 to non-corporate stockholders (including individuals) are attributable to dividends from U.S. corporations and certain qualified foreign corporations, such distributions (“Qualifying Dividends”) may be eligible for a maximum tax rate of either 15% or 20%, depending on whether the stockholder’s income exceeds certain threshold amounts. In this regard, it is anticipated that distributions paid by us will generally not be attributable to dividends and, therefore, generally will not qualify for the maximum rate applicable to Qualifying Dividends or the dividends received deduction available to corporations under the Code. Distributions of our net capital gains (which are generally our realized net long-term capital gains in excess of realized net short-term capital losses) that are properly reported by us as “capital gain dividends” will be taxable to a U.S. stockholder as long-term capital gains that are currently taxable at a maximum tax rate of either 15% or 20%, depending on whether the stockholder’s income exceeds certain threshold amounts, in the case of individuals, trusts or estates, regardless of the U.S. stockholder’s holding period for his, her or its Common Stock and regardless of whether paid in cash or reinvested in additional Common Stock. Distributions in excess of our earnings and profits first will reduce a U.S. stockholder’s adjusted tax basis in such stockholder’s Common Stock and, after the adjusted basis is reduced to zero, will constitute capital gains to such U.S. stockholder.

Under the dividend reinvestment plan, our stockholders who have not “opted out” of our dividend reinvestment plan will have their cash distributions automatically reinvested in additional shares of our Common Stock, rather than receiving the cash distributions. Any distributions reinvested under the plan will nevertheless remain taxable to U.S. stockholders. A U.S. stockholder will have an adjusted basis in the additional common shares purchased through the plan equal to the cash that would have been received if the stockholder had received the distribution in cash, unless we issue new shares that are trading at or above net asset value, in which case, the stockholder’s basis in the new shares will generally be equal to their fair market value. The additional shares will have a new holding period commencing on the day following the day on which the shares are credited to the U.S. stockholder’s account.

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Although we currently intend to distribute any net long-term capital gains at least annually, we may in the future decide to retain some or all of our net long-term capital gains but designate the retained amount as a “deemed distribution.” In that case, among other consequences, we will pay tax on the retained amount, each U.S. stockholder will be required to include such stockholder’s share of the deemed distribution in income as if it had been distributed to the U.S. stockholder, and the U.S. stockholder will be entitled to claim a credit equal to such stockholder’s allocable share of the tax paid on the deemed distribution by us. The amount of the deemed distribution net of such tax will be added to the U.S. stockholder’s tax basis for its shares of Common Stock. Since we expect to pay tax on any retained capital gains at our regular corporate tax rate, and since that rate is in excess of the maximum rate currently payable by individuals on long-term capital gains, the amount of tax that individual stockholders will be treated as having paid and for which they will receive a credit will exceed the tax they owe on the retained net capital gain. Such excess generally may be claimed as a credit against the U.S. stockholder’s other U.S. federal income tax obligations or may be refunded to the extent it exceeds a stockholder’s liability for U.S. federal income tax. A stockholder that is not subject to U.S. federal income tax or otherwise required to file a U.S. federal income tax return would be required to file a U.S. federal income tax return on the appropriate form in order to claim a refund for the taxes we paid. In order to utilize the deemed distribution approach, we must provide written notice to our stockholders prior to the expiration of 60 days after the close of the relevant taxable year. We cannot treat any of our investment company taxable income as a “deemed distribution.”

As a RIC, we will be subject to the alternative minimum tax (“AMT”), but any items that are treated differently for AMT purposes must be apportioned between us and our stockholders and this may affect our stockholders’ AMT liabilities. Although regulations explaining the precise method of apportionment have not yet been issued by the Internal Revenue Service (the “IRS”), we intend in general to apportion these items in the same proportion that dividends paid to each stockholder bear to our taxable income (determined without regard to the dividends paid deduction), unless we determine that a different method for a particular item is warranted under the circumstances. You should consult your tax advisor to determine how an investment in our stock could affect your AMT liability.

For purposes of determining (1) whether the Annual Distribution Requirement is satisfied for any taxable year and (2) the amount of capital gain dividends paid for that taxable year, we may, under certain circumstances, elect to treat a dividend that is paid during the following taxable year as if it had been paid during the taxable year in question. If we make such an election, the U.S. stockholder will still be treated as receiving the dividend in the taxable year in which the distribution is made. However, any dividend declared by us in October, November or December of any calendar year, payable to stockholders of record on a specified date in such a month and actually paid during January of the following calendar year, will be treated as if it had been received by our U.S. stockholders on December 31 of the calendar year in which the dividend was declared.

If an investor purchases shares of our Common Stock shortly before the record date of a distribution, the price of the shares will include the value of the distribution and the investor will be subject to tax on the distribution even though economically it may represent a return of his, her or its investment.

A stockholder generally will recognize taxable gain or loss if the stockholder sells or otherwise disposes of his, her or its shares of our Common Stock. The amount of gain or loss will be measured by the difference between such stockholder’s adjusted tax basis in the Common Stock sold and the amount of the proceeds received in exchange. Any gain arising from such sale or disposition generally will be treated as long-term capital gain or loss if the stockholder has held his, her or its shares for more than one year. Otherwise, it will be classified as short-term capital gain or loss. However, any capital loss arising from the sale or disposition of shares of our Common Stock held for six months or less will be treated as long-term capital loss to the extent of the amount of capital gain dividends received or undistributed capital gain deemed received, with respect to such shares. In addition, all or a portion of any loss recognized upon a disposition of shares of our Common Stock may be disallowed if other shares of our Common Stock are purchased (whether through reinvestment of distributions or otherwise) within 30 days before or after the disposition. In such a case, the basis of the Common Stock acquired will be increased to reflect the disallowed loss.

In general, individual and other non-corporate U.S. stockholders currently are subject to a maximum federal income tax rate of either 15% or 20%, depending on whether the stockholder’s income exceeds certain threshold amounts, on their net capital gain (i.e., the excess of realized net long-term capital gains over realized net short-term capital losses), including any long-term capital gain derived from an investment in our shares. Such rate is lower than the maximum rate on ordinary income currently payable by individuals. An additional 3.8% Medicare tax is imposed on certain net investment income (including ordinary dividends and capital gain distributions received from us and net gains from redemptions or other taxable dispositions of our Common Stock) of U.S. individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds certain threshold amounts. Corporate U.S. stockholders currently are subject to U.S. federal income tax on net capital gain at the maximum 35% rate also applied to ordinary income. Non-corporate stockholders with net capital losses for a taxable year (i.e., capital losses in excess of capital gains) generally may currently deduct up to $3,000 of such losses against their ordinary income each taxable year; any net capital losses of a non-corporate stockholder in excess of $3,000 generally may be carried forward and used in subsequent taxable years as provided in the Code. Corporate stockholders generally may not deduct any net capital losses for a taxable year, but may carry back such losses for three taxable years or carry forward such losses for five taxable years.

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For any period that we are not considered to be a “publicly offered regulated investment company” within the meaning of Section 67 of the Code, a noncorporate stockholder’s pro rata portion of our affected expenses, including our management fees, will be treated as an additional dividend to the stockholder and will be deductible by such stockholder only to the extent permitted under the limitations described below. For noncorporate stockholders, including individuals, trusts, and estates, significant limitations generally apply to the deductibility of certain expenses of a nonpublicly offered RIC, including advisory fees. In particular, these expenses, referred to as miscellaneous itemized deductions, are deductible only to individuals to the extent they exceed 2% of such a stockholder’s adjusted gross income, and are not deductible for AMT purposes. A publicly offered regulated investment company is a RIC whose shares are either (i) continuously offered pursuant to a public offering within the meaning of Section 4 of the Securities Act, (ii) regularly traded on an established securities market or (iii) held by at least 500 persons at all times during the taxable year. We anticipate that we will not qualify as a publicly offered RIC for the foreseeable future.

We (or if a U.S. stockholder holds shares through an intermediary, such intermediary) will send to each of our U.S. stockholders, as promptly as possible after the end of each calendar year, a notice detailing, on a per share and per distribution basis, the amounts includible in such U.S. stockholder’s taxable income for such year as ordinary income and as long-term capital gain. In addition, the U.S. federal tax status of each year’s distributions generally will be reported to the IRS (including the amount of dividends, if any, eligible for the preferential maximum rate). Dividends paid by us generally will not be eligible for the dividends-received deduction or the preferential tax rate applicable to Qualifying Dividends because our income generally will not consist of dividends. Distributions may also be subject to additional state, local and foreign taxes depending on a U.S. stockholder’s particular situation. In addition, the Code requires reporting of adjusted cost basis information for covered securities, which generally include shares of a RIC acquired after January 1, 2012, to the IRS and to taxpayers. Stockholders should contact their financial intermediaries with respect to reporting of cost basis and available elections for their accounts.

Under applicable Treasury regulations, if a U.S. stockholder recognizes a loss with respect to our Common Stock of $2 million or more for a non-corporate U.S. stockholder or $10 million or more for a corporate U.S. stockholder in any single taxable year (or a greater loss over a combination of years), the U.S. stockholder must file with the IRS a disclosure statement on Form 8886. Direct U.S. stockholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, U.S. stockholders of a RIC are not excepted. Future guidance may extend the current exception from this reporting requirement to U.S. stockholders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Significant monetary penalties apply to a failure to comply with this reporting requirement. States may also have a similar reporting requirement. U.S. stockholders should consult their own tax advisers to determine the applicability of these Treasury regulations in light of their individual circumstances.

We may be required to withhold federal income tax (“backup withholding”), currently at a rate of 28%, from all distributions to any U.S. stockholder (1) who fails to furnish us with a correct taxpayer identification number or a certificate that such stockholder is exempt from backup withholding or (2) with respect to whom the IRS notifies us that such stockholder has failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect. An individual’s taxpayer identification number generally is his or her social security number. Any amount withheld under backup withholding is allowed as a credit against the U.S. stockholder’s federal income tax liability, so long as proper information is provided to the IRS.

Taxation of Tax-Exempt U.S. Stockholders

A U.S. stockholder that is a tax-exempt organization for U.S. federal income tax purposes and therefore generally exempt from U.S. federal income taxation may nevertheless be subject to taxation to the extent that it is considered to derive unrelated business taxable income (“UBTI”). The direct conduct by a tax-exempt U.S. stockholder of the activities that we propose to conduct could give rise to UBTI. However, a BDC is a corporation for U.S. federal income tax purposes and its business activities generally will not be attributed to its stockholders for purposes of determining their treatment under current law. Therefore, a tax-exempt U.S. stockholder should not be subject to U.S. taxation solely as a result of the holder’s ownership of our shares and receipt of dividends that we pay. Moreover, under current law, if we incur indebtedness, such indebtedness will not be attributed to portfolio investors in our stock. Therefore, a tax-exempt U.S. stockholder should not be treated as earning income from “debt-financed property” and dividends we pay should not be treated as “unrelated debt-financed income” solely as a result of indebtedness that we incur. Proposals periodically are made to change the treatment of “blocker” investment vehicles interposed between tax-exempt investors and nonqualifying investments. In the event that any such proposals were to be adopted and applied to BDCs, the treatment of dividends payable to tax-exempt investors could be adversely affected.

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Taxation of Non-U.S. Stockholders

Whether an investment in the shares is appropriate for a Non-U.S. stockholder will depend upon that person’s particular circumstances. Non-U.S. stockholders should consult their tax advisers before investing in our Common Stock.

Distributions of our “investment company taxable income” to Non-U.S. stockholders (including interest income and realized net short-term capital gains in excess of realized long-term capital losses, which generally would be free of withholding if paid to Non-U.S. stockholders directly) will be subject to withholding of U.S. federal tax at a 30% rate (or lower rate provided by an applicable treaty) to the extent of our current and accumulated earnings and profits unless an applicable exception applies. If the distributions are effectively connected with a U.S. trade or business of the Non-U.S. stockholder, we will not be required to withhold U.S. federal tax if the Non-U.S. stockholder complies with applicable certification and disclosure requirements, although the distributions will be subject to U.S. federal income tax at the rates applicable to U.S. persons. Special certification requirements apply to a Non-U.S. stockholder that is a foreign partnership or a foreign trust, and such entities are urged to consult their tax advisers.

For taxable years beginning prior to January 1, 2015 with respect to certain distributions made by RICs to Non-U.S. stockholders, no withholding was required and the distributions generally were not subject to U.S. federal income tax if (i) the distributions were properly designated in a notice timely delivered to our stockholders as “interest-related dividends” or “short-term capital gain dividends,” (ii) the distributions were derived from sources specified in the Code for such dividends and (iii) certain other requirements were satisfied. Although Congress has periodically extended this exemption in recent years, no assurance can be given as to whether this exemption will be extended for taxable years beginning on or after January 1, 2015. In addition, no assurance can be provided as to whether any of our distributions will be reported as eligible for this special exemption from withholding tax even if it is extended.

Actual or deemed distributions of our net capital gains to a stockholder that is a Non-U.S. stockholder, and gains realized by a Non-U.S. stockholder upon the sale or redemption of our Common Stock, will not be subject to U.S. federal income tax unless the distributions or gains, as the case may be, are effectively connected with a U.S. trade or business of the Non-U.S. stockholder (and, if an income tax treaty applies, are attributable to a permanent establishment maintained by the Non-U.S. stockholder in the United States) or, in the case of an individual, the Non-U.S. stockholder was present in the United States for 183 days or more during the taxable year and certain other conditions are met.

If we distribute our net capital gains in the form of deemed rather than actual distributions, a stockholder that is a Non-U.S. stockholder will be entitled to a U.S. federal income tax credit or tax refund equal to the stockholder’s allocable share of the corporate-level tax we pay on the capital gains deemed to have been distributed; however, in order to obtain the refund, the Non-U.S. stockholder must obtain a U.S. taxpayer identification number and file a U.S. federal income tax return even if the Non-U.S. stockholder would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return.

For a corporate Non-U.S. stockholder, distributions (both actual and deemed), and gains realized upon the sale or redemption of our Common Stock that are effectively connected to a U.S. trade or business may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate if provided for by an applicable treaty).

Under the dividend reinvestment plan, our stockholders who have not “opted out” of our dividend reinvestment plan will have their cash distributions automatically reinvested in additional shares of our Common Stock, rather than receiving the cash distributions. If the distribution is a distribution of our investment company taxable income, is not properly reported by us as a short-term capital gains dividend or interest-related dividend (as discussed above), and it is not effectively connected with a U.S. trade or business of the Non-U.S. stockholder (or, if a treaty applies, is not attributable to a permanent establishment), the amount distributed (to the extent of our current and accumulated earnings and profits) will be subject to U.S. federal withholding tax at a 30% rate (or lower rate provided by an applicable treaty) and only the net after-tax amount will be reinvested in common shares. If the distribution is effectively connected with a U.S. trade or business of the Non-U.S. stockholder, generally the full amount of the distribution will be reinvested in the plan and will nevertheless be subject to U.S. federal income tax at the ordinary income rates applicable to U.S. persons. The Non-U.S. stockholder will have an adjusted basis in the additional common shares purchased through the plan equal to the cash that would have been received if the stockholder had received the distribution in cash, unless we issue new shares that are trading at or above net asset value, in which case, the stockholder’s basis in the new shares will generally be equal to their fair market value. The additional shares will have a new holding period commencing on the day following the day on which the shares are credited to the Non-U.S. stockholder’s account.

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A Non-U.S. stockholder who is a non-resident alien individual, and who is otherwise subject to withholding of U.S. federal tax, may be subject to information reporting and backup withholding of U.S. federal income tax on dividends unless the Non-U.S. stockholder provides us or the dividend paying agent with a U.S. nonresident withholding tax certificate (e.g. an IRS Form W-8BEN, IRS Form W-8BEN-E or an acceptable substitute form) or an acceptable substitute form.

Effective July 1, 2014, we are required to withhold U.S. tax (at a 30% rate) on payments of taxable dividends and (effective January 1, 2017) redemption proceeds and certain capital gain dividends made to certain non-U.S. entities that fail to comply (or be deemed compliant) with extensive new reporting and withholding requirements designed to inform the Treasury of U.S.-owned foreign investment accounts. Stockholders may be requested to provide additional information to us to enable us to determine whether withholding is required.

Non-U.S. persons should consult their own tax advisers with respect to the U.S. federal income tax and withholding tax, and state, local and foreign tax consequences of an investment in the shares.

Regulation as a Business Development Company

General

A BDC is a specialized investment vehicle that elects to be regulated under the 1940 Act as an investment company, but is generally subject to less onerous requirements than other registered investment companies under a regime designed to encourage lending to U.S.-based small and mid-sized businesses. Unlike many similar types of investment vehicles that are restricted to being private entities, the stock of a BDC is permitted to trade in the public equity markets (although there are no current plans to list our Shares to allow for such trading). BDCs are also eligible to elect to be treated as a RIC under Subchapter M of the Code. A RIC typically does not incur significant entity-level income taxes, because it is generally entitled to deduct distributions made to its stockholders.

Potential Advantages of a BDC Compared to Other Institutional Investment Vehicles

The advantages of the BDC structure derive from two characteristics:

First, a BDC is permitted to become a publicly traded company. This provides a BDC with access to an additional source of capital and offers investors the potential to monetize their investment through the sale of shares in an active public stock market. Most BDCs trade on either the New York Stock Exchange or the NASDAQ Stock Market. However, we do not intend to list our Shares, at least initially, on any national exchange.

In contrast, many investment vehicles utilized by institutional investors are required to be “private” vehicles. Investors in such vehicles can transfer their interests only under strict rules designed to ensure that “private” status is maintained. This may have the effect of limiting the liquidity of those interests and result in a discount when they trade in the secondary market. Typically, these investment vehicles are designed for a medium-term (ten year) life, and the timing of return of capital from these vehicles typically depends upon the investment activity of the vehicle.

On the other hand, in a BDC, once a public market develops and lock-ups pursuant to any subscription agreements in respect of the Shares expire, an investor is free to sell shares and control the timing of any capital return. The timing and pricing of any initial public offering of our Common Stock (an “IPO”) and subsequent trading price of our Shares will depend on market conditions and our Adviser’s investment performance. Prior to an IPO, our Shares will be subject to certain transfer restrictions. Following an IPO, investors may be restricted from selling or disposing of their Shares by applicable securities laws, contractually by a lock-up agreement with the underwriters of the IPO and contractually through restrictions contained in the subscription agreement in respect of our Shares.

Second, as a BDC, we intend to elect to be treated as a RIC under the Code. A RIC typically does not incur significant entity-level income taxes, because it is entitled to deduct distributions made to its stockholders in computing its income subject to entity-level taxation. As a result, a BDC that has elected to be a RIC does not incur any U.S. federal income tax so long as the BDC continuously maintains its registration in accordance with the 1940 Act, at least 90% of the BDC’s gross income each taxable year consists of certain types of qualifying investment income, the BDC satisfies certain asset composition requirements at the close of each quarter of its taxable year, and if the BDC distributes all of its taxable income (including net realized capital gains, if any) to its stockholders on a current basis. The rules applicable to our qualification as a RIC for tax purposes are complex and involve significant practical and technical issues. If we fail to qualify as a RIC for U.S. federal income tax purposes or are unable to maintain our qualification for any reason, then we would become subject to regular corporate income tax, which would have a material adverse effect on the amount of after-tax income available for distribution to our stockholders. See “Item 1. Business – Material U.S. Federal Income Tax Considerations.”

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Distributions by a BDC generally are treated as dividends for U.S. tax purposes, and generally are subject to U.S. income or withholding tax unless the stockholder receiving the dividend qualifies for an exemption from U.S. tax, or the distribution is subject to one of the special look-through rules. Distributions paid out of net capital gains can qualify for a reduced rate of taxation in the hands of an individual U.S. stockholder and an exemption from U.S. tax in the hands of a non-U.S. stockholder. Additionally, a U.S. pension fund that owns shares in a BDC generally is not required to take account of indebtedness incurred at the level of the BDC in determining whether dividends received from a BDC constitute “unrelated debt-financed income.” Finally, a non-U.S. investor in a BDC generally does not need to take account of activities conducted by the BDC in determining whether such non-U.S. investor is engaged in the conduct of a business in the United States. See “Item 1. Business – Material U.S. Federal Income Tax Considerations.”

The 1940 Act contains prohibitions and restrictions relating to transactions between BDCs and their affiliates (including any investment advisers or investment sub-advisers), principal underwriters and affiliates of those affiliates or underwriters and requires that a majority of the directors of a BDC be persons other than “interested persons,” as that term is defined in the 1940 Act. In addition, the 1940 Act provides that a BDC may not change the nature of its business so as to cease to be, or to withdraw its election as, a BDC unless approved by a majority of its outstanding voting securities as defined by the 1940 Act.

Qualifying Assets

Under the 1940 Act, a BDC may not acquire any asset other than assets of the type listed in Section 55(a) of the 1940 Act, which are referred to as qualifying assets, unless, at the time the acquisition is made, qualifying assets represent at least 70% of the BDC’s total assets. The principal categories of qualifying assets relevant to our proposed business are the following:

(1)     Securities purchased in transactions not involving any public offering from the issuer of such securities, which issuer (subject to certain limited exceptions) is an eligible portfolio company, or from any person who is, or has been during the preceding 13 months, an affiliated person of an eligible portfolio company, or from any other person, subject to such rules as may be prescribed by the SEC. An eligible portfolio company is defined in the 1940 Act as any issuer which:

(a)     is organized under the laws of, and has its principal place of business in, the United States;

(b)     is not an investment company (other than a small business investment company wholly owned by the BDC) or a company that would be an investment company but for certain exclusions under the 1940 Act; and

(c)     satisfies either of the following:

(i)     does not have any class of securities listed on a national securities exchange or has any class of securities listed on a national securities exchange subject to a $250 million market capitalization maximum; or

(ii)     is controlled by a BDC or a group of companies including a BDC, the BDC actually exercises a controlling influence over the management or policies of the eligible portfolio company, and, as a result, the BDC has an affiliated person who is a director of the eligible portfolio company.

(2)     Securities of any eligible portfolio company which we control.

(3)     Securities purchased in a private transaction from a U.S. issuer that is not an investment company or from an affiliated person of the issuer, or in transactions incident thereto, if the issuer is in bankruptcy and subject to reorganization or if the issuer, immediately prior to the purchase of its securities, was unable to meet its obligations as they came due without material assistance other than conventional lending or financing arrangements.

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(4)     Securities of an eligible portfolio company purchased from any person in a private transaction if there is no ready market for such securities and we already own 60% of the outstanding equity of the eligible portfolio company.

(5)     Securities received in exchange for or distributed on or with respect to securities described in (1) through (4) above, or pursuant to the exercise of warrants or rights relating to such securities.

(6)     Cash, cash equivalents, U.S. government securities or high-quality debt securities maturing in one year or less from the time of investment.

Managerial Assistance to Portfolio Companies

In addition, a BDC must have been organized and have its principal place of business in the United States and must be operated for the purpose of making investments in the types of securities described in (1), (2) or (3) above. However, in order to count portfolio securities as qualifying assets for the purpose of the 70% test, the BDC must either control the issuer of the securities or must offer to make available to the issuer of the securities significant managerial assistance. However, when a BDC purchases securities in conjunction with one or more other persons acting together, one of the other persons in the group may make available such managerial assistance. Making available managerial assistance means, among other things, any arrangement whereby the BDC, through its directors, officers or employees, offers to provide, and, if accepted, does so provide, significant guidance and counsel concerning the management, operations or business objectives and policies of a portfolio company.

Temporary Investments

Pending investment in other types of “qualifying assets,” as described above, our investments may consist of cash, cash equivalents, U.S. government securities or high-quality debt securities maturing in one year or less from the time of investment, which we refer to, collectively, as temporary investments, so that 70% of our assets are qualifying assets.

Senior Securities

While we have no present intention to do so, we would be permitted, under specified conditions, to issue multiple classes of indebtedness and one class of stock senior to our Shares if our asset coverage, as defined in the 1940 Act, is at least equal to 200% immediately after each such issuance. As defined in the 1940 Act, asset coverage of 200% means that for every $100 of net assets we hold, we may raise $100 from borrowing and issuing senior securities. In addition, while any senior securities remain outstanding, we must make provisions to prohibit any distribution to our stockholders or the repurchase of such securities or shares unless we meet the applicable asset coverage ratios at the time of the distribution or repurchase. We may also borrow amounts up to 5% of the value of our total assets for temporary or emergency purposes without regard to asset coverage. Regulations governing our operations as a BDC will affect our ability to raise, and the method of raising, additional capital, which may expose us to risks.

Code of Ethics

We and our Adviser have adopted a joint code of ethics pursuant to Rule 17j-1 under the 1940 Act that establishes procedures for personal investments and restricts certain personal securities transactions. Personnel subject to the joint code may invest in securities for their personal investment accounts, including securities that may be purchased or held by us, so long as such investments are made in accordance with the code’s requirements.

Proxy Voting Policies and Procedures

We may delegate our proxy voting responsibility to our Adviser. A summary of the Proxy Voting Policies and Procedures of our Adviser are set forth below. These policies and procedures will be reviewed periodically by our Adviser and, subsequent to our election to be regulated as a BDC (if we so elect), our non-interested directors, and, accordingly, are subject to change. For purposes of these Proxy Voting Policies and Procedures described below, “we” “our” and “us” refers to our Adviser.

An investment adviser registered under the Advisers Act has a fiduciary duty to act solely in the best interests of its clients. As part of this duty, we recognize that we must vote client securities in a timely manner free of conflicts of interest and in the best interests of our clients.

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These policies and procedures for voting proxies for our investment advisory clients are intended to comply with Section 206 of, and Rule 206(4)-6 under, the Advisers Act.

We will vote proxies relating to our portfolio securities in what we believe to be the best interest of our clients’ stockholders by seeking to maximize the economic value of each such client’s holdings. In doing so, we will take into account the relevant client’s investment horizon, the contractual obligations under the applicable advisory agreements or comparable documents, and all other relevant facts and circumstances at the time of the vote. It is our general policy to vote or give consent on all matters presented to security holders in any vote; provided, however, that we reserve the right to abstain on any particular vote or otherwise withhold our vote or consent on any matter if, in the judgment of our general counsel or our relevant investment professional, the costs associated with such vote outweigh the benefits to the relevant clients or if the circumstances make such an abstention or withholding otherwise advisable and in the best interests of the relevant clients.

Our proxy voting decisions will be made by the senior officers who are responsible for monitoring each of our clients’ investments. To ensure that our vote is not the product of a conflict of interest, we will require that: (1) anyone involved in the decision making process disclose to our chief compliance officer any potential conflict that he or she is aware of and any contact that he or she has had with any interested party regarding a proxy vote; and (2) employees involved in the decision making process or vote administration are prohibited from revealing how we intend to vote on a proposal in order to reduce any attempted influence from interested parties.

You may obtain information about how we voted proxies by making a written request for proxy voting information to: Audax Management Company (NY), LLC, 101 Huntington Avenue, Boston, MA 02199, Attention: General Counsel.

Privacy Principles

We are committed to maintaining the privacy of our investors and to safeguarding their non-public personal information. The following information is provided to help you understand what personal information we collect, how we protect that information and why, in certain cases, we may share information with select other parties.

We do not disclose any non-public personal information about our stockholders or a former stockholder to anyone, except as permitted by law or as is necessary in order to service stockholder accounts (for example, to a transfer agent or third party administrator).

We restrict access to non-public personal information about our stockholders to employees of our Adviser and its affiliates with a legitimate business need for the information. We will maintain physical, electronic and procedural safeguards designed to protect the non-public personal information of our stockholders.

Other

We will be prohibited under the 1940 Act from knowingly participating in certain transactions with our affiliates without the prior approval of our independent directors and, in some cases, prior approval by the SEC.

We will be periodically examined by the SEC for compliance with the 1940 Act.

We will be required to provide and maintain a bond issued by a reputable fidelity insurance company to protect us against larceny and embezzlement. Furthermore, as a BDC, we will be prohibited from protecting any director or officer against any liability to us or our stockholders arising from willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person’s office.

We and our Adviser will each be required to adopt and implement written policies and procedures reasonably designed to prevent violation of the federal securities laws, review these policies and procedures annually for their adequacy and the effectiveness of their implementation, and designate a chief compliance officer to be responsible for administering the policies and procedures.

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Item 1A.	Risk Factors

Investing in our Shares involves a number of significant risks. In addition to the other information contained in this Registration Statement, you should consider carefully the following information before making an investment in our Shares. The risks below are not the only risks we face. Additional risks and uncertainties not presently known to us or not presently deemed material by us could also impair our operations and performance. If any of the following events occur, our business, financial condition and results of operations could be materially and adversely affected. In such case, the net asset value of our Shares could decline, and you may lose all or part of your investment.

Risks Related to our Investments

Investing in our Shares involves a high degree of risk.

The investments we make in accordance with our investment objective may involve a higher amount of volatility and risk of loss of principal than alternative investment options and, therefore, an investment in our Shares may not be suitable for someone with lower risk tolerance.

Our investments in portfolio companies may be risky, and we could lose all or part of our investment.

We intend to invest primarily in senior secured debt instruments of privately owned U.S. companies with approximately $10 to $75 million of annual earnings before interest, taxes, depreciation and amortization, or EBITDA, with a focus on transactions sourced through the network of our Adviser. We intend to invest at least 80% of our net assets, plus the amount of any borrowings, in credit instruments.

When we invest in senior secured debt, we will generally take a security interest in the available assets of these portfolio companies, including equity interests in their subsidiaries. There is a risk that the collateral securing our investments may decrease in value over time or lose its entire value, may be difficult to sell in a timely manner, may be difficult to appraise and may fluctuate in value based upon the success of the business and market conditions, including as a result of the inability of the portfolio company to raise additional capital. Also, in some circumstances, our security interest could be subordinated to claims of other creditors. In addition, any deterioration in a portfolio company’s financial condition and prospects, including any inability on its part to raise additional capital, may result in the deterioration in the value of the related collateral. Consequently, the fact that debt is secured does not guarantee that we will receive principal and interest payments according to the investment terms or at all, or that we will be able to collect on the investment should we be forced to enforce our remedies.

The Company intends to lend directly to borrowers, and to structure its investments to include fixed repayment schedules and extensive contractual rights and remedies. We do not expect to invest in structured products and investments and intend to focus on cash-pay instruments that pay interest on a monthly or quarterly basis, typically with maturities of between five and seven years. Such first lien senior secured loans typically do not include equity co-investments, warrants, or payment-in-kind, or “PIK”, payment terms. However, to the extent we invest in securities ranking more junior in a borrower’s capital structure, which we do not expect to be a focus of our portfolio, such investments may include some or all of these attributes. Any equity co-investments, warrants or PIK instruments we hold may include certain risks that are not applicable to the types of securities in which we intend to invest.  These risks include the possibility of being unsecured with respect to our claim on such investments if the portfolio company were to go bankrupt or being paid less upon such bankruptcy than we otherwise would have had such investment been in the form of a senior loan.

Most loans in which we invest will not be rated by any rating agency. If they were rated, they would be rated as below investment grade quality. Loans rated below investment grade quality, which are often referred to as “junk” loans, are generally regarded as having predominantly speculative characteristics and may carry a greater risk with respect to a borrower’s capacity to pay interest and repay principal. Therefore, our investments may result in an above average amount of risk and volatility or loss of principal. To the extent we make investments with a deferred interest feature such as market discount, debt instruments with PIK interest and zero coupon securities, the higher interest rates on these investments may reflect the payment deferral and may reflect an increased credit risk associated with such instruments.

We are a non-diversified investment company within the meaning of the 1940 Act, and therefore we are not limited with respect to the proportion of our assets that may be invested in securities of a single issuer.

We are classified as a non-diversified investment company within the meaning of the 1940 Act, which means that we are not limited by the 1940 Act with respect to the proportion of our assets that we may invest in securities of a single issuer. To the extent that we assume large positions in the securities of a small number of issuers, our net asset value may fluctuate to a greater extent than that of a diversified investment company as a result of changes in the financial condition or the market’s assessment of the issuer. We may also be more susceptible to any single economic or regulatory occurrence than a diversified investment company. Beyond our asset diversification requirements as a RIC under the Code, we do not have fixed guidelines for diversification, and our investments could be concentrated in relatively few portfolio companies.

We have not yet identified the portfolio companies in which we will invest.

We have not yet identified potential investments for our portfolio that we will acquire. Our stockholders will have no input with respect to investment decisions. These factors increase the uncertainty, and thus the risk, of investing in our Shares.

We generally will not control the business operations of our portfolio companies and management of our portfolio companies could make decisions adverse to our interests as debt investors.

We do not expect to control any of our portfolio companies, even though it is possible that we could have board representation or board observation rights. As a result, we are subject to the risk that a portfolio company in which we invest may make business decisions with which we disagree, and the management of such company, as representatives of the holders of their common equity, may take risks or otherwise act in ways that do not serve our interests as debt investors. As a result, a portfolio company may make decisions that could decrease the value of our portfolio holdings.

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Economic recessions or downturns could impair our portfolio companies and harm our operating results.

Many of our portfolio companies may be susceptible to economic slowdowns or recessions and may be unable to repay our debt investments during these periods. Therefore, our non-performing assets are likely to increase, and the value of our portfolio is likely to decrease, during these periods. Adverse economic conditions may also decrease the value of any collateral securing investments in senior secured debt. A severe recession may further decrease the value of our collateral and result in losses of value in our portfolio and a decrease in our revenues, net income, assets and net worth. Unfavorable economic conditions also could increase our funding costs, limit our access to the capital markets or result in a decision by our lenders not to extend credit to us on terms we deem acceptable. These events could prevent us from increasing investments and harm our operating results.

Since the third quarter of 2007, global credit and other financial markets have suffered substantial stress, volatility, illiquidity and disruption. The financial services sector has been negatively affected by significant write-offs as the value of the assets held by financial firms has declined, impairing their capital positions and abilities to lend and invest. Such value declines were exacerbated by widespread forced liquidations. Such forced liquidations impacted many investors and investment vehicles, leading to a decline in the supply of capital for investment and depressed pricing levels for many assets. These events significantly diminished overall confidence in the debt and equity markets, engendered unprecedented declines in the values of certain assets and caused extreme economic uncertainty.

While financial conditions appear to have improved since March 2009, financial markets continue to experience disruption and volatility and economic activity has remained subdued. A prolonged period of market illiquidity may have an adverse effect on our business, financial condition, results of operations and cash flows. In addition, unfavorable economic conditions, including rising interest rates, may also increase our funding costs, limit our access to capital markets or negatively impact our ability to obtain financing, particularly from the debt markets. There is a risk of increased portfolio company defaults due to a general increase in interest rates if our portfolio includes a high percentage of floating rate investment.

A covenant breach by a portfolio company may harm our operating results.

A portfolio company’s failure to satisfy financial or operating covenants imposed by us or other lenders could lead to defaults and, potentially, termination of its debt and foreclosure on its secured assets, which could trigger cross-defaults under other agreements and jeopardize a portfolio company’s ability to meet its obligations under the debt securities that we hold. We may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting portfolio company.

An investment strategy focused primarily on privately held companies presents certain challenges, including the lack of available information about these companies.

We intend to invest primarily in privately owned U.S. companies. Investments in privately owned companies pose certain incremental risks as compared to investments in public companies. For example, such private companies:

•	have reduced access to the capital markets, resulting in diminished capital resources and ability to withstand financial distress;

•	may have limited financial resources and may be unable to meet their obligations under the debt securities that we hold, which may be accompanied by a deterioration in the value of any collateral and a reduction in the likelihood of us realizing on any guarantees we may have obtained in connection with our investment;

•	may have shorter operating histories, narrower product lines and smaller market shares than larger businesses, which tend to render them more vulnerable to competitors’ actions and changing market conditions, as well as general economic downturns;

•	are more likely to depend on the management talents and efforts of a small group of persons; therefore, the death, disability, resignation or termination of one or more of these persons could have a material adverse impact on our portfolio company and, in turn, on us; and

•	may have less predictable operating results, may from time to time be parties to litigation, may be engaged in volatile businesses with products subject to a substantial risk of obsolescence and may require substantial additional capital to support their operations, finance expansion or maintain their competitive position.

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Finally, little public information generally exists about privately owned companies and these companies may not have third-party debt ratings or audited financial statements. We must therefore rely on the ability of our Adviser to obtain adequate information through due diligence to evaluate the creditworthiness and potential returns from investing in these companies. Additionally, these companies and their financial information will not generally be subject to the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act, and other rules that govern public companies. If we are unable to uncover all material information about these companies, we may not make a fully informed investment decision, and we may lose money on our investments.

Our portfolio securities may be thinly traded and, as a result, the lack of liquidity in our investments may adversely affect our business.

Investments in privately owned companies tend to be less liquid. The securities of privately owned companies are not publicly traded or actively traded on the secondary market and are, instead, traded on a privately negotiated over-the-counter secondary market for institutional investors. These privately negotiated over-the-counter secondary markets may be inactive during an economic downturn or a credit crisis. In addition, the securities in these companies are subject to legal and other restrictions on resale or are otherwise less liquid than publicly traded securities. Also, if there is no readily available market for these investments, we will carry these investments at fair value as determined by our Adviser. As a result, if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we had previously recorded these investments. We may also face other restrictions on our ability to liquidate an investment in a portfolio company to the extent that we, our Adviser or any of respective affiliates have material nonpublic information regarding such portfolio company or where the sale would be an impermissible joint transaction. The reduced liquidity of our investments may make it difficult for us to dispose of them at a favorable price, and, as a result, we may suffer losses.

We may hold the debt securities of leveraged companies that may, due to the significant volatility of such companies, enter into bankruptcy proceedings.

Leveraged companies may experience bankruptcy or similar financial distress. The bankruptcy process has a number of significant inherent risks. Many events in a bankruptcy proceeding are the product of contested matters and adversary proceedings and are beyond the control of creditors. A bankruptcy filing by an issuer may adversely and permanently affect the issuer. If such bankruptcy proceeding is converted to a liquidation, our value may not equal the liquidation value that was believed to exist at the time of your investment. The duration of a bankruptcy proceeding is also difficult to predict, and a creditor’s return on investment can be adversely affected by delays until the plan of reorganization or liquidation ultimately becomes effective. The administrative costs of a bankruptcy proceeding are frequently high and would be paid out of the debtor’s estate prior to any return to creditors. Because the standards for classification of claims under bankruptcy law are vague, our influence with respect to the class of securities or other obligations we own may be lost by increases in the number and amount of claims in the same class or by different classification and treatment. In the early stages of the bankruptcy process, it is often difficult to estimate the extent of, or even to identify, contingent claims that might be made. In addition, certain claims that have priority by law (for example, claims for taxes) may be substantial and may impair the recovery of other creditors.

The financial projections of our portfolio companies could prove inaccurate.

We generally evaluate the capital structure of portfolio companies on the basis of financial projections prepared by the management of such portfolio companies. These projected operating results will normally be based primarily on judgments of the management of the portfolio companies. In all cases, projections are only estimates of future results that are based upon assumptions made at the time that the projections are developed. General economic conditions, which are not predictable with accuracy, along with other factors may cause actual performance to fall short of the financial projections that were used to establish a given portfolio company’s capital structure. Because of the leverage that is typically employed by our portfolio companies, this could cause a substantial decrease in the value of our investment in the portfolio company. The inaccuracy of financial projections could thus cause our performance to fall short of our expectations.

Price declines in the corporate leveraged loan market may adversely affect the fair value of our portfolio, reducing our net asset value through increased net unrealized depreciation.

Prior to the onset of the financial crisis that began in 2007, securitized investment vehicles, hedge funds and other highly leveraged non-bank financial institutions comprised the majority of the market for purchasing and holding senior, unitranche and subordinated debt. As the trading price of the loans underlying these portfolios began to deteriorate beginning in the first quarter of 2007, we believe that many institutions were forced to raise cash by selling their interests in performing assets in order to satisfy margin requirements or the equivalent of margin requirements imposed by their lenders. This resulted in a cycle of forced deleveraging through price declines, compulsory sales and further price declines, with falling underlying credit values, widespread redemption requests and other constraints resulting from the credit crisis generating further selling pressure.

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Conditions in the medium- and large-sized U.S. corporate debt market may experience similar or worse disruption or deterioration in the future, which may cause pricing levels to decline or be volatile. As a result, our net asset value could decline through an increase in unrealized depreciation and incurrence of realized losses in connection with the sale of our investments. This, in turn, could have a material adverse impact on our business, financial condition and results of operations.

We will be exposed to risks associated with changes in interest rates.

  The majority of our debt investments are likely to be floating rates, based on a spread to LIBOR or the prime rate. General interest rate fluctuations may have a substantial negative impact on our investments, including LIBOR Floor. Any fluctuations in general interest rates would affect the reference rates used in the interest calculation on our investment. Any of these fluctuations individually, or in the aggregate, may have an adverse impact on the overall return of on our investments.

Our portfolio companies may incur debt that ranks equally with, or senior to, our investments in such companies.

We intend to invest primarily in senior secured debt instruments of privately owned U.S. companies with approximately $10 to $75 million of annual EBITDA with a focus on transactions sourced through the network of our Adviser. We intend to invest at least 80% of our net assets, plus the amount of any borrowings, in credit instruments. Our portfolio companies may have, or may be permitted to incur, other debt that ranks equally with, or senior to, the debt in which we invest. By their terms, such debt instruments may entitle the holders to receive payment of interest or principal on or before the dates on which we are entitled to receive payments with respect to the debt instruments in which we invest. Also, in the event of the insolvency, liquidation, dissolution, reorganization or bankruptcy of a portfolio company, holders of debt instruments ranking senior to our investment in that portfolio company would typically be entitled to receive payment in full before we receive any distribution. After repaying such senior creditors, such portfolio company may not have any remaining assets to repay its obligation to us. In the case of debt ranking equally with debt instruments in which we invest, we would have to share on an equal basis any distributions with other creditors holding such debt in the event of an insolvency, liquidation, dissolution, reorganization or bankruptcy of a portfolio company.

To the extent we make investments in restructurings and reorganizations they may be subject to greater regulatory and legal risks than other traditional investments in portfolio companies.

We may make investments in restructurings that involve, or otherwise invest in the debt securities of, companies that are experiencing or are expected to experience severe financial difficulties. These severe financial difficulties may never be overcome and may cause such companies to become subject to bankruptcy proceedings. As such, these investments could subject us to certain additional potential liabilities that may exceed the value of our original investment. For instance, under certain circumstances, payments to us and our distributions to stockholders may be reclaimed if any such payment or distribution is later determined to have been a fraudulent conveyance, preferential payment or similar transaction under applicable bankruptcy and insolvency laws. Furthermore, investments in restructurings may be adversely affected by statutes relating to, among other things, fraudulent conveyances, voidable preferences, lender liability and a court’s discretionary power to disallow, subordinate or disenfranchise particular claims. Under certain circumstances, a lender that has inappropriately exercised control of the management and policies of a debtor may have its claims subordinated or disallowed, or may be found liable for damages suffered by parties as a result of such actions.

There may be circumstances where our debt investments could be subordinated to claims of other creditors, or we could be subject to lender liability claims.

If one of our portfolio companies were to go bankrupt, depending on the facts and circumstances, including the extent to which we actually provided managerial assistance to that portfolio company or a representative of us or our Adviser sat on the board of directors of such portfolio company, a bankruptcy court might re-characterize our debt investment and subordinate all or a portion of our claim to that of other creditors. Bankruptcy courts weigh equitable considerations when determining the recovery creditors may receive.  As a result, it is difficult to predict with any certainty the situations in which our legal rights may be subordinated to other creditors in a bankruptcy.  For example, in situations where a bankruptcy carries a higher degree of political or broader economic significance, our recovery may be adversely affected.

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In addition, lenders in certain cases can be subject to lender liability claims for actions taken by them when they become too involved in the borrower’s business or exercise control over a borrower. It is possible that we could become subject to a lender’s liability claim, including as a result of actions taken if we render significant managerial assistance to, or exercise control or influence over the board of directors of, the borrower.

We may not have the funds or ability to make additional investments in our portfolio companies.

After our initial investment in a portfolio company, we may be called upon from time to time to provide additional funds to such company or have the opportunity to increase our investment through the exercise of a warrant or other right to purchase shares. There is no assurance that we will make, or will have sufficient funds to make, follow-on investments. Even if we have sufficient capital to make a desired follow-on investment, we may elect not to make a follow-on investment because we may not want to increase our level of risk, we prefer other opportunities, we are limited in our ability to do so by compliance with BDC requirements (once we have elected to be treated as a BDC), or we desire to maintain our RIC status. Our ability to make follow-on investments may also be limited by our Adviser’s allocation policies. Any decisions not to make a follow-on investment or any inability on our part to make such an investment may have a negative impact on a portfolio company in need of such an investment, may result in a missed opportunity for us to increase our participation in a successful operation or may reduce the expected return on the investment.

Prepayments of our debt investments by our portfolio companies could adversely impact our results of operations and reduce our return on equity.

We are subject to the risk that the investments we make in our portfolio companies may be repaid prior to maturity. When this occurs, we will generally reinvest these proceeds in temporary investments, pending their future investment in new portfolio companies. These temporary investments will typically have substantially lower yields than the debt being prepaid and we could experience significant delays in reinvesting these amounts. Alternative future investments in new portfolio companies may also be at lower yields than the debt that was repaid and will, in any case, require additional Adviser time. As a result, our results of operations could be materially adversely affected if one or more of our portfolio companies elect to prepay amounts owed to us. Additionally, prepayments, net of prepayment fees, could negatively impact our return on equity.

To the extent OID constitutes a portion of our income, we will be exposed to risks associated with the deferred receipt of cash representing such income.

Our investments may include instruments issued with OID. To the extent OID constitutes a portion of our income, we will be exposed to typical risks associated with such income being required to be included in taxable and accounting income prior to receipt of cash, including:

•	Instruments issued with OID may have unreliable valuations because the accruals require judgments about collectability.

•	Instruments issued with OID may create heightened credit risks because the inducement to trade higher rates for the deferral of cash payments typically represents, to some extent, speculation on the part of the borrower.

•	For accounting purposes, cash distributions to stockholders derived from OID income are not considered to have been made from our paid-in capital, although they may be paid from the proceeds of any offering of our Shares. Thus, although a distribution of OID income comes from the cash invested by the stockholders, the 1940 Act does not require that stockholders be given notice of this fact.

•	In the case of PIK “toggle” debt, a PIK election has the simultaneous effects of increasing the assets under management, thereby increasing our base management fee, and increasing our investment income.

•	OID creates risk of non-refundable cash payments to our Adviser based on non-cash accruals that may never be realized.

•	In addition, in the event we recognize deferred loan interest income in excess of our available capital as a result of our receipt PIK interest, we may be required to liquidate assets in order to pay a portion of the base management fee.

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Risks Relating to our Shares

There is no public market for our Shares, and we do not expect any market for our Shares to develop after the completion of an offering of our Shares.

There is no existing trading market for our Shares. We do not expect any market for our Shares to develop in the future or, if developed, such market may not be sustained. In the absence of a trading market or unless we choose to conduct a tender offer, an investor may be unable to liquidate an investment in our Shares.

We may be unable to invest a significant portion of the net proceeds of any offering of our Shares on acceptable terms in an acceptable timeframe.

Delays in investing the net proceeds of any offering of our Shares may impair our performance. We cannot assure you we will be able to identify any investments that meet our investment objective or that any investment that we make will produce a positive return. We may be unable to invest the net proceeds of any offering of our Shares on acceptable terms within the time period that we anticipate or at all, which could harm our financial condition and operating results.

Before investing our cash on hand, we will invest such primarily in cash equivalents, U.S. government securities and other high-quality debt instruments maturing in one year or less from the time of investment. This will produce returns that are significantly lower than the returns that we expect to achieve when our portfolio is fully invested in securities meeting our investment objective. As a result, any distributions that we pay while our portfolio is not fully invested in securities meeting our investment objective may be lower than the distributions that we may be able to pay when our portfolio is fully invested in securities meeting our investment objective.

Risks Relating to Our Business and Structure

We are a new company and have no operating history.

We were formed on January 29, 2015 and are subject to all of the business risks and uncertainties associated with any new business, including the risk that we will not achieve our investment objective. We would be the first BDC to be advised by our Adviser. We expect that it will take time to invest capital in part because extending loans to middle-market borrowers requires substantial due diligence and structuring. During this investment period, we will invest the net proceeds of any offering of our Shares in short-term investments, such as cash and cash equivalents, U.S. government securities and high-quality debt instruments maturing in one year or less from the time of investment. We expect to earn yields substantially lower than the interest income that we anticipate receiving in respect of loans to middle-market borrowers. As a result, distributions, if any, made during this period may be substantially lower than the distributions that may be paid when our portfolio is fully invested.

Our portfolio may initially be concentrated in a limited number of portfolio companies and industries, which will subject us to a risk of significant loss if any of these companies defaults on its obligations under any of its debt instruments or if there is a downturn in a particular industry.

Although we do not intend to focus our investments in any specific industries, our portfolio may be concentrated in a limited number of portfolio companies and industries. Beyond the asset diversification requirements associated with our qualification as a RIC under Subchapter M of the Code, we will not have fixed guidelines for diversification; while we will not target any specific industries, our investments may initially be concentrated in relatively few industries. As a result, the aggregate returns we will realize may be significantly adversely affected if a small number of investments perform poorly or if we need to write down the value of any one investment. Additionally, a downturn in any particular industry in which we are invested could also significantly impact the aggregate returns we realize.

Because our business model depends to a significant extent upon relationships with corporations, financial institutions and investment firms, the inability of our Adviser to maintain or develop these relationships, or the failure of these relationships to generate investment opportunities, could adversely affect our business.

We expect that our Adviser will depend on its relationships with corporations, financial institutions and investment firms, and we will rely indirectly to a significant extent upon these relationships to provide us with potential investment opportunities. If our Adviser fails to maintain its existing relationships or develop new relationships or sources of investment opportunities, we may not be able to grow our investment portfolio. In addition, individuals with whom our Adviser has relationships are not obligated to provide us with investment opportunities, and, therefore, we can offer no assurance that such relationships will generate investment opportunities for us.

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We may face increasing competition for investment opportunities, which could delay deployment of our capital, reduce returns and result in losses.

We compete for investments with BDCs and investment funds (including registered investment companies, private equity funds and mezzanine funds), as well as traditional financial services companies such as commercial and investment banks and other sources of funding, such as issuers of collateral loan obligations, or CLOs, and other structured loan funds. Moreover, alternative investment vehicles, such as hedge funds, have begun to invest in areas in which they have not traditionally invested, including making investments in our target market of privately owned U.S. companies. As a result of these new entrants, competition for investment opportunities in privately owned U.S. companies could intensify. Many of our competitors are substantially larger and have considerably greater financial, technical and marketing resources than we do. For example, some competitors may have a lower cost of capital and access to funding sources that are not available to us. In addition, some of our competitors may have higher risk tolerances or different risk assessments than we have. These characteristics could allow our competitors to consider a wider variety of investments, establish more relationships and offer prospective borrowers better pricing and more flexible structuring than we are able to do.

We may lose investment opportunities if we do not match our competitors’ pricing, terms and structure criteria. If we are forced to match these criteria to make investments, we may not be able to achieve acceptable returns on our investments or lose capital. Any increase in the number and/or the size of our competitors could force us to accept less attractive investment terms or not lend. Furthermore, many of our competitors are not subject to the regulatory restrictions that the 1940 Act would impose on us as a BDC or the source of income, asset diversification and distribution requirements we must satisfy to maintain our RIC status. Such competitive pressures may adversely affect our business, financial condition, results of operations and cash flows. As a result of this competition, we may not be able to take advantage of attractive investment opportunities from time to time. Also we may not be able to identify and make investments that are consistent with our investment objective.

We may not be able to pay you distributions or to sustain them once we begin declaring distributions, and our distributions may not grow over time.

Subject to the discretion of our Board of Directors and applicable legal restrictions, we intend to make distributions on a quarterly basis to our stockholders out of assets legally available for distribution. We cannot assure you that we will achieve investment results that will allow us to make a specified level of cash distributions or to increase our cash distributions in the future.

Expenses earlier in our life cycle may affect our earnings and our ability to make distributions.

As a new company, we will incur significant organizational costs including legal and accounting, as well as expenses under the Administration Agreement and the base management fee. The aggregate amount of these expenses could be significant in relation to our size. These expenses could prevent us from making distributions to you until we are able generate cash flow from our investments.

We may need to raise additional capital to grow because we must distribute most of our income.

We may need additional capital to fund growth in our investments. A reduction in the availability of new capital could limit our ability to grow. We must distribute at least 90% of our investment company taxable income to our stockholders to maintain our RIC status. As a result, any such cash earnings may not be available to fund investment originations. We expect to issue equity securities in private offerings. If we fail to obtain funds from such sources or from other sources to fund our investments, it could limit our ability to grow, which may have an adverse effect on the value of our securities. In addition, once we elect to be treated as a BDC, our ability to borrow or issue additional preferred stock may be restricted if our total assets are less than 200% of our total borrowings and preferred stock.

A significant portion of our investment portfolio will be recorded at fair value as determined in good faith by our Board of Directors and, as a result, there will be uncertainty as to the value of our portfolio investments.

We will carry our portfolio investments at market value or, if there is no readily available market value, at fair value. There is no public market or active secondary market for many of the securities of the privately held companies in which we intend to invest. The majority of our investments will not be publicly traded or actively traded on a secondary market but, instead, may be traded on a privately negotiated over-the-counter secondary market for institutional investors. As a result, we will value these securities quarterly at fair value as determined in good faith by our Board of Directors.

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The determination of fair value, and thus the amount of unrealized losses we may incur in any year, is to a degree subjective. We expect to value these securities quarterly at fair value as determined in good faith by our Board of Directors, which may rely on the services of our Adviser. The types of factors that may be considered in determining the fair values of our investments include the nature and realizable value of any collateral, the portfolio company’s ability to make payments and its earnings, the markets in which the portfolio company does business, comparison to publicly traded companies, discounted cash flow, current market interest rates and other relevant factors. Because such valuations, and particularly valuations of private securities and private companies, are inherently uncertain, they may fluctuate significantly over short periods of time due to changes in market conditions. The determinations of fair value by our Board of Directors may differ materially from the values that would have been used if an active market and market quotations existed for these investments. Our net asset value could be adversely affected if the determinations regarding the fair value of our investments were materially higher than the values that we ultimately realize upon the disposal of such investments.

Our distribution proceeds may exceed our earnings, particularly during the period before we have substantially invested the net proceeds from any offering of our Shares. We have not established any limit on the extent to which we may use proceeds from any offering of our Shares to fund distributions, which may reduce the amount of capital we ultimately invest in assets.

We expect to pay distributions out of assets legally available for distribution. In the event that we encounter delays in locating suitable investment opportunities, we may pay our distributions from the proceeds of any offering of our Shares in anticipation of future cash flow, which may constitute a return of your capital. Distributions from the proceeds of any offering of our Shares also could reduce the amount of capital we ultimately invest in portfolio companies. Accordingly, stockholders who receive the payment of a distribution from us should not assume that such distribution is the result of a net profit earned by us.

Our Adviser may change our operating policies and strategies without prior notice or stockholder approval, the effects of which may be adverse to our stockholders.

Our Adviser has the authority to modify or waive our operating policies, investment criteria and strategies without prior notice and without stockholder approval. We cannot predict the effect any changes to our current operating policies, investment criteria and strategies would have on our business, net asset value, operating results and the value of our Shares. However, the effects might be adverse, which could negatively impact our ability to pay you distributions and cause you to lose all or part of your investment. Moreover, we will have significant flexibility in investing the net proceeds of any offering of our Shares and may use the net proceeds from any offering of our Shares in ways with which investors may not agree.

We may experience fluctuations in our quarterly results.

We could experience fluctuations in our quarterly operating results due to a number of factors, including our ability or inability to make investments in companies that meet our investment criteria, the interest rate payable and default rates on the debt securities we acquire, the level of our expenses, variations in and timing of the recognition of realized and unrealized gains or losses, the degree to which we encounter competition in our markets, and general economic conditions. As a result of these factors, results for any previous period should not be relied upon as indicative of performance in future periods. These occurrences could have a material adverse effect on our results of operations, the value of your investment and our ability to pay distributions.

Price declines and illiquidity in the corporate debt markets may adversely affect the fair value of our portfolio investments, reducing our net asset value through increased net unrealized depreciation.

We will carry our investments at market value or, if no market value is ascertainable, at fair value. Decreases in the market values or fair values of our investments will be recorded as unrealized depreciation. The unprecedented declines in prices and liquidity in the corporate debt markets from mid-2007 through early-2010 resulted in significant net unrealized depreciation in the portfolios of many investment funds, reducing their net asset value. Depending on market conditions, we may face similar losses which could have a material adverse impact on our business, financial condition and results of operations and our net asset value.

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We are subject to risks in using custodians and other agents.

We will depend on the services of custodians or other agents to carry out certain securities transactions and administrative services for us. In the event of the insolvency of a custodian, we may not be able to recover equivalent assets in full as we will rank among the custodian’s unsecured creditors in relation to assets which the custodian borrows, lends or otherwise uses. In addition, our cash held with a custodian may not be segregated from the custodian’s own cash, and we therefore may rank as unsecured creditors in relation thereto. The inability to recover assets from the custodian could have a material impact on our performance.

Risks Related to our Adviser and its Affiliates

Our Adviser and its affiliates, including our officers and some of our directors, could face conflicts of interest caused by compensation arrangements with us, which could result in actions that are not in the best interests of our stockholders.

Many of our portfolio investments are expected to be made in the form of securities that are not publicly traded. As a result, our Board of Directors will determine the fair value of these securities in good faith. In connection with that determination, our Adviser may provide our Board of Directors with valuations based upon the most recent portfolio company financial statements available and projected financial results of each portfolio company. In addition, certain of our Investment Committee members that are not on our Board of Directors have an indirect pecuniary interest in our Adviser. The participation of our Adviser in our valuation process, and the indirect pecuniary interest in our Adviser of certain of our investment committee members, could result in a conflict of interest because the base management fee is based, in part, on our gross assets and our incentive fees will be based, in part, on unrealized depreciation.

The part of the management and incentive fees payable to our Adviser that relates to our net investment income is computed and paid on income that may include interest income that has been accrued for GAAP (without any adjustments) but not yet received in cash, such as OID, debt instruments with PIK interest,  interest and zero coupon securities. This fee structure may be considered to involve a conflict of interest for our Adviser to the extent that it may encourage our Adviser to favor debt financings that provide for deferred interest, rather than current cash payments of interest. Our Adviser may have an incentive to invest in deferred interest securities in circumstances where it would not have done so but for the opportunity to continue to earn the fees even when the issuers of the deferred interest securities would not be able to make actual cash payments to us on such securities. This risk could be increased because our Adviser is not obligated to reimburse us for any fees received even if we subsequently incur losses or never receive in cash the deferred income that was previously accrued.

The Investment Advisory Agreement and the Administration Agreement were not negotiated on an arm’s length basis and may not be as favorable to us as if they had been negotiated with an unaffiliated third party.

Because the sole stockholder of the Company at the time of the negotiations was an affiliate of our Adviser and our Administrator, the Investment Advisory Agreement and the Administration Agreement were negotiated between related parties. Consequently, while the terms of each were subject to approval by our Board of Directors, including a majority of independent directors, such terms, including the advisory fees payable under such agreement may not be as favorable to us as if they had been negotiated with an unaffiliated third party.

Our Adviser’s liability will be limited under the Investment Advisory Agreement, and we will be required to indemnify our Adviser against certain liabilities, which may lead our Adviser to act in a riskier manner on our behalf than it would when acting for its own account.

Our Adviser will not assume any responsibility to us other than to render the services described in the Investment Advisory Agreement, and it will not be responsible for any action of our Board of Directors in declining to follow our Adviser’s advice or recommendations.

The time and resources that individuals associated with our Adviser devote to us may be diverted, and we may face additional competition due to the fact that our Adviser is not prohibited from raising money for or managing other entities that makes the same types of investments that we target.

Our Adviser is not prohibited from raising money for and managing future investment entities that make the same types of investments as those we target. As a result, the time and resources that our Adviser devotes to us may be diverted. During times of intense activity in other programs, our Adviser may devote less time and resources to our business than is necessary or appropriate. In addition, we will compete with such other entities for the same investors and investment opportunities. We may co-invest with such investment entities only to the extent permitted by the 1940 Act, the rules and regulations under the 1940 Act and any order for exemptive relief under the 1940 Act obtained by us from the SEC. We have not obtained such exemptive relief from the SEC. Even having obtained such exemptive relief, we would be unable to participate in certain transactions originated by our Adviser or its affiliates. Affiliates of our Adviser, whose primary business includes the origination of investments, engage in investment advisory businesses with accounts that compete with us. Affiliates of our Adviser have no obligation to make their originated investment opportunities available to us.

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We may be obligated to pay our Adviser incentive compensation even if we incur a loss.

Our Adviser will be entitled to incentive compensation for each calendar quarter in an amount equal to a percentage of the excess of our pre-incentive fee net investment income for that quarter (before deducting incentive compensation) above a performance threshold for that quarter. Our pre-incentive fee net investment income for incentive compensation purposes excludes realized and unrealized capital losses and depreciation that we may incur in the calendar quarter, even if such capital losses or depreciation result in a net loss on our statement of operations for that quarter. Thus, we may be required to pay incentive compensation for a calendar quarter even if there is a decline in the value of our portfolio or we incur a net loss for that quarter, subject to the deferral provisions.

We may make investments that could give rise to a conflict of interest.

We do not expect to invest in, or hold securities of, companies that are controlled by our affiliates’ other clients. However, our affiliates’ other clients may invest in, and gain control over, one of our portfolio companies. If our affiliates’ other client or clients gain control over one of our portfolio companies, this may create conflicts of interest and subject us to certain restrictions under the 1940 Act. As a result of these conflicts and restrictions our Adviser may be unable to implement our investment strategies as effectively as they could have in the absence of such conflicts or restrictions. For example, as a result of a conflict or restriction, our Adviser may be unable to engage in certain transactions that they would otherwise pursue. In order to avoid these conflicts and restrictions, our Adviser may choose to exit these investments prematurely and, as a result, we may forego positive returns associated with such investments. In addition, to the extent that another client holds a different class of securities than us as a result of such transactions, our interests may not be aligned. Our ability to enter into transactions with our affiliates may be restricted.

As a BDC, we will be prohibited under the 1940 Act from participating in transactions with certain of our affiliates without the prior approval of a majority of the independent directors and, in some cases, the SEC. Any person that owns, directly or indirectly, 5% or more of our outstanding voting securities will be our affiliate for purposes of the 1940 Act, and we will generally be prohibited from buying or selling any securities from or to such affiliate, absent the prior approval of our Board of Directors. The 1940 Act also prohibits certain “joint” transactions with certain of our affiliates, which in certain circumstances could include investments in the same portfolio company (whether at the same or different times to the extent the transaction involves jointness), without prior approval of our Board of Directors and, in some cases, the SEC. If a person acquires more than 25% of our voting securities, we will be prohibited from buying or selling any security from or to such person or certain of that person’s affiliates, or entering into prohibited joint transactions with such persons, absent the prior approval of the SEC. Similar restrictions limit our ability to transact business with our officers or directors or their affiliates. The SEC has interpreted the BDC regulations governing transactions with affiliates to prohibit certain “joint transactions” involving entities that share a common investment adviser or have investment advisers under common control. As a result of these restrictions, we may be prohibited from buying or selling any security from or to any portfolio company that is controlled by a fund managed by our Adviser or its respective affiliates except under certain circumstances or with the prior approval of the SEC, which may limit the scope of investment opportunities that would otherwise be available to us.

We may, however, invest alongside our Adviser’s and/or its affiliates’ other clients, in certain circumstances where doing so is consistent with applicable law and SEC staff interpretations, guidance and exemptive relief orders. However, we can offer no assurance that investment opportunities will be allocated to us fairly or equitably in the short-term or over time.

In situations where co-investment with our affiliates’ other clients is not permitted under the 1940 Act and related rules, existing or future staff guidance or the terms and conditions of exemptive relief granted to our Adviser and its affiliates by the SEC, our Adviser will need to decide which client or clients will proceed with the investment. We have not obtained such exemptive relief from the SEC. Generally, we will not have an entitlement to make a co-investment in these circumstances and, to the extent that another client elects to proceed with the investment, we will not be permitted to participate. Moreover, except in certain circumstances, we will be unable to invest in any issuer in which an affiliates’ other client holds a controlling interest. These restrictions may limit the scope of investment opportunities that would otherwise be available to us.

Our Adviser and its affiliates plan to file an application with the SEC seeking exemptive relief that would permit us to invest alongside them subject to certain conditions. There is no assurance that such relief will be granted.

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Our ability to achieve our investment objective depends on our Adviser’s ability to manage and support our investment process. If our Adviser were to lose its key professional(s), our ability to achieve our investment objective could be significantly harmed.

We have no internal management capacity or employees other than our appointed executive officers and will depend upon the investment expertise, skill and network of business contacts of our Adviser to achieve our investment objective. Our Adviser will evaluate, negotiate, structure, execute, monitor and service our investments. Our future success will depend to a significant extent on the continued service and coordination of our Adviser’s senior investment professionals. The departure of a significant number of our Adviser’s senior investment professionals could have a material adverse effect on our ability to achieve our investment objective.

Our ability to achieve our investment objective also depends on our Adviser’s ability to identify, analyze, invest in, finance and monitor companies that meet our investment criteria. Our Adviser’s capabilities in structuring the investment process, providing competent, attentive and efficient services to us and facilitating access to financing on acceptable terms depend on the involvement of investment professionals in an adequate number and of adequate sophistication to handle the flow of transactions. To achieve our investment objective, our Adviser will need to retain, hire, train, supervise and manage new investment professionals to participate in our investment selection and monitoring process. Our Adviser may not be able to find qualified investment professionals in a timely manner or at all. Any failure to do so could have a material adverse effect on our business, financial condition and results of operations.

Risks Related to Election to be Regulated as a BDC and Taxed as a RIC

We intend to be regulated as a BDC and we intend to elect to be treated as a RIC under the Code. Accordingly, you should carefully consider the risks below. In addition, there can be no assurances that we will be successful in being treated as a RIC.

We will be subject to corporate-level income tax if we are unable to qualify as a RIC under Subchapter M of the Code or to satisfy RIC distribution requirements.

To maintain RIC tax treatment under the Code, we must meet the following minimum annual distribution, income source and asset diversification requirements. See “Item 1. Business – Material U.S. Federal Income Tax Considerations.”

The Annual Distribution Requirement will be satisfied if we distribute to our stockholders on an annual basis at least 90% of our net ordinary taxable income and realized net short-term capital gains in excess of realized net long-term capital losses, if any. We would also be taxed on any retained income and/or gains, including any short-term capital gains or long-term capital gains. We must also satisfy an additional annual distribution requirement during each calendar year in order to avoid a 4% excise tax on the amount of the under-distribution. Although we do not intend to use debt financing in the near term, we are subject to an asset coverage ratio requirement under the 1940 Act and may in the future become subject to restrictions us from making distributions necessary to satisfy the distribution requirements. If we are unable to obtain cash from other sources, we could fail to qualify for RIC tax treatment, or could be required to retain a portion of our income or gains, and thus become subject to corporate-level income tax.

The income source requirement will be satisfied if we obtain at least 90% of our income for each year from dividends, interest, gains from the sale of stock or securities, or similar sources.

The asset diversification requirement will be satisfied if we meet certain asset diversification requirements at the end of each quarter of our taxable year. To satisfy this requirement, at least 50% of the value of our assets must consist of cash, cash equivalents, U.S. government securities, securities of other RICs, and other acceptable securities; and no more than 25% of the value of our assets can be invested in the securities, other than U.S. government securities or securities of other RICs, of one issuer, of two or more issuers that are controlled, as determined under applicable Code rules, by us and that are engaged in the same or similar or related trades or businesses or of certain “qualified publicly traded partnerships.” Failure to meet these requirements may result in our having to dispose of certain investments quickly in order to prevent the loss of RIC status. Because most of our investments will be in private companies, and therefore will be relatively illiquid, any such dispositions could be made at disadvantageous prices and could result in substantial losses.

If we fail to qualify for or maintain RIC tax treatment for any reason and are subject to corporate income tax, the resulting corporate taxes could substantially reduce our net assets, the amount of income available for distribution, and the amount of our distributions.

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We may choose to pay distributions in the form of our Shares, in which case our investors may be required to pay federal income taxes in cash in excess of the cash distributions they receive.

We may distribute taxable dividends that are payable in cash or Shares at the election of each investor. Under certain applicable provisions of the Code and the Treasury regulations, distributions payable in cash or in Shares at the election of investors are treated as taxable dividends. The IRS has issued private rulings indicating that this rule will apply even where the total amount of cash that may be distributed is limited to no more than 20% of the total distribution. Under these rulings, if too many investors elect to receive their distributions in cash, each such investor would receive a pro rata share of the total cash to be distributed and would receive the remainder of their distribution in Shares. Although a private letter ruling may not be relied upon by taxpayers other than the taxpayer to whom the ruling was issued, such rulings generally illustrate the view of the IRS on the facts addressed by the ruling. If we decide to make any distributions consistent with these rulings that are payable in part in our Shares, taxable investors receiving such dividends will be required to include the full amount of the dividend (whether received in cash, our Shares, or a combination of cash and Shares) as ordinary income (or as long-term capital gain to the extent such distribution is properly reported as a capital gain dividend) to the extent of our current and accumulated earnings and profits for U.S. federal income tax purposes. As a result, a U.S. investor may be required to pay tax with respect to such dividends in excess of any cash received. If a U.S. investor sells the Shares it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of our Shares at the time of the sale. Furthermore, with respect to non-U.S. investors, we may be required to withhold U.S. tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in Shares. In addition, if a significant number of our stockholders determine to sell shares of our Shares in order to pay taxes owed on dividends, it may put downward pressure on the trading price of our Shares.

If we do not qualify as a “publicly offered regulated investment company,” as defined in the Code, certain investors will be taxed as though they received a distribution of some of our expenses.

A “publicly offered regulated investment company” is a RIC whose shares are either (1) continuously offered pursuant to a public offering, (2) regularly traded on an established securities market or (3) held by at least 500 persons at all times during the taxable year. We do not expect to qualify as a publicly offered RIC for any period. As a result, a non-corporate U.S. stockholder’s allocable portion of our affected expenses will be treated as an additional deemed distribution to the stockholder and will be deductible by such stockholder only to the extent permitted under the limitations described below. For non-corporate U.S. stockholders, including individuals, trusts and estates, significant limitations generally apply to the deductibility of certain expenses of a non-publicly offered RIC. In particular, these expenses, referred to as miscellaneous itemized deductions, are deductible to a U.S. individual only to the extent they exceed 2% of such a stockholder’s adjusted gross income and are not deductible for AMT purposes. We anticipate that we will not qualify as a publicly offered RIC immediately after the effectiveness of this Registration Statement, but we may qualify as a publicly offered RIC for future taxable years.

We may have difficulty paying our required distributions if we recognize income before or without receiving cash representing such income.

For U.S. federal income tax purposes, we may be required to recognize taxable income in circumstances in which we do not receive a corresponding payment in cash. For example, if we hold debt obligations that are treated under applicable tax rules as having OID, such as debt instruments with PIK interest or, in certain cases, increasing interest rates or debt instruments that were issued with warrants, we must include in income a portion of the OID that accrues over the life of each debt obligation in determining our taxable income, regardless of whether cash representing such income is received by us in the same taxable year. We may also have to include in income other amounts that we have not yet received in cash, such as deferred loan origination fees that are paid after origination of the loan or are paid in non-cash compensation such as warrants or stock. Furthermore, we may invest in non-U.S. corporations (or other non-U.S. entities treated as corporations for U.S. federal income tax purposes) that could be treated under the Code and Treasury regulations as “passive foreign investment companies” and/or “controlled foreign corporations.” The rules relating to investment in these types of non-U.S. entities are designed to ensure that U.S. taxpayers are either, in effect, taxed currently (or on an accelerated basis with respect to corporate level events) or taxed at increased tax rates at distribution or disposition. In certain circumstances this could require us to recognize income where we do not receive a corresponding payment in cash.

We anticipate that a portion of our income may constitute OID or other income required to be included in taxable income prior to receipt of cash. Further, we may elect to amortize market discounts and include such amounts in our taxable income in the current year, instead of upon disposition, as an election not to do so would limit our ability to deduct interest expenses for tax purposes.

Because any OID or other amounts accrued will be included in our investment company taxable income for the year of the accrual, we may be required to make a distribution to our stockholders in order to satisfy the annual distribution requirement, even if we will not have received any corresponding cash amount. As a result, we may have difficulty meeting the annual distribution requirement necessary to obtain and maintain RIC tax treatment under the Code. We may have to sell some of our investments at times and/or at prices we would not consider advantageous, raise additional equity capital, make a partial share distribution, or forgo new investment opportunities for this purpose. If we are not able to obtain cash from other sources, and choose not to make a qualifying share distribution, we may fail to qualify for RIC tax treatment and thus become subject to corporate-level income tax.

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The requirement that we, as a BDC, invest a sufficient portion of our assets in qualifying assets could preclude us from investing in accordance with our current business strategy; conversely, any failure on our part to invest a sufficient portion of our assets in qualifying assets could cause us to lose our status as a BDC.

Once we elect to be treated as a BDC, the 1940 Act will prohibit us from acquiring any assets other than certain “qualifying assets,” as defined in the 1940 Act, unless, at the time of and after giving effect to such acquisition, at least 70% of our total assets are qualifying assets. Therefore, we may be precluded from investing in what we believe are attractive investments if such investments are not qualifying assets. Conversely, if we fail to invest a sufficient portion of our assets in qualifying assets, we could lose our status as a BDC, which would have a material adverse effect on our business, financial condition, and result of operations. Similarly, these rules could prevent us from making additional investments in existing portfolio companies, which could result in the dilution of our position.

Failure to maintain our status as a BDC would reduce our operating flexibility.

If we do not remain a BDC (after we have elected to be so treated), we could be subject to regulation as a registered closed-end investment company under the 1940 Act, which would subject us to substantially more regulatory restrictions and correspondingly decrease our operating flexibility.

Any failure to comply with the requirements imposed on BDCs by the 1940 Act could cause the SEC to bring an enforcement action against us and/or expose us to claims of private litigants. In addition, upon approval of a majority of our stockholders, we may elect to withdraw our status as a BDC. If we decide to withdraw our election, or if we otherwise fail to qualify, or maintain our qualification, as a BDC, we may be subject to substantially greater regulation under the 1940 Act as a closed-end investment company. Compliance with such regulations would significantly decrease our operating flexibility, and could significantly increase our costs of doing business.

Changes in laws or regulations governing our operations may adversely affect our business or cause us to alter our business strategy.

We and our portfolio companies will be subject to regulation at the local, state and federal level. Changes to the laws and regulations governing our permitted investments may require a change to our investment strategy. Such changes could differ materially from the strategies and plans set forth in this Registration Statement and may shift our investment focus from the areas of expertise of our Adviser. Thus, any such changes, if they occur, could have a material adverse effect on our results of operations and the value of your investment.

Efforts to comply with the Sarbanes-Oxley Act will involve significant expenditures.

Upon registering the Shares under the Exchange Act, we will be subject to the Sarbanes-Oxley Act and the related rules and regulations promulgated by the SEC. These requirements may place a strain on our systems and resources. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal controls over financial reporting, which are discussed below. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal controls, significant resources and management oversight will be required. We will be implementing additional procedures, processes, policies and practices for the purpose of addressing the standards and requirements applicable to public companies. As a result, we expect to incur significant additional expenses, which may negatively impact our financial performance and our ability to make distributions. This process also will result in a diversion of our management’s time and attention. We do not know when our evaluation, testing and remediation actions will be completed or its impact on our operations. In addition, we may be unable to ensure that the process is effective or that our internal controls over financial reporting are or will be effective.

The systems and resources necessary to comply with public company reporting requirements will increase further once we cease to be an “emerging growth company” under the JOBS Act. As long as we remain an emerging growth company, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and exemptions from the requirement to hold advisory votes on executive compensation. We will remain an emerging growth company for up to five years following an IPO, although if the market value of our Shares that are held by non-affiliates exceeds $700 million as of any June 30 before that time, we would cease to be an emerging growth company as of the following December 31.

We do not currently have comprehensive documentation of our internal controls and have not yet tested our internal controls in accordance with Section 404 of the Sarbanes-Oxley Act, and failure to achieve and maintain effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business and the market price of our Shares.

We have not previously been required to comply with the requirements of the Sarbanes-Oxley Act, including the internal control evaluation and certification requirements of Section 404 of that statute, and we will not be required to comply with all of those requirements until we have been subject to the reporting requirements of the Exchange Act for a specified period of time or the date we are no longer an emerging growth company under the JOBS Act. Accordingly, our internal controls over financial reporting may not currently meet all of the standards contemplated by Section 404 of the Sarbanes-Oxley Act that we will eventually be required to meet. We are in the process of addressing our internal controls over financial reporting and are establishing formal procedures, policies, processes and practices related to financial reporting and to the identification of key financial reporting risks, assessment of their potential impact and linkage of those risks to specific areas and activities within our organization. Additionally, we have begun the process of documenting our internal control procedures to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act, which requires annual management assessments of the effectiveness of our internal controls over financial reporting. Our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an emerging growth company under the JOBS Act. Because we do not currently have comprehensive documentation of our internal controls and have not yet tested our internal controls in accordance with Section 404 of the Sarbanes-Oxley Act, we cannot conclude in accordance with Section 404 of the Sarbanes-Oxley Act that we do not have a material weakness in our internal controls or a combination of significant deficiencies that could result in the conclusion that we have a material weakness in our internal controls. As a public entity, we will be required to complete our initial assessment in a timely manner. If we are not able to implement the requirements of Section 404 of the Sarbanes-Oxley Act in a timely manner or with adequate compliance, our operations, financial reporting or financial results could be adversely affected. Matters impacting our internal controls may cause us to be unable to report our financial information on a timely basis and thereby subject us to adverse regulatory consequences, including sanctions by the SEC or violations of applicable stock exchange listing rules, and result in a breach of the covenants under the agreements governing any of our financing arrangements. There could also be a negative reaction in the financial markets due to a loss of investor confidence in us and the reliability of our financial statements. Confidence in the reliability of our financial statements could also suffer if we or our independent registered public accounting firm were to report a material weakness in our internal controls over financial reporting. This could materially adversely affect us and lead to a decline in the market price of our Shares, to the extent we have completed an IPO.

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Stockholders may be subject to filing requirements under the Exchange Act as a result of an investment in us.

Because our Shares will be registered under the Exchange Act, ownership information for any person who beneficially owns 5% or more of our Shares will have to be disclosed in a Schedule 13D or other filings with the SEC. Beneficial ownership for these purposes is determined in accordance with the rules of the SEC, and includes having voting or investment power over the securities. In some circumstances, investors who choose to reinvest their dividends may see their percentage stake in us increased to more than 5%, thus triggering this filing requirement. Although we will provide in our quarterly statements the amount of outstanding Shares and the amount of the investor’s Shares, the responsibility for determining the filing obligation and preparing the filing remains with the investor. In addition, owners of 10% or more of our Shares are subject to reporting obligations under Section 16(a) of the Exchange Act.

Stockholders may be subject to the short-swing profits rules under the Exchange Act as a result of an investment in us.

Persons with the right to appoint a director or who hold more than 10% of a class of our Shares may be subject to Section 16(b) of the Exchange Act, which recaptures for the benefit of the issuer profits from the purchase and sale of registered stock within a six-month period.

Our Board of Directors may change our investment objective, operating policies and strategies without prior notice or stockholder approval.

Our Board of Directors has the authority to change our investment objective and modify or waive certain of our operating policies and strategies without prior notice (except as required by the 1940 Act) and without stockholder approval. However, absent stockholder approval, once we elect to be treated as a BDC we may not change the nature of our business so as to cease to be a BDC and we may not withdraw our election as a BDC. We cannot predict the effect any changes to our current operating policies or strategies would have on our business, operating results and value of our Common Stock. Nevertheless, the effects may adversely affect our business and impact our ability to make distributions.

A stockholder’s interest in us could be diluted if we issue additional Shares, which could reduce the overall value of an investment in us.

Our Board of Directors may, in its sole discretion, conduct one or more additional private offerings of the Shares. Investors do not have preemptive rights to any Shares we issue in the future. Any such additional offering may have a dilutive effect on existing stockholders. To the extent we issue additional Shares at or below net asset value, after an investor purchases our Shares, an investor’s percentage ownership interest in us will be diluted. If we were to sell our Shares below the then current net asset value per Share in any such additional offering, there would be an immediate dilution to our net asset value per Share. In addition, depending upon the terms and pricing of any additional offerings and the value of our investments, an investor may also experience dilution in the net asset and fair value of his, her or its Shares.

When we elect to be treated as a BDC, we generally will be prohibited from issuing or selling Shares at a price below net asset value per share, which may be a disadvantage as compared with certain public companies. In any such case, the price at which our securities are to be issued and sold may not be less than a price that, in the determination of the Board of Directors, closely approximates the fair value of such securities (less any distributing commission or discount). If we raise additional funds by issuing Common Stock, or senior securities convertible into or exchangeable for our Common Stock, then the percentage ownership of our stockholders at that time will decrease, and you will experience dilution. We may sell Shares, or warrants, options, or rights to acquire such Shares at a price below the then current net asset value of such Shares if our Board of Directors and independent directors determine that such sale is in our best interests and the best interests of our stockholders, and our stockholders, including a majority of those stockholders who are not affiliated with us, approve such sale. We do not intend, or have any expectation, that we will issue warrants, options or rights to acquire Shares within our first year of operation.

Provisions of the General Corporation Law of the State of Delaware and our certificate of incorporation and bylaws could deter takeover attempts and have an adverse effect on the price of our Common Stock.

The General Corporation Law of the State of Delaware (the “DGCL”), our certificate of incorporation, and bylaws contain provisions that may discourage, delay or make more difficult a change in control of us or the removal of our directors. These measures may delay, defer or prevent a transaction or a change in control that might otherwise be in the best interests of our stockholders and could have the effect of depriving stockholders of an opportunity to sell their shares at a premium over prevailing market prices.

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Our Adviser will be able to resign upon 60 days’ notice, and we may not be able to find a suitable replacement within that time, resulting in a disruption in our operations that could adversely affect our financial condition, business and results of operations.

Our Adviser will have the right, under the Investment Advisory Agreement, to resign at any time upon 60 days written notice, whether we have found a replacement or not. If our Adviser resigns, we may not be able to find a new investment adviser or hire internal management with similar expertise and ability to provide the same or equivalent services on acceptable terms within 60 days, or at all. If we are unable to do so quickly, our operations are likely to experience a disruption, our financial condition, business and results of operations as well as our ability to pay distributions are likely to be adversely affected and the market price of our Common Stock may decline. In addition, the coordination of our internal management and investment activities is likely to suffer if we are unable to identify and reach an agreement with a single institution or group of executives having the expertise possessed by our Adviser and its affiliates. Even if we are able to retain comparable management, whether internal or external, the integration of such management and their lack of familiarity with our investment objective may result in additional costs and time delays that may adversely affect our financial condition, business and results of operations.

Our Administrator will be able to resign from its role as Administrator under the Administration Agreement, and a suitable replacement may not be found, resulting in disruptions that could adversely affect our business, results of operations and financial condition.

Our Administrator will have the right to resign under the Administration Agreement upon 60 days’ written notice, whether a replacement has been found or not. If our Administrator resigns, it may be difficult to find a new administrator or hire internal management with similar expertise and ability to provide the same or equivalent services on acceptable terms, or at all. If a replacement is not found quickly, our business, results of operations and financial condition are likely to be adversely affected and the market price of our Common Stock may decline. Even if a comparable service provider or individuals to perform such services are retained, whether internal or external, their integration into our business and lack of familiarity with our investment objective may result in additional costs and time delays that may materially adversely affect our business, results of operations and financial condition.

We, our Adviser or its affiliates may be subject to litigation or regulatory proceedings the results of which could have a material adverse effect on our financial condition or results of operations.

From time to time we, our Adviser or its affiliates may be involved in various legal proceedings, lawsuits and claims incidental to the conduct of their respective businesses. We, our Adviser and its affiliates are also subject to extensive regulation, which may result in regulatory proceedings. In addition, our executive management team, directors and members of our Adviser’s management may, in the ordinary course of business, be named as defendants in litigation arising from our investments in such portfolio companies. To the extent we, our executive management team or directors, or members of our Adviser’s management team face adverse outcomes in any such proceedings, our financial condition or results of operations could be materially adversely affected.

The net asset value of our Shares may fluctuate significantly.

The net asset value and liquidity, if any, of the market for Shares may be significantly affected by numerous factors, some of which are beyond our control and may not be directly related to our operating performance. These factors include:

•	changes in earnings or variations in operating results;
•	changes in the value of our portfolio of investments;
•	changes in accounting guidelines governing valuation of our investments;
•	changes in regulatory policies or tax guidelines, particularly with respect to RICs or BDCs;
•	loss of RIC or BDC status (once we elect such treatment);
•	any shortfall in revenue or net income or any increase in losses from levels expected by investors;
•	departure of either of our Adviser or certain of its key personnel;
•	general economic trends and other external factors; and
•	the potential loss of a major funding source.

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Item 2.	Financial Information

Selected Financial and Other Information

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Overview

We are externally managed by our Adviser, which is responsible for sourcing potential investments, conducting due diligence on prospective investments, analyzing investment opportunities, structuring investments and monitoring our portfolio on an ongoing basis. Our Adviser is registered as investment adviser under the Advisers Act with the SEC.

Under our Investment Advisory Agreement, we will agree to pay our Adviser an annual management fee as well as an Incentive Fee. Also, under the Administration Agreement, we will agree to reimburse our Administrator for the allocable portion of overhead and other expenses incurred by our Administrator in performing its obligations under the Administration Agreement, including our allocable portion of the costs of compensation and related expenses of our chief compliance officer, chief financial officer and their respective staffs.

Our investment objective is to generate current income and, to a lesser extent, long-term capital appreciation. We intend to meet our investment objective by investing primarily in senior secured debt instruments of privately owned U.S. middle-market companies. We intend to invest at least 80% of our net assets, plus the amount of any borrowings, in credit instruments. As a result, our debt investments may have various types of collateral. In connection with our debt investments, we may receive equity interests such as warrants or options as additional consideration. If our Adviser deems it appropriate, we may invest to an extent in more liquid debt securities, some of which may trade on a national securities exchange. Our Adviser intends to manage our allocation between investment types as market conditions change. We intend to source our transactions through our Adviser’s network and also may acquire debt securities through purchases in the secondary market.

The level of our investment activity depends on many factors, including the amount of debt and equity capital available to prospective portfolio companies, the level of merger, acquisition and refinancing activity for such companies, the availability of credit to finance transactions, the general economic environment and the competitive environment for the types of investments we make. We anticipate that we will invest the proceeds from any offering of our Shares generally within eight to twelve months. The precise timing will depend on the availability of investment opportunities that are consistent with our investment objective and strategies. Any distributions we make during such period may be substantially lower than the distributions that we expect to pay when our portfolio is fully invested.

Revenues

We plan to generate revenue in the form of interest on the debt securities that we hold in our portfolio companies. We expect that the senior debt we invest in will generally have stated terms of three to ten years. Our senior debt investments are generally expected to bear interest at a floating rate. Interest on debt securities is generally payable quarterly or semi-annually. In some cases, some of our investments may provide for deferred interest payments or PIK interest. The principal amount of the debt securities and any accrued but unpaid interest generally will become due at the maturity date. In addition, we may generate revenue in the form of commitment and other fees in connection with transactions, although we do not expect to do so. Original issue discounts and market discounts or premiums will be capitalized, and we will accrete or amortize such amounts as interest income. We will record prepayment premiums on loans and debt securities as income for U.S. financial reporting purposes.

Expenses

We expect some of our primary annual operating expenses to be the payment of adviser fees and the reimbursement of expenses under our Investment Advisory Agreement and our Administration Agreement, respectively. We will bear other expenses, which are expected to include:

•	organizational and offering expenses relating to offerings of our Shares;

•	the cost of calculating our net asset value;

•	the cost of effecting sales and repurchases of Shares and other securities;

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•	fees payable to third parties relating to, or associated with, monitoring our financial and legal affairs, and valuing investments, including fees and expenses associated with performing due diligence reviews of prospective investments;

•	interest payable on debt, if any, incurred to finance our investments;

•	transfer agent and custodial fees;

•	federal, state and local taxes;

•	brokerage commissions for our investments;

•	federal and state registration fees; fees and expenses associated with independent audits and outside legal costs, including compliance with the Sarbanes-Oxley Act (once we cease to be an emerging growth company), the 1940 Act and applicable federal and state securities laws;

•	fees and expenses associated with our marketing efforts with investors and sponsors;

•	independent directors’ fees and expenses, if any, including travel and related out-of-pocket expenses;

•	costs of director and stockholder meetings, proxy statements, stockholders’ reports and notices;

•	costs of fidelity bonds, directors and officers/errors and omissions liability insurance and other types of insurance;

•	costs of acquiring, holding and disposing of our investments, such as trading and closing costs;

•	direct costs, including those relating to printing of stockholder reports and advertising or sales materials, mailing, long distance telephone and staff;

•	our allocable portion of overhead and other expenses incurred by our Administrator in performing its obligations under the Administration Agreement, such as accounting/financial software, rent and our allocable portion of the cost of our chief compliance officer and chief financial officer, along with their respective staffs; so long as each such reimbursement amount is annually approved by a committee of our Board of Directors; and

•	all other expenses incurred by us or our Adviser in connection with administering our investment portfolio.

Reimbursement of the Administrator for Administrative Services

We will reimburse our Administrator for the administrative expenses necessary for its performance of services to us. However, such reimbursement will be made at an amount equal to the lower of our Administrator’s actual costs and reasonably allocated to us on the basis of assets, revenues, time records or other reasonable methods. We will not reimburse our Administrator for any services for which it receives a separate fee.

Financial Condition, Liquidity and Capital Resources

We intend to generate cash primarily from the net proceeds of any offering of our Shares and from cash flows from interest and fees earned from our investments and principal repayments and proceeds from sales of our investments. Our primary use of cash will be investments in portfolio companies, payments of our expenses and cash distributions to our stockholders.

Tender Offers

We do not currently intend to list our Shares on any securities exchange and do not expect a public market for them to develop in the foreseeable future. Therefore, stockholders should not expect to be able to sell their Shares promptly or at a desired price. To provide our stockholders with limited liquidity, we may, in the absolute discretion of our Board of Directors, conduct an annual tender offer. Our tenders for Shares, if any, would be conducted on such terms as may be determined by our Board of Directors and in accordance with the requirements of applicable law, including Section 23(c) of the 1940 Act and Regulation M under the Exchange Act. We do not currently intend to conduct any tender offers.

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Critical Accounting Policies

This discussion of our expected operating plans is based upon our expected financial statements, which will be prepared in accordance with GAAP. The preparation of these financial statements will require our management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Changes in the economic environment, financial markets and any other parameters used in determining such estimates could cause actual results to differ. In addition to the discussion below, we will describe our critical accounting policies in the notes to our future financial statements.

Valuation of Investments

We will measure the value of our investments in accordance with fair value accounting guidance promulgated under GAAP, which establishes a hierarchical disclosure framework that prioritizes and ranks the level of market price observability used in measuring investments at fair value. Market price observability is affected by a number of factors, including the type of investment and the characteristics specific to the investment. Investments with readily available actively quoted prices or for which fair value can be measured from actively quoted prices generally will have a higher degree of market price observability and a lesser degree of judgment used in measuring fair value.

Investments measured and reported at fair value will be classified and disclosed in one of the following categories:

•	Level 1 — inputs to the valuation methodology are quoted prices available in active markets for identical financial instruments as of the measurement date. The types of financial instruments in this category include unrestricted securities, including equities and derivatives, listed in active markets. We will not adjust the quoted price for these instruments, even in situations where we hold a large position and a sale could reasonably impact the quoted price.

•	Level 2 — inputs to the valuation methodology are quoted prices in markets that are not active or for which all significant inputs are either directly or indirectly observable as of the measurement date. The types of financial instruments in this category include less liquid and restricted securities listed in active markets, securities traded in markets that are not active, government and agency securities, and certain over-the-counter derivatives where the fair value is based on observable inputs.

•	Level 3 — inputs to the valuation methodology are unobservable and significant to the overall fair value measurement, and include situations where there is little, if any, market activity for the investment. The inputs into the determination of fair value require significant management judgment or estimation. The types of financial instruments in this category include investments in privately held entities, non-investment grade residual interests in securitizations, collateralized loan obligations, and certain over-the-counter derivatives where the fair value is based on unobservable inputs.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an investment’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. Our assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and we consider factors specific to the investment.

Revenue Recognition

We record interest income on an accrual basis to the extent that we expect to collect such amounts. For loans and debt securities with contractual PIK interest, which represents contractual interest accrued and added to the principal balance, we generally will not accrue PIK interest for accounting purposes if the portfolio company valuation indicates that such PIK interest is not collectible. We do not accrue as a receivable interest on loans and debt securities for accounting purposes if we have reason to doubt our ability to collect such interest. Original issue discounts, market discounts or premiums are accreted or amortized using the effective interest method as interest income. We record prepayment premiums on loans and debt securities as interest income.

Net Realized Gains or Losses and Net Change in Unrealized Appreciation or Depreciation

We will measure net realized gains or losses by the difference between the net proceeds from the repayment or sale and the amortized cost basis of the investment, without regard to unrealized appreciation or depreciation previously recognized, but considering unamortized upfront fees and prepayment penalties. Net change in unrealized appreciation or depreciation will reflect the change in portfolio investment values during the reporting period, including any reversal of previously recorded unrealized appreciation or depreciation, when gains or losses are realized.

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PIK Interest

We may have investments in our portfolio that contain a PIK interest provision. Any PIK interest will be added to the principal balance of such investments and is recorded as income, if the portfolio company valuation indicates that such PIK interest is collectible. In order to maintain our status as a RIC, substantially all of this income must be included in the amounts paid out by us to stockholders in the form of dividends, even if we have not collected any cash.

Organization and Offering Expenses

In general, we may not deduct organizational expenses, and an election may be made by us to amortize organizational expenses over at least a 180-month period for tax purposes. We incurred organizational costs of $286,640 and offering costs of $0 as of March 31, 2015.

U.S. Federal Income Taxes

We intend to elect to be taxed as a RIC under Subchapter M of the Code. As a RIC, we generally will not have to pay corporate-level federal income taxes on any net ordinary income or net capital gains that we distribute to our stockholders from our tax earnings and profits. To obtain and maintain our RIC tax treatment, we must meet certain source-of-income and asset diversification requirements as well as distribute at least 90% of our investment company taxable income in respect of each taxable year to the holders of our Shares. See “Item 1. Business – Material U.S. Federal Income Tax Considerations.”

Contractual Obligations

We intend to enter into certain contracts under which we have material future commitments. We will enter into the Investment Advisory Agreement with our Adviser. Our Adviser will agree to serve as our investment adviser in accordance with the terms of our Investment Advisory Agreement. Payments under our Investment Advisory Agreement in each reporting period will consist of the base management fee equal to a percentage of the value of our gross assets as well as an Incentive Fee, in part, based on our performance.

We will enter into an Administration Agreement with the Administrator pursuant to which the Administrator will furnish us with administrative services necessary to conduct our day-to-day operations. The Administrator will be reimbursed for administrative expenses it incurs on our behalf in performing its obligations. Such costs will be reasonably allocated to us on the basis of assets, revenues, time records or other reasonable methods. We will not reimburse our Administrator for any services for which it receives a separate fee or for rent, depreciation, utilities, capital equipment or other administrative items allocated to a controlling person of the Administrator.

If any of our contractual obligations discussed above is terminated, our costs may increase under any new agreements that we enter into as replacements. We would also likely incur expenses in locating alternative parties to provide the services we expect to receive under our Investment Advisory Agreement and Administration Agreement.

Quantitative and Qualitative Disclosures About Market Risk

We will be subject to financial market risks, including changes in interest rates. As a result, there can be no assurance that a significant change in market interest rates will not have a material adverse effect on our net investment income.

In addition, any investments we make that are denominated in a foreign currency will be subject to risks associated with changes in currency exchange rates. These risks include the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved.

We may hedge against interest rate and currency exchange rate fluctuations by using standard hedging instruments such as futures, options and forward contracts subject to the requirements of the 1940 Act. While hedging activities may insulate us against adverse changes in interest rates, they may also limit our ability to participate in benefits of lower interest rates with respect to our portfolio of investments with fixed interest rates.

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Item 3.	Properties

Our headquarters are located at 101 Huntington Avenue, Boston, Massachusetts 02199, and are provided by our Administrator. We will reimburse our Administrator for such costs on an allocated basis, in accordance with the terms of our Administration Agreement. We believe that our office facilities are suitable and adequate for our business as it is contemplated to be conducted.

Item 4.	Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain ownership information with respect to our Common Stock for those persons who directly or indirectly own, control or hold with the power to vote, five percent or more of our outstanding Common Stock and all officers and directors, as a group.

Percentage of Common Stock outstanding
Name and address	Type of ownership	Shares owned	Percentage
Audax Group, L.P.(1)	Record/Beneficial	100	100%
Kevin Magid	Record/Beneficial	―	*
Michael McGonigle	Record/Beneficial	―	*
Joseph Nemia	Record/Beneficial	―	*
David Moyer	Record/Beneficial	―	*
Patrick Dowling	Record/Beneficial	―	*
Richard Joseph	Record/Beneficial	―	*
Daniel Weintraub	Record/Beneficial	―	*
Byron Pavano	Record/Beneficial	―	*
All directors and officers as a group (8 persons)	Record/Beneficial	―	*	%

*	Represents less than 1.0%.

(1)	In conjunction with our formation, Audax Group, L.P. purchased 100 Shares at a purchase price of $10 per Share.

Item 5.	Directors and Executive Officers

Our Board of Directors oversees our management. Our Board of Directors currently consists of five members, three of whom are not “interested persons” as defined in Section 2(a)(19) of the 1940 Act. Our Board of Directors elects our officers, who serve at the discretion of our Board of Directors. The responsibilities of each director include the oversight of our investment activity, the quarterly valuation of our assets, and oversight of our financing arrangements. Our Board of Directors has also established an Audit Committee and a Nominating and Corporate Governance Committee, and may establish additional committees in the future.

Board of Directors and Executive Officers

Directors

At each annual meeting, directors are elected and hold office until the next annual meeting and until their successors are duly elected and qualified or until their earlier resignation, death, or removal. Information regarding our Board of Directors is as follows:

Name	Age	Position
Interested Directors

Mr. Kevin Magid	51	Director

Mr. Michael McGonigle	54	Chairman, President and Chief Executive Officer

Independent Directors

Mr. Joseph Nemia	55	Director

Mr. David Moyer	55	Director

Mr. Patrick Dowling	60	Director

The address for each of our directors is c/o Audax Group, 101 Huntington Avenue, Boston, MA 02199.

Executive Officers Who Are Not Directors

Name	Age	Position

Mr. Richard Joseph	52	Chief Financial Officer and Treasurer

Mr. Daniel Weintraub	44	Secretary

Mr. Byron Pavano	41	Chief Compliance Officer

Each executive officer will hold office until his successor is chosen and qualified, or until his earlier resignation or removal.

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Biographical Information

Directors

Our directors have been divided into two groups — interested directors and independent directors. An interested director is an “interested person” as defined in Section 2(a)(19) of the 1940 Act.

Interested Directors

Kevin P. Magid. Mr. Magid joined Audax Group in 2000 and has overseen Audax Senior Debt since its inception. Previously, Mr. Magid spent over 13 years as a leveraged finance professional. From 1995 to 2000 he served as a Managing Director in the Leveraged Finance/Merchant Banking Group of CIBC World Markets Corp (“CIBC”). While at CIBC, Mr. Magid specialized in raising bank debt, high yield debt and mezzanine financing for companies and private equity sponsors in a wide range of industries. He also sourced equity investment opportunities for CIBC’s merchant banking operations. From 1985 to 1987 and 1989 to 1995, Mr. Magid also worked at Wasserstein Perella & Co., Kidder Peabody & Co. and Drexel Burnham Lambert principally in a leveraged finance role. Mr. Magid received an M.B.A. from the Wharton School of the University of Pennsylvania and a B.A. in Economics from Tufts University. Mr. Magid’s depth of experience in corporate finance, capital markets and financial services, as well as his intimate knowledge of Audax Group’s business and operations, gives our Board of Directors valuable industry-specific knowledge and expertise on these and other matters.

Michael P. McGonigle. Mr. McGonigle joined Audax Group in 2007 and has led Audax Senior Debt since its inception. Previously, Mr. McGonigle was a Managing Director for GE Capital’s Corporate Lending business. Mr. McGonigle joined GE Capital in 1982 in the International Trading Operations Group and in 1986 he joined GE Capital’s Corporate Finance group. While at GE Capital, Mr. McGonigle held various positions in its leveraged finance businesses, including new business origination, risk management and workouts. Mr. McGonigle was a founding member of business units which invested in par, distressed and second lien loans, building the sourcing and underwriting teams. Mr. McGonigle received an M.B.A. in Finance from Fordham University Graduate School of Business and a B.S. in Finance and Quantitative Methods from Fordham University. Mr. McGonigle’s depth of experience in corporate finance, capital markets and financial services, as well as his intimate knowledge of Audax Group’s business and operations, gives our Board of Directors valuable industry-specific knowledge and expertise on these and other matters.

Independent Directors

Patrick H. Dowling. Mr. Dowling has been a member of our Board of Directors since March 2015, and is a member of our Audit Committee and the chairman of our Nominating and Corporate Governance Committee. Mr. Dowling has over 39 years of experience in the finance industry. Since 2014, Mr. Dowling has served as the head of Seabury Corporate Finance LLC, focusing on the Aviation, Aerospace & Defense, and Maritime industries for the Investment Banking and Merchant Banking groups. Mr. Dowling was formerly a partner with Massif Partners LP (“Massif Partners”) from 2010-2014, where he was the Chief Investment Officer of Massif Partners Private Debt. Prior to Massif Partners, Mr. Dowling was a Senior Managing Director & Group Head of Aerospace & Defense at Tygris Commercial Finance Group, where he was also a corporate officer and founder, from 2008-2010. Before Tygris, he was Managing Director & General Manager of CIT Leveraged Finance Transportation from 2005-2008, where he was responsible for providing global solutions to manufacturers, suppliers and service providers seeking debt, leasing and structured financings, and served as a member of CIT Group Inc.’s Management Committee. Mr. Dowling was at GE Capital’s Commercial Finance group from 1984-2005, where he served as Managing Director & Industry Leader – Aerospace & Defense. Mr. Dowling is a member of the board of directors for the U.S. Chamber of Commerce Foundation and Chairman of the Miss Kate Foundation, and was formerly on the board of directors for the Institute for Defense & Business Foundation and Penske Truck Leasing. Mr. Dowling received a J.D. from Pace University School of Law and a B.S. in Accounting from Fordham University and is a Certified Public Accountant. Mr. Dowling is an experienced leader whose experiences in the financial and debt markets provide our Board of Directors valuable insight.

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David G. Moyer. Mr. Moyer has been a member of our Board of Directors since March 2015, and is a member of our Audit Committee and Nominating and Corporate Governance Committee. Mr. Moyer has over 25 years of corporate finance experience. Since March 2003, Mr. Moyer has served as President of Principal Advisors Group, LLC and as Senior Managing Director of CEA Atlantic Advisors, LLC, the FINRA registered broker dealer of Communications Equity Associates (“CEA Group”). In March 2003, Mr. Moyer (through Principal Advisors Group, LLC) and CEA Group formed a joint venture, CEA Principal Advisors Group, focused on raising private equity and debt capital and providing M&A and strategic financial advice to early stage and middle market public and private companies. Mr. Moyer served as Managing Director, Office of the Chairman, for CEA Group from 1998 to 2003. Prior to CEA Group, Mr. Moyer was EVP and Partner of Solomon Broadcasting International, L.P. from 1996-1998. From 1981 to 1996, Mr. Moyer held various positions throughout General Electric Company and GE Capital including Senior Vice President of GE Capital Equity Capital Group, Inc. and Senior Vice President/Team Leader of the Merchant Banking/Leveraged Lending Division of GE Capital Corporate Finance Group, Inc., where he specialized in domestic and international media and communications corporate finance and executed senior, mezzanine and equity financing commitments for leveraged buyouts, restructurings, recapitalizations and growth equity investments in the U.S., Canada, Europe, and Latin America. Mr. Moyer received an M.B.A. from Harvard Business School and a B.A. in Economics from Syracuse University. Mr. Moyer is a FINRA registered securities principal and a graduate of the GE Financial Management Program. Mr. Moyer is an experienced leader whose experiences in the financial and debt markets provide our Board of Directors valuable insight.

Joseph F. Nemia. Mr. Nemia has been a member of our Board of Directors since March 2015, and is the chairman of our Audit Committee and a member of our Nominating and Corporate Governance Committee. Mr. Nemia has over 30 years of experience in corporate finance. Mr. Nemia joined TD Bank, N.A. in 2011 as head of their Asset-Based Lending group. Prior to that, Mr. Nemia was at RBS Citizens Financial Group (“RBS”) from 2008-2010, where he served as President of RBS Commercial Finance and managed their asset-based finance business lines. Prior to RBS, Mr. Nemia was at CIT Group Inc. from 2006-2008, where he served as President of CIT Commercial and Industrial. Mr. Nemia was a founding member of GE Capital’s Commercial Finance group, where he served from 1992-2006, and was instrumental in the middle market build out of their asset-based lending segment. Mr. Nemia began his career at The Chase Manhattan Bank, N.A. in 1981 and also worked at The Connecticut Bank and Trust Company, N.A. and The Bank of New York Company, N.A. Mr. Nemia is a trustee of National Jewish Health and Research Center, serves on the board of directors for Junior Achievement in Stamford/Greenwich, Connecticut and is a member of Loyola School’s finance and audit committees. He is also a past chairman of the Commercial Finance Association. Mr. Nemia received an M.B.A. in Finance and a B.B.A. in Accounting from Pace University. Mr. Nemia is an experienced leader whose experiences in the financial and debt markets provide our Board of Directors valuable insight.

Executive Officers Who Are Not Directors

Richard T. Joseph, Chief Financial Officer and Treasurer. Mr. Joseph joined Audax Group in 1999. Prior to joining Audax Group, Mr. Joseph was the Chief Financial Officer of Streamline.com, a publicly traded Internet service company. Mr. Joseph also was CFO of Software Emancipation Technology, Planet Direct Corp., and ESSENSE Systems, and was a Senior Manager at Ernst & Young. Mr. Joseph received a B.S. in Accounting and Management from Boston College School of Management and is a Certified Public Accountant.

Daniel H. Weintraub, Secretary. Mr. Weintraub joined Audax Group in 2006. Prior to joining Audax Group, Mr. Weintraub was an Associate at Ropes & Gray LLP. Prior to Ropes & Gray LLP, Mr. Weintraub served as a law clerk to the Honorable Mark L. Wolf, United States District Judge for the District of Massachusetts. Mr. Weintraub received a J.D. from Boston College Law School and an A.B. from Dartmouth College.

Byron Pavano, Chief Compliance Officer. Mr. Pavano joined Audax Group in 2013. Previously, Mr. Pavano was a Partner at Goodwin Procter, LLP. Prior to Goodwin Procter, Mr. Pavano was also an Associate at both Testa, Hurwitz and Thibeault, LLP and Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP. Prior to Gunderson Dettmer, Mr. Pavano served as a law clerk to the Honorable Anne E. Thompson, United States District Judge for the District of New Jersey. Mr. Pavano received a J.D. from Boston College Law School and a B.A. from Boston College.

Board Leadership Structure

Our Board of Directors monitors and performs an oversight role with respect to our business and affairs, including with respect to our investment practices and performance, compliance with regulatory requirements and the services, expenses and performance of our service providers. Among other things, our Board of Directors approves the appointment of our Adviser and officers, reviews and monitors the services and activities performed by our Adviser and executive officers and approves the engagement, and reviews the performance of, our independent public accounting firm.

Under our bylaws, our Board of Directors may designate a Chairman to preside over the meetings of our Board of Directors and meetings of the stockholders and to perform such other duties as may be assigned to him by the board. We do not have a fixed policy as to whether the Chairman of the Board of Directors should be an independent director and believe that we should maintain the flexibility to select the Chairman and reorganize the leadership structure, from time to time, based on criteria that are in our best interests and our stockholders at such times.

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Presently, Mr. McGonigle serves as the Chairman of our Board of Directors. Mr. McGonigle is an “interested person” as defined in Section 2(a)(19) of the 1940 Act. We believe that Mr. McGonigle’s extensive knowledge of the financial services industry and capital markets in particular qualify him to serve as the Chairman of our Board of Directors. We believe that we are best served through this existing leadership structure, as Mr. McGonigle’s relationship with our Adviser provides an effective bridge and encourages an open dialogue between management and our Board of Directors, ensuring that both groups act with a common purpose.

Our Board of Directors does not currently have a designated lead independent director. We are aware of the potential conflicts that may arise when a non-independent director is Chairman of the Board of Directors, but believe these potential conflicts are offset by our strong corporate governance policies. Our corporate governance policies include regular meetings of the independent directors in executive session without the presence of interested directors and management, the establishment of Audit and Nominating and Corporate Governance Committees comprised solely of independent directors and the appointment of a Chief Compliance Officer, with whom the independent directors meet regularly without the presence of interested directors and other members of management, for administering our compliance policies and procedures.

We recognize that different board leadership structures are appropriate for companies in different situations. We intend to re-examine our corporate governance policies on an ongoing basis to ensure that they continue to meet our needs.

Committees of the Board of Directors

An Audit Committee and a Nominating and Corporate Governance Committee have been established by our Board of Directors. All directors are expected to attend at least 75% of the aggregate number of meetings of our Board of Directors and of the respective committees on which they serve. We require each director to make a diligent effort to attend all Board of Directors and committee meetings as well as each annual meeting of our stockholders.

Audit Committee

The Audit Committee is currently composed of Messrs. Nemia, Moyer and Dowling, all of whom are not considered “interested persons” of our Company, as that term is defined in Section 2(a)(19) of the 1940 Act, and meet the independence requirements of Rule 10A(m)(3) of the Exchange Act. Mr. Nemia serves as Chairman of the Audit Committee. Our Board of Directors has determined that Mr. Nemia is an “audit committee financial expert” as that term is defined under Item 407 of Regulation S-K, as promulgated under the Exchange Act. The Audit Committee operates pursuant to a charter approved by our Board of Directors, which sets forth the responsibilities of the Audit Committee. The Audit Committee’s responsibilities include establishing guidelines and making recommendations to our Board of Directors regarding the valuation of certain of our loans and investments, selecting our independent registered public accounting firm, reviewing with such independent registered public accounting firm the planning, scope and results of their audit of our financial statements, pre-approving the fees for services performed, reviewing with the independent registered public accounting firm the adequacy of internal control systems, reviewing our annual financial statements and periodic filings and receiving our audit reports and financial statements.

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee are Messrs. Nemia, Moyer and Dowling, all of whom are not considered “interested persons” of our Company, as that term is defined in Section 2(a)(19) of the 1940 Act. Mr. Dowling serves as Chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee operates pursuant to a charter approved by our Board of Directors. The Nominating and Corporate Governance Committee is responsible for selecting, researching and nominating qualified nominees to be elected to the Board of Directors by the Company’s stockholders at the annual stockholder meeting, selecting qualified nominees to fill any vacancies on our Board of Directors or a committee thereof (consistent with criteria approved by our Board of Directors), developing and recommending to our Board of Directors a set of corporate governance principles applicable to the Company and overseeing the evaluation of our Board of Directors and our management,

The Nominating and Corporate Governance Committee seeks candidates who possess the background, skills and expertise to make a significant contribution to our Board of Directors, our company and our stockholders. In considering possible candidates for election as a director, the nominating committee takes into account, in addition to such other factors as it deems relevant, the desirability of selecting directors who:

•	are of high character and integrity;
•	are accomplished in their respective fields, with superior credentials and recognition;
•	have relevant expertise and experience upon which to be able to offer advice and guidance to management;
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•	have sufficient time available to devote to our affairs;
•	are able to work with the other members of our Board of Directors and contribute to our success;
•	can represent the long-term interests of our stockholders as a whole; and
•	are selected such that our Board of Directors represents a range of backgrounds and experience.

The Nominating and Corporate Governance Committee has not adopted a formal policy with regard to the consideration of diversity in identifying director nominees. In determining whether to recommend a director nominee, the Nominating and Corporate Governance Committee considers and discusses diversity, among other factors, with a view toward the needs of our Board of Directors as a whole. The Nominating and Corporate Governance Committee generally conceptualizes diversity expansively to include concepts such as race, gender, national origin, differences of viewpoint, professional experience, education, skill and other qualities that contribute to our Board of Directors, when identifying and recommending director nominees. The Nominating and Corporate Governance Committee believes that the inclusion of diversity as one of many factors considered in selecting director nominees is consistent with the Nominating and Corporate Governance Committee’s goal of creating a Board of Directors that best serves our needs and the interests of our stockholders.

Compensation Committee

We do not have a compensation committee because our executive officers do not receive any direct compensation from us.

Indemnification Agreements

We intend to enter into indemnification agreements with our directors. The indemnification agreements are intended to provide our directors the maximum indemnification permitted under Delaware law and the 1940 Act. Each indemnification agreement provides that we will indemnify the director who is a party to the agreement, or an Indemnitee, including the advancement of legal expenses, if, by reason of his or her corporate status, the Indemnitee is, or is threatened to be, made a party to or a witness in any threatened, pending, or completed proceeding, to the maximum extent permitted by Delaware law and the 1940 Act.

Item 6.	Executive Compensation

Compensation of Executive Officers

None of our executive officers will receive direct compensation from us. Any compensation paid for services relating to our financial reporting and compliance functions will be paid by our Administrator, subject to reimbursement by us of an allocable portion of such compensation for services rendered to us. To the extent that the Administrator outsources any of its functions, we will pay the fees associated with such functions on a direct basis without profit to our Administrator.

Compensation of Directors

Our independent directors’ annual fee is $50,000. The independent directors also receive $2,500 plus reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each meeting (whether in person or telephonically).

Item 7.	Certain Relationships and Related Transactions, and Director Independence

We will enter into the Investment Advisory Agreement with our Adviser in which our senior management has ownership and financial interests. Members of our senior management also serve as principals of other investment managers affiliated with our Adviser that manage, and may in the future manage, investment funds, accounts or other investment vehicles with investment objectives similar to ours. Our senior management team holds equity interests in our Adviser.

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In addition, members of our executive management team, members of our Adviser and members of the Investment Committee serve or may serve as officers, directors or principals of entities that operate in the same, or related, line of business as we do or of investment funds, accounts or other investment vehicles managed by our affiliates. These investment funds, accounts or other investment vehicles may have investment objectives similar to our investment objective. For example, affiliates of our Adviser currently manage private funds and managed accounts that are seeking new capital commitments and intend to pursue an investment strategy similar to our strategy. We will compete with entities managed by our Adviser and its affiliates for capital and investment opportunities. As a result, we will not be given the opportunity to participate in certain investments made by investment funds, accounts or other investment vehicles managed by our Adviser or its affiliates or by members of our investment committee. However, in order to fulfill its fiduciary duties to each of its clients, including us, our Adviser intends to allocate investment opportunities in a manner that is fair and equitable over time and is consistent with its allocation policy, investment objectives and strategies, so that we are not disadvantaged in relation to any other client of our Adviser or its affiliates. Allocations among us and other investment funds affiliated with our Adviser will generally be made pro rata based on each account’s capital available for investment. We expect that our available capital for investments will be determined based on the amount of cash on-hand, existing commitments and reserves, if any, and the targeted leverage level and targeted asset mix and diversification requirements and other investment policies and restrictions established by our Adviser or as imposed by applicable laws, rules, regulations or interpretations.

Policies and Procedures for Managing Conflicts

The Adviser and its affiliates have both subjective and objective policies and procedures in place designed to manage the potential conflicts of interest between our Adviser’s fiduciary obligations to us and its similar fiduciary obligations to other clients. For example, such policies and procedures are designed to ensure that investment opportunities are generally allocated on a pro rata basis based on each account’s capital available for investment. An investment opportunity that is suitable for multiple clients of our Adviser and its affiliates may not be capable of being shared among some or all of such clients and affiliates due to the limited scale of the opportunity or other factors, including regulatory restrictions imposed by the 1940 Act. We can offer no assurance that the efforts of our Adviser and its affiliates to allocate any particular investment opportunity fairly among all clients for whom such opportunity is appropriate will result in an allocation of all or part of such opportunity to us. Our investors should not expect all conflicts of interest to be resolved in our favor.

Co-Investment Opportunities

The principals of our Adviser have managed and expect to continue to manage investment vehicles with similar or overlapping investment strategies. In order to address these issues, our Adviser adopted an investment allocation policy that addresses the co-investment restrictions set forth under the 1940 Act and seeks to ensure the equitable allocation of investment opportunities when we are able to co-invest with other accounts managed by affiliated of our Adviser. Our affiliates plan to submit an exemptive relief application to the SEC, which by its terms would automatically apply to us upon its approval, that would allow negotiated co-investments if our Adviser determines that it would be advantageous for us to co-invest with other funds managed by the Adviser or its affiliated advisers in a manner consistent with our investment objective, positions, policies, strategies and restrictions as well as regulatory requirements and other pertinent factors. If the exemptive relief is granted, and there can be no assurance that it will be, the Adviser and its affiliates intend to make co-investment allocations in a manner consistent with the investment allocation policy. Under this allocation policy, a fixed percentage of each opportunity, which may vary based on asset class and from time to time, will be offered to us and similar eligible investment funds, accounts or other investment vehicles, as periodically determined by the Adviser and its affiliates. The allocation policy further provides that allocations among us and other accounts will generally be made pro rata based on each account’s capital available for investment, as determined, in our case, by the Adviser. It is the Adviser’s policy to base its determinations as to the amount of capital available for investment on such factors as: (1) the amount of cash on-hand, existing commitments and reserves, if any, (2) targeted leverage level, (3) targeted asset mix and diversification requirements and (4) other investment policies and restrictions set by the Adviser or imposed by applicable laws, rules, regulations or interpretations. We expect that these determinations will be made similarly for other accounts. In situations where co-investment with other entities managed by our Adviser and its affiliates is not permitted or appropriate, such as when there is an opportunity to invest in different securities of the same issuer, our Adviser will need to decide whether we or such other entity or entities will proceed with the investment. The Adviser intends to make these determinations based on its policies and procedures, which generally require that such opportunities be offered to eligible accounts on an alternating basis that will be fair and equitable over time.

Material Nonpublic Information

Our senior management, members of our Adviser’s Investment Committee and other investment professionals from our Adviser may serve as directors of, or in a similar capacity with, companies in which we invest or in which we are considering making an investment. Through these and other relationships with a portfolio company, these individuals may obtain material non-public information that might restrict our ability to buy or sell the securities of such company under the policies of the company or applicable law.

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Investment Advisory Agreement

We will enter into the Investment Advisory Agreement with our Adviser and will pay it a management fee as well as an Incentive Fee, in part, based on performance. The Incentive Fee will be computed and paid on income that we may not have yet received in cash. This fee structure may create an incentive for our Adviser to invest in certain types of securities that may have a high degree of risk. We will rely on investment professionals from our Adviser to value our portfolio investments. Our Adviser’s management fee and Incentive Fee will be based on the value of our investments, and there may be a conflict of interest when personnel of our Adviser determine periodic fair values for our portfolio investments.

We will enter into the Administration Agreement with our Administrator and will reimburse it for the allocable portion of overhead and other expenses incurred by our Administrator in performing its obligations under the Administration Agreement, including our allocable portion of the costs of compensation and related expenses of our chief compliance officer, chief financial officer and their respective staffs. Our Adviser is a wholly-owned subsidiary of our Administrator.

License Agreement

We intend to enter into a license agreement with an affiliate of the Adviser under which such affiliate will agree to grant us a non-exclusive, royalty-free license to use the name “Audax” for specified purposes in our business. Under this agreement, we will have a right to use the “Audax” name, subject to certain conditions, for so long as our Adviser or one of its affiliates remains our investment adviser. Other than with respect to this limited license, we will have no legal right to the “Audax” name.

Appraisal and Compensation

In connection with any transaction involving a merger, conversion or consolidation, either directly or indirectly, involving us and the issuance of securities of a surviving entity after the successful completion of such transaction, or “roll-up,” we will obtain an appraisal of all our assets from one or more competent independent appraisers. This appraisal will be filed as an exhibit to the registration statement registering the roll-up transaction. Such appraisal will be based on all relevant information and will indicate the value of our assets as of a date just prior to the announcement of the proposed roll-up. The engagement of such independent appraiser will provide that the appraisal is being obtained for the exclusive benefit of our stockholders. We will include a summary of such appraisal in a report to our stockholders in connection with the proposed roll-up. Each stockholder will be afforded the opportunity to vote to approve such proposed roll-up and will be permitted to receive cash in an amount equal to his, her or its pro rata share of the appraised value of our net assets.

Restrictions on Transactions with Our Adviser

We will not purchase or lease assets in which our Adviser or its affiliates have an interest unless (1) we disclose the terms of the transaction to our stockholders, the terms are fair to us and at a price paid does not exceed the lesser of cost or fair market value, as determined by an independent expert, or (2) such purchase or lease of assets is consistent with the 1940 Act or an exemptive order under the 1940 Act issued to our Adviser by the SEC. Our Adviser will not acquire assets from us unless such acquisition is approved by our stockholders. We will not make any loans or other financing to our Adviser. Our Adviser is prohibited from commingling our funds with the funds of any other entity or person for which it provides investment advisory or other services. We are permitted to invest in general partnerships and joint ventures with affiliates of our Adviser and non-affiliates so long as such investment meets certain conditions.

Item 8.	Legal Proceedings

Neither we nor our Adviser or Administrator is currently subject to any material legal proceedings, nor, to our knowledge, is any material legal proceeding threatened against us, or against our Adviser or Administrator.

From time to time, we, our Adviser or Administrator may be a party to certain legal proceedings in the ordinary course of business, including proceedings relating to the enforcement of our rights under contracts with our portfolio companies. While the outcome of these legal proceedings cannot be predicted with certainty, we do not expect that these proceedings will have a material effect upon our financial condition or results of operations.

From time to time we are involved in various legal proceedings, lawsuits and claims incidental to the conduct of our business. Our businesses are also subject to extensive regulation, which may result in regulatory proceedings against us.

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Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Information

Until the completion of an IPO, our outstanding Common Stock will be offered and sold in transactions exempt from registration under the Securities Act under Section 4(a)(2) and Regulation D. See “Item 10. Recent Sales of Unregistered Securities” for more information. There is no public market for our Common Stock currently, nor can we give any assurance that one will develop.

Because Shares are being acquired by investors in one or more transactions “not involving a public offering,” they are “restricted securities” and may be required to be held indefinitely. Our Shares may not be sold, transferred, assigned, pledged or otherwise disposed of unless (i) our consent is granted, and (ii) the Shares are registered under applicable securities laws or specifically exempted from registration (in which case the stockholder may, at our option, be required to provide us with a legal opinion, in form and substance satisfactory to us, that registration is not required). Accordingly, an investor must be willing to bear the economic risk of investment in the Shares until we are liquidated. No sale, transfer, assignment, pledge or other disposition, whether voluntary or involuntary, of the Shares may be made except by registration of the transfer on our books. Each transferee will be required to execute an instrument agreeing to be bound by these restrictions and the other restrictions imposed on the Shares and to execute such other instruments or certifications as are reasonably required by us.

Holders

Please see “Item 4. Security Ownership of Certain Beneficial Owners and Management” for disclosure regarding the holders of our Common Stock.

Distribution Policy

We intend to make quarterly distributions to our stockholders, beginning after the first full quarter following the effectiveness of this Registration Statement. We also intend to elect to be taxed as a RIC under Subchapter M of the Code. To obtain and maintain our RIC tax status, we would have to distribute at least 90% of our investment company taxable income (as defined by the Code, which generally includes net ordinary income and net short-term taxable gains) to our stockholders in respect of each taxable year, as well as satisfy other applicable requirements under the Code. In addition, we generally will be subject to a nondeductible U.S. federal excise tax equal to 4% of the amount by which our distributions for a calendar year are less than the sum of:

•	98% of our net ordinary income, taking into account certain deferrals and elections, recognized during a calendar year;

•	98.2% of our capital gain net income, adjusted for certain ordinary gains and losses, recognized for the one-year period ending on October 31 of such calendar year; and

•	100% of any undistributed amount by operation of such rule related to a prior calendar year.

For these purposes, we will be deemed to have distributed any net ordinary taxable income or capital gain net income on which we have paid U.S. federal income tax. Depending on the level of taxable income earned in a calendar year, we may choose to carry forward taxable income for distribution in the following calendar year, and pay any applicable U.S. federal excise tax. We cannot assure you that we will achieve results that will permit the payment of any dividends. See “Item 1A. Risk Factors – Risks Related to Election to be Regulated as a BDC and Taxed as a RIC – “We will be subject to corporate-level income tax if we are unable to qualify as a RIC under Subchapter M of the Code or to satisfy the RIC distribution requirements.”

We also intend to distribute net capital gains (that is, net long-term capital gains in excess of net short-term capital losses), if any, at least annually out of the assets legally available for such distributions. However, we may decide in the future to retain such net capital gains for investment and elect to treat such gains as deemed distributions to you. If this happens, you will be treated for U.S. federal income tax purposes as if you had received an actual distribution of the net capital gains that we retain and you reinvested the net after-tax proceeds in us. In this situation, you would be eligible to claim a tax credit (or, in certain circumstances, a tax refund) equal to your allocable share of the tax we paid on the capital gains deemed distributed to you. We cannot assure you that we will achieve results that will permit us to pay any cash distributions and we will be prohibited from making distributions if doing so would cause us to fail to maintain the asset coverage ratios stipulated by the 1940 Act.

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Dividend Reinvestment Plan

We have adopted an “opt-out” dividend reinvestment plan that provides for the reinvestment of dividends and other distributions on behalf of our stockholders unless a stockholder elects to receive cash as provided below. As a result, if the Board of Directors authorizes, and we declare, a cash distribution, our stockholders who have not opted out of our dividend reinvestment plan will have their cash distributions automatically reinvested in our Shares.

No action would be required on the part of a registered stockholder to have his or her cash distribution reinvested in our Shares. A registered stockholder may elect to receive an entire distribution in cash by notifying the plan administrator and our transfer agent and registrar in writing so that such notice is received by the plan administrator no later than the record date for distributions to stockholders. The plan administrator will set up an account for each stockholder to acquire Shares in non-certificated form through the plan if such stockholders have not elected to receive their distributions in cash. Those stockholders who hold Shares through a broker or other financial intermediary may receive distributions in cash by notifying their broker or other financial intermediary of their election.

We would use primarily newly issued Shares to implement the dividend reinvestment plan, with such Shares to be issued at net asset value. The number of Shares to be issued to a stockholder is determined by dividing the total dollar amount of the distribution payable to such stockholder by the then net asset value per-share on the valuation date for such distribution. The number of shares to be outstanding after giving effect to payment of a distribution cannot be established until the value per share at which additional Shares will be issued has been determined and the elections of our stockholders have been tabulated.

There will be no brokerage or other charges to stockholders who participate in the plan. The dividend reinvestment plan administrator’s fees under the plan will be paid by us. Following an IPO, if a participant elects to sell part or all of his, her or its Shares held by the plan administrator and have the proceeds remitted to the participant, such request must first be submitted to the participant’s broker, who will coordinate with the plan administrator and is authorized to deduct a per-share brokerage commission from the sale proceeds.

Stockholders who receive distributions in the form of Shares are generally subject to the same U.S. federal, state and local tax consequences as are stockholders who elect to receive their distributions in cash. However, since a participating stockholder’s cash dividends would be reinvested in Shares, such stockholder will not receive cash with which to pay applicable taxes on reinvested dividends. A stockholder’s basis for determining gain or loss upon the sale of Shares received in a distribution from us will generally be equal to the cash that would have been received if the stockholder had received the distribution in cash, unless we issue new Shares at or above net asset value, in which case the stockholder’s basis in the new Shares will generally be equal to its fair market value. Any Shares received in a distribution will have a new holding period for tax purposes commencing on the day following the day on which such Shares are credited to the U.S. holder’s account.

The dividend reinvestment plan will be terminable by us upon notice in writing mailed to each participant at least 30 days prior to any record date for the payment of any distribution by us.

Item 10.	Recent Sales of Unregistered Securities

In conjunction with our formation, Audax Group purchased 100 shares of our Common Stock at a purchase price of $10 per share. The Shares were sold in reliance upon the available exemptions from registration requirements of Section 4(2) of the Securities Act.

Item 11.	Description of Registrant’s Securities to be Registered

The following description is based on relevant portions of the DGCL and on our certificate of incorporation and bylaws. This summary is not necessarily complete, and we refer you to the DGCL and our certificate of incorporation and bylaws for a more detailed description of the provisions summarized below.

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General

Our authorized stock consists of 100,000,000 shares of stock, par value $.001 per share, all of which are designated as common stock. There are no outstanding options or warrants to purchase our stock. No Common Stock has been authorized for issuance under any equity compensation plans. Under Delaware law, our stockholders generally are not personally liable for our debts or obligations.

The following are our outstanding classes of securities as of June 11, 2015:

(1) Title of Class	(2) Amount Authorized	(3) Amount Held by Us or for Our Account	(4) Amount Outstanding Exclusive of Amounts Shown Under (3)
Common Stock	100,000,000	—	100

Under our certificate of incorporation, our Board of Directors is authorized to classify and reclassify any unissued shares of stock into other classes or series of stock without obtaining stockholder approval.

Common Stock

All shares of our Common Stock have equal rights as to earnings, assets, dividends and other distributions and voting and, when they are issued, will be duly authorized, validly issued, fully paid and nonassessable. Distributions may be paid to the holders of our Common Stock if, as and when authorized by our board of directors and declared by us out of legally available funds. Shares of our Common Stock have no preemptive, exchange, conversion or redemption rights and are freely transferable, except when their transfer is restricted by federal and state securities laws or by contract. In the event of our liquidation, dissolution or winding up, each share of our Common Stock would be entitled to share ratably in all of our assets that are legally available for distribution after we pay all debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time. Each share of our Common Stock is entitled to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of our Common Stock will possess exclusive voting power. There is no cumulative voting in the election of directors, which means that holders of a majority of the outstanding shares of Common Stock can elect all of our directors, and holders of less than a majority of such shares will not be able to elect any directors. In the event that any investor in our Shares is subject to Section 12(d) of the 1940 Act, such investor will either (1) seek instructions from its security holders with regard to the voting of all proxies with respect to any shareholder vote and will vote such proxies in accordance with such instructions of its security holders or (2) vote the Shares held by such investor in the same proportion as the vote of all other holders of the Common Stock.

Provisions of the DGCL and Our Certificate of Incorporation and Bylaws

Limitation on Liability of Directors and Officers; Indemnification and Advance of Expenses

The indemnification of our officers and directors is governed by Section 145 of the DGCL, and our certificate of incorporation and bylaws. Subsection (a) of DGCL Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if (1) such person acted in good faith, (2) in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and (3) with respect to any criminal action or proceeding, such person had no reasonable cause to believe the person’s conduct was unlawful.

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Subsection (b) of DGCL Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation, and except that no indemnification may be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper.

DGCL Section 145 further provides that to the extent that a present or former director or officer is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person will be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with such action, suit or proceeding. In all cases in which indemnification is permitted under subsections (a) and (b) of Section 145 (unless ordered by a court), it will be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the applicable standard of conduct has been met by the party to be indemnified. Such determination must be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (4) by the stockholders. The statute authorizes the corporation to pay expenses incurred by an officer or director in advance of the final disposition of a proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the corporation as authorized. DGCL Section 145 also provides that indemnification and advancement of expenses permitted under such Section are not to be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. DGCL Section 145 also authorizes the corporation to purchase and maintain liability insurance on behalf of its directors, officers, employees and agents regardless of whether the corporation would have the statutory power to indemnify such persons against the liabilities insured.

Our certificate of incorporation provides that our directors will not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the current DGCL or as the DGCL may hereafter be amended. DGCL Section 102(b)(7) provides that the personal liability of a director to a corporation or its stockholders for breach of fiduciary duty as a director may be eliminated except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL, relating to unlawful payment of dividends or unlawful stock purchases or redemption of stock or (4) for any transaction from which the director derives an improper personal benefit.

Our bylaws provide for the indemnification of any person to the fullest extent permitted, and in the manner provided, by the current DGCL or as the DGCL may hereafter be amended. In addition, we will enter into indemnification agreements with each of our directors and officers in order to effect the foregoing except to the extent that such indemnification would exceed the limitations on indemnification under Section 17(h) of the 1940 Act.

Election of Directors

Our certificate of incorporation and bylaws provide that the election of a director by stockholders requires the affirmative vote of the holders of a majority of the votes cast by stockholders present in person or by proxy at an annual or special meeting of stockholders duly called for such purpose and entitled to vote thereat. Under our certificate of incorporation, our Board of Directors may amend the bylaws to alter the vote required to elect directors.

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Number of Directors; Vacancies

Our certificate of incorporation provides that the number of directors will be set only by the Board of Directors in accordance with our bylaws. Our bylaws provide that a majority of our entire Board of Directors may at any time increase or decrease the number of directors. However, unless our bylaws are amended, the number of directors may never be less than four (4) nor more than ten (10). Under the DGCL, directors may be removed with or without cause by the holders of a majority of the shares then entitled to vote at an election of directors. However, under our certificate of incorporation and bylaws, any vacancy on the Board of Directors, whether resulting from an enlargement of the Board of Directors or stockholder vote, may be filled only by an affirmative vote of a majority of the remaining directors then in office. The limitations on the ability of our stockholders to fill vacancies on the Board of Directors could make it more difficult for a third-party to acquire, or discourage a third-party from seeking to acquire, control of us.

Action by Stockholders

Under our certificate of incorporation, stockholder action can be taken only at an annual or special meeting of stockholders or by unanimous written consent in lieu of a meeting. This may have the effect of delaying consideration of a stockholder proposal until the next annual meeting.

Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to the Board of Directors and the proposal of business to be considered by stockholders may be made only (1) by or at the direction of the Board of Directors, (2) pursuant to a notice of meeting or (3) by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. Nominations of persons for election to the Board of Directors at a special meeting may be made only (1) by or at the direction of the Board of Directors or (2) so long as the Board of Directors has determined that directors will be elected at such special meeting, by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.

The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our Board of Directors a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our Board of Directors, to inform stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders. Although our bylaws do not give our Board of Directors any power to disapprove stockholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders.

Stockholder Meetings

Our bylaws provide that any action required or permitted to be taken by stockholders at an annual meeting or special meeting of stockholders may only be taken if it is properly brought before such meeting and our certificate of incorporation provides that, in lieu of such a meeting, any such action may be taken by the unanimous written consent of our stockholders. Our certificate of incorporation and bylaws also provide that, except as otherwise required by law, special meetings of the stockholders can only be called by the Chairman of the Board of Directors, our Chief Executive Officer or the Board of Directors. In addition, our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of candidates for election to the Board of Directors. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board of Directors, or by a stockholder of record on the record date for the meeting who is entitled to vote at the meeting and who has delivered to the Secretary of the Company timely written notice in proper form of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying stockholder actions that are favored by the holders of a majority of our outstanding voting securities until the next stockholder meeting.

Calling of Special Meetings of Stockholders

Our certificate of incorporation and bylaws provide that special meetings of stockholders may only be called by the Chairman of the Board of Directors, our Chief Executive Officer or the Board of Directors.

58

Conflict with 1940 Act

Our bylaws provide that, if and to the extent that any provision of the DGCL or any provision of our certificate of incorporation or bylaws conflicts with any provision of the 1940 Act, the applicable provision of the 1940 Act will control.

Item 12.      Indemnification of Directors and Officers

See “Item 11. Description of Registrant’s Securities to be Registered – Limitation on Liability of Directors and Officers; Indemnification and Advance of Expenses.”

Item 13.      Financial Statements and Supplementary Data

We set forth below a list of our audited and unaudited financial statements included in this Registration Statement.

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

There are not and have not been any disagreements between us and our accountant on any matter of accounting principles, practices, or financial statement disclosure.

Item 15.	Financial Statements and Exhibits

(a) List separately all financial statements filed

The financial statements attached to this Registration Statement are listed under “Item 13. Financial Statements and Supplementary Data.”

59

(b) Exhibits

Exhibit Index

3.1*	Amended and Restated Certificate of Incorporation

3.2*	Form of Bylaws

4.1*	Form of Subscription Agreement

10.1*	Form of Advisory Agreement

10.2*	Form of Administration Agreement

10.3*	Form of License Agreement

10.4*	Form of Indemnification Agreement

14.1*	Code of Business Conduct

23.1	Consent of Independent Registered Public Accounting Firm

99.1*	Code of Ethics

* Previously filed.

60

SIGNATURES

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Audax Credit BDC Inc.

By:	/s/ Byron Pavano
Byron Pavano
Chief Compliance Officer

Date: June 12, 2015

61

F-1

Audax Credit BDC Inc.

Unaudited Statement of Assets, Liabilities and Owner’s Equity (Deficit)

March 31, 2015

(Expressed in U.S. Dollars)

Assets
Cash and cash equivalents	$1,000
Total assets	$1,000

Liabilities
Accrued expenses and other liabilities	327,519
Total liabilities	327,519

Owner's equity (deficit)	(326,519)

Total liabilities and owner's equity (deficit)	$1,000

The accompanying notes are an integral part of these financial statements.

F-2

Audax Credit BDC Inc.

Unaudited Statement of Operations

For the period from January 29, 2015 (Date of Inception) to March 31, 2015

(Expressed in U.S. Dollars)

Investment income
Interest income	$-
Total income	-

Expenses
Organizational costs	286,640
Professional fees	35,000
Other expenses	5,879
Total expenses	327,519

Net investment income / (loss)	(327,519)

Net decrease in owner's equity (deficit) resulting from operations	$(327,519)

The accompanying notes are an integral part of these financial statements.

F-3

Audax Credit BDC Inc.

Unaudited Statement of Changes in Owner’s Equity (Deficit)

For the period from January 29, 2015 (Date of Inception) to March 31, 2015

(Expressed in U.S. Dollars)

Balance, January 29, 2015	$-

Equity contributions	1,000

Net decrease in owner's equity (deficit) resulting from operations	(327,519)

Balance, March 31, 2015	$(326,519)

The accompanying notes are an integral part of these financial statements.

F-4

Audax Credit BDC Inc.

Unaudited Statement of Cash Flows

For the period from January 29, 2015 (Date of Inception) to March 31, 2015

(Expressed in U.S. Dollars)

Cash flows from operating activities:
Net decrease in owner's equity (deficit) resulting from operations	$(327,519)
Adjustments to reconcile net decrease in owner's equity (deficit) resulting from operations to net cash provided by operating activities:
Increase in accrued expenses and other liabilities	327,519
Net cash provided by operating activities	-

Cash flows from financing activities:
Equity Contributions	1,000
Net cash provided by financing activities	1,000

Net increase in cash and cash equivalents	1,000

Cash and cash equivalents
Cash and cash equivalents, beginning of the period	-

Cash and cash equivalents, end of the period	$1,000

The accompanying notes are an integral part of these financial statements.

F-5

Audax Credit BDC Inc.

Unaudited Notes to Financial Statements

March 31, 2015

1.	Organization

Audax Credit BDC Inc. (“Audax” or the “Company”) is a Delaware corporation which was formed on January 29, 2015. Audax Management Company (NY), LLC (the “Adviser”) is the investment adviser of the Company. The Adviser is registered as an investment adviser with the U.S. Securities and Exchange Commission (the “SEC”) under the Investment Advisers Act of 1940. On April 17, 2015, the Company filed to register as a closed-end investment company and filed an election to be regulated as a Business Development Company (“BDC”) under the Investment Company Act of 1940. During the period between January 29, 2015 (date of inception) and March 31, 2015, the Advisor contributed $1,000 of capital to the Company. In exchange for this contribution, the Advisor will receive shares of Common Stock of the Company.

The Company was formed for the purpose of investing primarily in the debt of leveraged, non-investment grade middle market companies, with the principal objective of generating income and capital appreciation. The Company’s investment strategy is to invest primarily in first lien senior secured loans and selectively in second lien loans to middle market companies.

The Fund is an investment company and accordingly follows the investment company accounting and reporting guidance of the Financial Accounting Standard Board (FASB) Accounting Standard Codification (“ASC”) Topic 946 Financial Services – Investment Companies.

2.	Significant Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The following is a summary of significant accounting policies of the Company.

Cash and Cash Equivalents

Cash and cash equivalents, including money market mutual funds, are stated at fair value. The Company considers all highly liquid investments purchased with maturities of three months or less and money market mutual funds to be cash equivalents. No cash equivalent balances were held at March 31, 2015. The cash is not subject to any restrictions for withdrawal.

Organization Costs

Organizational costs incurred since inception through March 31, 2015, for legal expenses associated with the establishment of the Company, totaled $286,640 and are shown in the accompanying consolidated statement of operations.

Expenses

The Company is responsible for investment expenses, legal expenses, auditing fees and other expenses related to the Company’s operations. Such fees and expenses, including expenses incurred by the Advisor may be reimbursed by the Company.

F-6

Audax Credit BDC Inc.
Unaudited Notes to Financial Statements (continued)
March 31, 2015

3.	Federal Income Taxes

The Company has filed to be regulated as a BDC under the Investment Company Act of 1940, as amended. We intend to be treated as a Regulated Investment Company (“RIC”) under Subchapter M of the Internal Revenue Code. As a RIC, we generally will not have to pay corporate-level U.S. federal income taxes on any ordinary income or capital gains that we timely distribute to our stockholders as dividends. The Company evaluated tax positions it has taken, expects to take or that are otherwise relevant to the Company for purposes of determining whether any relevant tax positions would “more-likely-than-not” be sustained by the applicable tax authority. The Company has analyzed such tax positions and has concluded that no unrecognized tax benefits should be recorded for uncertain tax positions for tax years that may be open. The Company is not aware of any tax positions for which it is reasonably possible that the total amounts of unrecognized tax benefits will change materially in the next twelve months. The Company records tax positions that are not deemed to meet a more-likely-than-not threshold as tax expenses as well as any applicable penalties or interest associated with such positions. During the period from January 29, 2015 (Date of Inception) to March 31, 2015 there were no tax expenses and no interest and penalties were incurred.

4.	Indemnification

In the normal course of business, the Company may enter into certain contracts that provide a variety of indemnities. The Company’s maximum exposure under these indemnities is unknown. The Company does not consider it necessary to record a liability in this regard.

5.	Related Party Transactions

The Company will enter an Investment Advisory Agreement with the Adviser for management services. The advisory services fee will consist of a management fee and an incentive fee. For the period from January 29, 2015 (Date of Inception) to March 31, 2015, no management fees or incentive fees were accrued or paid, as the Company has not yet commenced operations.

6.	Subsequent Events

Management of the Company has evaluated the need for disclosures and/or adjustments resulting from subsequent events through June 4, 2015. Management has determined that there are no events that would require adjustment to or disclosure in the Company’s financial statements and related notes through June 4, 2015.

F-7

Ernst & Young LLP 200 Clarendon Street Boston, MA 02116	Tel: +1 617 266 2000 Fax: +1 617 266 5843 ey.com

Report of Independent Registered Public Accounting Firm

To the Board of Directors of

Audax Credit BDC Inc.

We have audited the accompanying statement of assets liabilities and owner’s equity (deficit) of Audax Credit BDC Inc. (the “Company”), as of February 17, 2015, and the related statements of operations, cash flows and changes in owner’s equity (deficit) for the period from January 29, 2015 (date of inception) through February 17, 2015. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Audax Credit BDC Inc. at February 17, 2015, the results of its operations, its cash flows, and the changes in its owner’s equity (deficit) for the period from January 29, 2015 (date of inception) through February 17, 2015 in conformity with U.S. generally accepted accounting principles.

March 13, 2015

F-8

Audax Credit BDC Inc.
Statement of Assets, Liabilities and Owner’s Equity (Deficit)
February 17, 2015
(Expressed in U.S. Dollars)

Assets
Cash and cash equivalents	$1,000
Total assets	$1,000

Liabilities
Accrued expenses and other liabilities	255,685
Total liabilities	255,685

Owner’s equity (deficit)	(254,685)

Total liabilities and owner's equity (deficit)	$1,000

 The accompanying notes are an integral part of these financial statements.

F-9

Audax Credit BDC Inc.
Statement of Operations
For the period from January 29, 2015 (Date of Inception) to February 17, 2015
(Expressed in U.S. Dollars)

Investment income
Interest income	$-
Total income	-

Expenses
Organizational costs	225,685
Professional fees	30,000
Total expenses	255,685

Net investment income/(loss)	(255,685)

Net decrease in owner's equity (deficit) resulting from operations	$(255,685)

 The accompanying notes are an integral part of these financial statements.

F-10

Audax Credit BDC Inc.
Statement of Changes in Owner’s Equity (Deficit)
For the period from January 29, 2015 (Date of Inception) to February 17, 2015
(Expressed in U.S. Dollars)

Balance, January 29, 2015	$-

Equity contributions	1,000

Net decrease in owner's equity (deficit) resulting from operations	(255,685)

Balance, February 17, 2015	$(254,685)

The accompanying notes are an integral part of these financial statements.

F-11

Audax Credit BDC Inc.
Statement of Cash Flows
For the period from January 29, 2015 (Date of Inception) to February 17, 2015
(Expressed in U.S. Dollars)

Cash flows from operating activities:
Net decrease in owner's equity (deficit) resulting from operations	$(255,685)
Adjustments to reconcile net decrease in owner's equity (deficit) resulting from operations to net cash provided by operating activities:
Increase in accrued expenses and other liabilities	255,685
Net cash provided by operating activities	-

Cash flows from financing activities:
Equity Contributions	1,000
Net cash provided by financing activities	1,000

Net increase in cash and cash equivalents	1,000

Cash and cash equivalents
Cash and cash equivalents, beginning of the period	-
Cash and cash equivalents, end of the period	$1,000

 The accompanying notes are an integral part of these financial statements.

F-12

Audax Credit BDC Inc.
Notes to Financial Statements
February 17, 2015

1.            Organization

Audax Credit BDC Inc. (“Audax” or the “Company”) is a Delaware corporation which was formed on January 29, 2015. Audax Management Company (NY), LLC (the “Adviser”) is the investment adviser of the Company. The Adviser is registered as an investment adviser with the U.S. Securities and Exchange Commission (the “SEC”) under the Investment Advisers Act of 1940. The Company intends to register as a closed-end investment company that has filed an election to be regulated as a Business Development Company (“BDC”) under the Investment Company Act of 1940. During the period between January 29, 2015 (date of inception) and February 17, 2015, the Advisor contributed $1,000 of capital to the Company. In exchange for this contribution, the Advisor will receive shares of Common Stock of the Company.

The Company was formed for the purpose of investing primarily in the debt of leveraged, non-investment grade middle market companies, with the principal objective of generating income and capital appreciation. The Company’s investment strategy is to invest primarily in first lien senior secured loans and selectively in second lien loans to middle market.

The Fund is an investment company and accordingly follows the investment company accounting and reporting guidance of the Financial Accounting Standard Board (FASB) Accounting Standard Codification (“ASC”) Topic 946 Financial Services – Investment Companies.

2.            Significant Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The following is a summary of significant accounting policies of the Company.

Cash and Cash Equivalents

Cash and cash equivalents, including money market mutual funds, are stated at fair value. The Company considers all highly liquid investments purchased with maturities of three months or less and money market mutual funds to be cash equivalents. No cash equivalent balances were held at February 17, 2015. The cash is not subject to any restrictions for withdrawal.

Organization Costs

Organizational costs incurred since inception through February 17, 2015, for legal expenses associated with the establishment of the Company, totaled $225,685 and are shown in the accompanying consolidated statement of operations.

Expenses

The Company is responsible for investment expenses, legal expenses, auditing fees and other expenses related to the Company’s operations. Such fees and expenses, including expenses incurred by the Advisor may be reimbursed by the Company.

F-13

Audax Credit BDC Inc.
Notes to Financial Statements (continued)
February 17, 2015

3.            Federal Income Taxes

The Company intends to elect to be regulated as a BDC under the Investment Company Act of 1940, as amended. We intend to elect to be treated as a Regulated Investment Company (“RIC”) under Subchapter M of the Internal Revenue Code. As a RIC, we generally will not have to pay corporate-level U.S. federal income taxes on any ordinary income or capital gains that we timely distribute to our stockholders as dividends. The Company evaluated tax positions it has taken, expects to take or that are otherwise relevant to the Company for purposes of determining whether any relevant tax positions would “more-likely-than-not” be sustained by the applicable tax authority. The Company has analyzed such tax positions and has concluded that no unrecognized tax benefits should be recorded for uncertain tax positions for tax years that may be open. The Company is not aware of any tax positions for which it is reasonably possible that the total amounts of unrecognized tax benefits will change materially in the next twelve months. The Company records tax positions that are not deemed to meet a more-likely-than-not threshold as tax expenses as well as any applicable penalties or interest associated with such positions. During the period from January 29, 2015 (Date of Inception) to February 17, 2015 there were no tax expenses and no interest and penalties were incurred.

4.           Indemnification

In the normal course of business, the Company may enter into certain contracts that provide a variety of indemnities. The Company’s maximum exposure under these indemnities is unknown. The Company does not consider it necessary to record a liability in this regard.

5.           Related Party Transactions

The Company will enter an Investment Advisory Agreement with the Adviser for management services. The advisory services fee will consist of a management fee and an incentive fee. For the period from January 29, 2015 (Date of Inception) to February 17, 2015, no management fees or incentive fees were accrued or paid, as the Company has not yet commenced operations.

6.          Subsequent Events

Management of the Company has evaluated the need for disclosures and/or adjustments resulting from subsequent events through the date the financial statements of the Company were issued. Management has determined that there are no events that would require adjustment to or disclosure in the Company’s financial statements and related notes through this date.

F-14